                          LITIGATION SETTLEMENT OFFER

                                  (AIMCO LOGO)

                             AIMCO PROPERTIES, L.P.
        is offering to purchase any and all limited partnership units in

                       CONSOLIDATED CAPITAL PROPERTIES IV
                          FOR $181.82 PER UNIT IN CASH

    This Litigation Settlement Offer is our second offer being made as part of a COURT APPROVED SETTLEMENT of class and derivative litigation brought on behalf of limited partners in your partnership and others. FINAL COURT APPROVAL OF THE SETTLEMENT HAS BEEN OBTAINED. On August 12, 2003, an objector filed an appeal of the court's order approving the settlement and is seeking to reverse or vacate the Court's order and the judgment entered thereto. Although we reserve our right to terminate or amend our offer if final court approval of the settlement is reversed or vacated, we have nevertheless elected to proceed with this offer under the terms of the settlement. Under the terms of the settlement, the Court appointed American Appraisal Associates, Inc., as an independent appraiser, to appraise your partnership's properties and we agreed to provide an executive summary of the appraiser's report for each property owned by your partnership, attached as Annex II. A complete copy of the appraiser's report will be provided to you free of charge upon request. THE SETTLEMENT ALSO INCLUDES THE CREATION OF A $9.9 MILLION SETTLEMENT FUND FOR MEMBERS OF THE SETTLEMENT CLASS. AFTER DEDUCTING ATTORNEYS' FEES AND OTHER SETTLEMENT COSTS (INCLUDING A PORTION OF THE COSTS OF THE APPRAISALS AND CERTAIN COSTS OF ADMINISTRATION OF THE SETTLEMENT
FUND), WE ALLOCATED THE REMAINING AMOUNT IN THE SETTLEMENT FUND AMONG THE 44 REMAINING PARTNERSHIPS INVOLVED IN THE SETTLEMENT, AS PROVIDED FOR UNDER THE TERMS OF THE SETTLEMENT, PRO RATA BASED ON PARTNERSHIP REVENUE FOR THE YEAR ENDED DECEMBER 31, 2002 ALLOCABLE TO UNITS HELD BY THE MEMBERS OF THE SETTLEMENT CLASS. YOUR PRO RATA SHARE OF THE SETTLEMENT FUND IS $3.30 PER UNIT, WHICH IS INCLUDED IN OUR OFFER PRICE ABOVE FOR THOSE WHO TENDER.

    Upon the terms and subject to the conditions set forth herein, we will accept any and all units validly tendered in response to our offer.

    You will not pay any partnership transfer fees if you tender your units pursuant to this offer. You will pay any other fees or costs, including any transfer taxes.

    Our offer price will be reduced for any distributions subsequently made or declared by your partnership prior to the expiration of our offer.

    Our offer and your withdrawal rights will expire at midnight, New York City time, on December 8, 2004, unless we extend the deadline.

    Neither the court nor counsel for the parties in the class and derivative litigation make any recommendation regarding whether you should accept this Litigation Settlement Offer. You are encouraged to carefully review this Litigation Settlement Offer, the executive summary of the independent appraiser's report (attached as Annex II) and any other information available to you and to seek advice from your independent lawyer, tax advisor and/or financial advisor with respect to your particular circumstances before deciding whether or not to accept this Litigation Settlement Offer.

     SEE "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS LITIGATION SETTLEMENT OFFER FOR A DESCRIPTION OF RISK FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

    - If you want to tender your units in the offer, you must sign a letter of transmittal in which you release us from all liability with respect to claims that were brought or that could have been brought in the class and derivative litigation, and assign to us your rights in any future claims. If you requested exclusion from the settlement but tender your units, by signing the letter of transmittal, you will release us from any claims that you would otherwise have preserved by requesting exclusion from the settlement class. If you did not request exclusion, you will release any known or unknown claims arising out of the class and derivative litigation if the judgment approving the settlement is affirmed on appeal. By executing the enclosed letter of transmittal, moreover, you will release those claims even if the judgment is reversed or otherwise vacated on appeal.

(Continued on next page)

    If you decide to accept our offer, you must complete and sign the enclosed letter of transmittal in accordance with the instructions thereto and mail or deliver the signed letter of transmittal and any other required documents to The Altman Group, Inc., which is acting as Information Agent in connection with our offer, at one of its addresses set forth on the back cover of this Litigation Settlement Offer. QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THIS LITIGATION SETTLEMENT OFFER, THE LETTER OF TRANSMITTAL OR FOR A COMPLETE COPY OF AN APPRAISAL OF ANY OF YOUR PARTNERSHIP'S PROPERTIES MAY ALSO BE DIRECTED TO THE INFORMATION AGENT AT (800) 467-0821.

                                November 8, 2004

(Continued from prior page)

    - We determined our offer price without any arms-length negotiations. Our offer price has not been approved by the court or counsel for the parties in the class and derivative litigation.

    - Our offer price may not reflect the fair market value of your units. We determined our offer price by estimating a net equity value for your partnership units based on an aggregate gross property value equal to 106% of the aggregate value determined by the independent appraisal in 2003, then reduced by any prepayment penalties. However, except for Briar Bay Racquet Club and Belmont Place Apartments (formerly Chimney Hills), our offer price does not take into account any increase in value since the 2003 appraisal was completed, and does not take into account any increases in property income that may result in the near future. If your partnership's properties were sold at a price equal to the value determined by the independent appraiser, we estimate that your liquidation proceeds would be approximately $156.65 per unit, which is lower than our offer price of $181.82 per unit. The estimated liquidation proceeds per unit was determined based on the appraised value of your partnership's properties, which did not take into account the estimated value of the redevelopment of Belmont Place Apartments and the sale price of Briar Bay Racquet Club.

    - Your general partner and the property manager are affiliates of ours and, therefore, your general partner has substantial conflicts of interest with respect to our offer.

    - We are making this offer with a view to making a profit and, therefore, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

    - Continuation of your partnership will result in our affiliates continuing to receive management fees from your partnership. Such fees would not be payable if your partnership were liquidated.

    - If we do not acquire all of the outstanding units in your partnership, it is possible that we may conduct a future offer at a higher price, although we have no obligation or current intention to do so.

    - For any units that we acquire from you, you will not receive any future distributions from operating cash flow of your partnership or upon a sale or refinancing of property owned by your partnership.

    - The general partner makes no recommendation as to whether you should tender your units.

    NEITHER THE COURT NOR COUNSEL FOR THE PARTIES IN THE CLASS AND DERIVATIVE LITIGATION MAKE ANY RECOMMENDATION REGARDING WHETHER YOU SHOULD ACCEPT THIS LITIGATION SETTLEMENT OFFER. YOU ARE ENCOURAGED TO CAREFULLY REVIEW THIS LITIGATION SETTLEMENT OFFER, THE EXECUTIVE SUMMARY OF THE INDEPENDENT APPRAISER'S REPORT AND ANY OTHER INFORMATION AVAILABLE TO YOU AND TO SEEK THE ADVICE OF YOUR INDEPENDENT LAWYER, TAX ADVISOR AND/OR FINANCIAL ADVISOR WITH RESPECT TO YOUR PARTICULAR CIRCUMSTANCES BEFORE DECIDING WHETHER OR NOT TO ACCEPT THIS LITIGATION SETTLEMENT OFFER.

    THIS LITIGATION SETTLEMENT OFFER IS BEING OFFERED TO ALL CURRENT UNITHOLDERS WHETHER OR NOT THEY HAVE REQUESTED EXCLUSION FROM THE SETTLEMENT CLASS. IF YOU REQUESTED EXCLUSION FROM THE SETTLEMENT CLASS BUT TENDER YOUR UNITS, BY SIGNING THE LETTER OF TRANSMITTAL, YOU WILL RELEASE US FROM CLAIMS THAT YOU WOULD OTHERWISE HAVE PRESERVED BY REQUESTING EXCLUSION. IF YOU DID NOT REQUEST EXCLUSION, YOU WILL RELEASE ANY KNOWN OR UNKNOWN CLAIMS ARISING OUT OF THE CLASS AND DERIVATIVE LITIGATION IF THE JUDGMENT APPROVING THE SETTLEMENT IS AFFIRMED ON APPEAL. BY EXECUTING THE ENCLOSED LETTER OF TRANSMITTAL, MOREOVER, YOU WILL RELEASE THOSE CLAIMS EVEN IF THE JUDGMENT IS REVERSED OR OTHERWISE VACATED ON APPEAL.

                    THE INFORMATION AGENT FOR THE OFFER IS:

                             THE ALTMAN GROUP, INC.

           By Mail:                  By Overnight Courier:                 By Hand:
          P.O. Box 23              1275 Valley Brook Avenue        1275 Valley Brook Avenue
      Lyndhurst, NJ 07071             Lyndhurst, NJ 07071             Lyndhurst, NJ 07071

                         For information, please call:

                           TOLL FREE: (800) 467-0821

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SUMMARY TERM SHEET..........................................     1
RISK FACTORS................................................     5
  If you tender your units in this offer, you will release
     us from all liability and assign to us your rights in
     any future claims, whether or not you requested
     exclusion from the settlement or the judgment is
     reversed on appeal.....................................     5
  We determined our offer price without any arms-length
     negotiations...........................................     5
  Our offer price may not represent fair market value for
     your units.............................................     5
  Our offer price may not reflect the fair value of your
     partnership's properties...............................     5
  Continuation of the partnership; no time frame regarding
     sale of property.......................................     6
  Holding your units may result in greater future value.....     6
  The general partner faces conflicts of interest with
     respect to this offer..................................     6
  Your general partner is not making a recommendation
     regarding this offer...................................     6
  Your general partner faces conflicts of interest relating
     to management fees.....................................     7
  If we do not acquire all of the outstanding units in this
     offer, we may make a future offer at a higher price....     7
  Your tax liability resulting from a sale of your units
     could exceed our offer price...........................     7
  You may recognize taxable gain on the amount paid from the settlement fund if you did not request exclusion from
     the settlement or for release and assignment of claims
     if you requested exclusion from the settlement.........     7
  If you tender your units in this offer, you will no longer
     be entitled to distributions from your partnership.....     8
  You could recognize gain in the event of a future
     reduction in your partnership's liabilities............     8
  You could be precluded from transferring your units for a
     12-month period........................................     8
  We could delay acceptance of, and payment for, your
     units..................................................     8
  There may be a possible reduction of available information
     about your partnership as a result of this offer.......     9
  Your partnership has balloon payments on its mortgage
     debt...................................................     9
THE LITIGATION SETTLEMENT OFFER.............................    10
   1. Terms of the Offer; Expiration Date...................    10
   2. Acceptance for Payment and Payment for Units..........    10
   3. Procedure for Tendering Units.........................    11
   4. Withdrawal Rights.....................................    14
   5. Extension of Tender Period; Termination; Amendment; No
      Subsequent Offering Period............................    15
   6. Material Federal Income Tax Matters...................    16
   7. Effects of the Offer..................................    19
   8. Valuation of Units....................................    20
   9. The Lawsuit and the Settlement........................    50
  10. Information Concerning Us and Certain of Our
      Affiliates............................................    56
  11. Background and Reasons for the Offer..................    60
  12. Position of the General Partner of Your Partnership
      With Respect to the Offer.............................    61
  13. Conflicts of Interest and Transactions with
      Affiliates............................................    64
  14. Future Plans of the Purchaser.........................    65
  15. Certain Information Concerning Your Partnership.......    67
  16. Voting Power..........................................    73

                                                              PAGE
                                                              ----
  17. Source of Funds.......................................    73
  18. Dissenters' Rights....................................    74
  19. Conditions to the Offer...............................    74
  20. Certain Legal Matters.................................    75
  21. Fees and Expenses.....................................    76
ANNEX I -- OFFICERS AND DIRECTORS...........................   I-1
ANNEX II -- EXECUTIVE SUMMARY OF INDEPENDENT APPRAISER'S
  REPORT....................................................  II-1

                               SUMMARY TERM SHEET

     This summary term sheet highlights the material information regarding our offer, but it does not describe all of the details thereof. We urge you to read this entire Litigation Settlement Offer, which contains the full details of our offer. We have also included in the summary term sheet references to the sections of this Litigation Settlement Offer where a more complete discussion may be found. Unless otherwise indicated, references in this Litigation Settlement Offer to "we," "our," "us" or "AIMCO Properties" refer to AIMCO Properties, L.P.

     - The Litigation Settlement Offer. As part of the settlement of a class and derivative litigation entitled Nuanes et al. v. Insignia Financial Group, Inc. et al. and Heller v. Insignia Financial Group, Inc., et al. on behalf of your partnership and limited partners in your partnership and others, we are offering to acquire any and all of the limited partnership units of your partnership for $181.82 per unit in cash. Under the terms of the settlement, neither we nor our affiliates admit to any wrongdoing, and we deny liability under all claims brought in this litigation. FINAL COURT APPROVAL OF THE SETTLEMENT HAS BEEN OBTAINED. On August 12, 2003, an objector filed an appeal of the court's order approving the settlement and is seeking to reverse or vacate the Court's order and the judgment entered thereto. Although we reserve our right to terminate or amend our offer if final court approval of the settlement is reversed or vacated, we have nevertheless elected to proceed with this offer under the terms of the settlement. See "The Litigation Settlement Offer -- Section 1. Terms of the Offer; Expiration Date," "-- Section 7. Effects of the Offer," "-- Section 8. Valuation of Units" and "-- Section
       9. The Lawsuit and the Settlement."

     - The Settlement Fund. The settlement also includes the creation of a $9.9 million settlement fund for members of the settlement class. After deducting attorneys' fees and other settlement costs (including a portion of the costs of the appraisals and certain costs of administration of the settlement fund), we have allocated the remaining amount in the settlement fund among the 44 remaining partnerships involved in the settlement, as provided for under the terms of the settlement, pro rata based on partnership revenue for the year ended December 31, 2002 allocable to units held by the members of the settlement class. Your partnership's allocated share of the settlement fund is divided by the total number of units owned by members of the settlement class, and the resulting amount is included in our offer price above. Your pro rata share of the settlement fund is $3.30 per unit. If you request exclusion from the settlement, you may tender any units in this offer and you will be entitled to receive the same price per unit as those unitholders who have not opted out of the settlement class. However, no portion of the price paid to you will come from the settlement fund.

       If you do not request exclusion from the settlement and do not tender any units in this offer, you will be entitled to receive your pro rata share of the settlement fund (subject to adjustment) no later than June 2005 provided that the Court's order approving the settlement and entering judgment thereto is affirmed on appeal and is final. If the Court's order is reversed or vacated by virtue of the appeal, however, you will not be entitled to receive a pro rata share of the settlement fund unless you tender your units in this offer.

       Under the terms of the settlement, we will pay the costs of printing and mailing this Litigation Settlement Offer to limited partners of your partnership, as well as other costs of notice. In addition, we paid 50% of the costs of the appraisals, with the other 50% paid from the settlement fund.

     - Factors in Determining the Offer Price. In determining the offer price per unit we principally considered:

       - the 2003 appraisal of your partnership's properties;

       - the location, condition and debt structure of your partnership's properties, including the prepayment penalty associated with the mortgages for these properties;

       - the gross potential revenues of your partnership's properties;

       - the current economics of the properties' physical markets; and

       - your partnership's other assets and liabilities.

     - Price May Not Reflect Fair Market Value. In deciding whether or not to accept our offer, you should consider the fact that, based on the valuation in 2003 of your partnership's property by American Appraisal Associates, Inc., we estimate that the net liquidation proceeds per unit would be approximately $156.65, which is lower than our offer price of $181.82. Except for Briar Bay Racquet Club and Belmont Place Apartments, our offer price does not take into account any increase in value since the 2003 appraisal was completed, and does not take into account any increases in property income that may result in the near future. In addition, in a prior tender offer in 2000, we offered $196.74 per unit for units in your limited partnership. See "The Litigation Settlement Offer -- Section 8. Valuation of Units -- Prior Tender Offers" and
       "-- Prices on Secondary Market."

     - Expiration Date. Our offer expires on December 8, 2004, unless extended, and you can tender your units until our offer expires. See "The Litigation Settlement Offer -- Section 1. Terms of the Offer; Expiration Date."

     - Right to Extend the Expiration Date. Under the settlement, we can extend the expiration date of the offer in our sole discretion up to 120 business days from the date of commencement. We reserve the right to extend the offer subject to customary conditions. In the event we extend the offer, we will issue a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) of the Securities Exchange Act of 1934. See "The Litigation Settlement Offer -- Section 5. Extension of Tender Period; Termination; Amendment; No Subsequent Offering Period."

     - How to Tender. To tender your units, complete the accompanying letter of transmittal and send it, along with any other documents required by the letter of transmittal, to the Information Agent, The Altman Group, Inc., at one of the addresses set forth on the back of this Litigation Settlement Offer. See "The Litigation Settlement Offer -- Section 3. Procedure for Tendering Units."

     - Release and Assignment of Future Claims. If you want to tender your units in the offer, you must sign a letter of transmittal in which you release us from all liability with respect to claims that were brought or that could have been brought in the class and derivative litigation, and assign to us your rights in any future claims. If you requested exclusion from the settlement but tender your units, by signing the letter of transmittal, you will release us from claims that you would otherwise have preserved by requesting exclusion from the settlement class. If you did not request exclusion, you will release any known or unknown claims arising out of the class and derivative litigation if the judgment approving the settlement is affirmed on appeal. By executing the enclosed letter of transmittal, moreover, you will release those claims even if the judgment is reversed or otherwise vacated on appeal.

     - Covenant Not to Sue. If you requested exclusion from the settlement but tender your units in this offer, by signing the letter of transmittal, you agree not to bring any action, claim, suit or proceeding against us and those affiliates who were defendants in the class and derivative litigation concerning any of the matters that are the subject of the Stipulation of Settlement approved by the Court in connection with the settlement of such class and derivative litigation, including this Litigation Settlement Offer, other than for violations of federal or state securities laws. If you do not request exclusion from the settlement class, you will already have agreed not to bring any such action, claim, suit or proceeding once the settlement is final.

     - Withdrawal Rights. You can withdraw your units at any time prior to the expiration of the offer, including any extensions. In addition, you can withdraw your units at any time on or after

       January 7, 2005 if we have not already accepted units for purchase and payment. If you properly withdraw all of the units you previously tendered in the offer, the corresponding letter of transmittal, including your release and assignment of future claims contained therein, will be deemed revoked and of no force or effect. See "The Litigation Settlement Offer -- Section 4. Withdrawal Rights."

     - How to Withdraw. To withdraw your units, you need to send a notice of withdrawal to the Information Agent, identifying yourself and the units to be withdrawn. See "The Litigation Settlement Offer -- Section 4. Withdrawal Rights."

     - Tax Consequences. Your sale of units in this offer will be a taxable transaction for federal income tax purposes. The consequences to each limited partner may vary and you should consult your tax advisor on the precise tax consequences to you. See "The Litigation Settlement
       Offer -- Section 6. Material Federal Income Tax Matters."

     - Availability of Funds. We intend to pay the purchase price for any units tendered from our existing cash balances or borrowings under our line of credit. See "The Litigation Settlement Offer -- Section 17. Source of Funds."

     - Conditions to the Offer. There are a number of conditions to our offer, including the absence of competing tender offers, that there be no material change with respect to our financial condition, and the absence of certain changes in the financial markets. If we are unable to accept the units tendered in this Litigation Settlement Offer due to a failure of any or all of the conditions of our offer to be satisfied, we will conduct another offer in accordance with the terms of the settlement (which will occur no later than six months after the date of the commencement of this offer). We will continue this process until we have accepted for payment all units properly tendered in an offer conducted in accordance with the terms of the settlement. See "The Litigation Settlement Offer -- Section 19. Conditions to the Offer."

     - Remaining as a Limited Partner. If you do not tender your units, you will remain a limited partner in your partnership. We have no plans to alter the operations, business or financial position of your partnership. However, if there are fewer than 300 unitholders in your partnership as a result of the offer, your partnership will no longer be required to file periodic reports with the SEC, such as annual reports on Form 10-K containing annual audited financial statements, and quarterly reports on Form 10-Q containing unaudited financial statements. See "The Litigation Settlement Offer -- Section 7. Effects of the Offer."

     - Who We Are. We are AIMCO Properties, L.P., the operating partnership of Apartment Investment and Management Company, a New York Stock Exchange-listed company. See "The Litigation Settlement Offer -- Section
       10. Information Concerning Us and Certain of Our Affiliates."

     - Conflicts of Interest. NHP Management Company (which is our affiliate) receives fees for managing your partnership's property and the general partner of your partnership (which is our affiliate) is entitled to receive asset management fees and reimbursement of certain expenses involving your partnership and its property. As a result, a conflict of interest exists between continuing the partnership and receiving these fees, and the liquidation of the partnership and the termination of these fees. See "The Litigation Settlement Offer -- Section 13. Conflicts of Interest and Transactions with Affiliates" and "-- Section 15. Certain Information Concerning Your Partnership."

     - No General Partner Recommendation. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Each limited partner should make his or her own decision whether or not to tender. YOU ARE ENCOURAGED TO CAREFULLY REVIEW THIS LITIGATION SETTLEMENT OFFER, THE EXECUTIVE SUMMARY OF THE INDEPENDENT APPRAISER'S REPORT (ATTACHED AS ANNEX II) AND ANY OTHER INFORMATION AVAILABLE TO YOU AND TO SEEK ADVICE FROM YOUR INDEPENDENT LAWYER, TAX ADVISOR AND/OR FINANCIAL ADVISOR WITH RESPECT TO YOUR

       PARTICULAR CIRCUMSTANCES BEFORE DECIDING WHETHER OR NOT TO ACCEPT THIS LITIGATION SETTLEMENT OFFER. See "The Litigation Settlement
       Offer -- Section 12. Position of the General Partner of Your Partnership With Respect to the Offer."

     - Fairness of the Offer. Although we, Apartment Investment and Management Company ("AIMCO") and AIMCO-GP, Inc. (collectively, the "AIMCO Entities") and your general partner have interests that may conflict with those the partnership's unaffiliated limited partners, each of the AIMCO Entities believes that the offer price and the offer are fair to the unaffiliated limited partners of your partnership. This determination is based on the information and the factors set forth under "The Litigation Settlement Offer -- Section 12. Position of Your General Partner of Your Partnership With Respect to the Offer."

     - No Subsequent Offering Period. We do not currently intend to have a subsequent offering period after the expiration date of the initial offering period (including any extensions). See "The Litigation Settlement Offer -- Section 5. Extension of Tender Offer Period; Termination; Amendment; No Subsequent Offering Period."

     - Additional Information. For assistance in tendering your units, please contact our Information Agent at one of the addresses or the telephone number set forth on the back cover page of this Litigation Settlement Offer.

     - No Recommendation by Court or Counsel for the Parties. Neither the court nor counsel for the parties in the class and derivative litigation make any recommendation regarding whether you should accept this Litigation Settlement Offer. You are encouraged to carefully review this Litigation Settlement Offer, the executive summary of the independent appraiser's report and any other information available to you and to seek the advice of your independent lawyer, tax advisor and/or financial advisor with respect to your particular circumstances before deciding whether or not to accept this Litigation Settlement Offer.

                                  RISK FACTORS

     Before deciding whether or not to tender any of your units, you should consider carefully the following risks and disadvantages of the offer:

IF YOU TENDER YOUR UNITS IN THIS OFFER, YOU WILL RELEASE US FROM ALL LIABILITY AND ASSIGN TO US YOUR RIGHTS IN ANY FUTURE CLAIMS, WHETHER OR NOT YOU REQUESTED EXCLUSION FROM THE SETTLEMENT OR THE JUDGMENT IS REVERSED ON APPEAL.

     If you want to tender your units in response to our offer, you must sign a letter of transmittal, in which you release us and our affiliates from all liability with respect to claims that were brought or that could have been brought in the class and derivative litigation, and assign to us your rights in any future claims. If you requested exclusion from the settlement but tender your units, by signing the letter of transmittal, you will release us from claims that you would otherwise have preserved by requesting exclusion from the settlement class. If you did not request exclusion, you will release any known or unknown claims arising out of the class and derivative litigation if the judgment approving the settlement is affirmed on appeal. By executing the enclosed letter of transmittal, moreover, you will release those claims even if the judgment is reversed or otherwise vacated on appeal.

WE DETERMINED OUR OFFER PRICE WITHOUT ANY ARMS-LENGTH NEGOTIATIONS.

     Our offer price has not been approved by the court or counsel for the parties in the class and derivative litigation. Our offer price might be higher if it were subject to independent third party negotiations.

OUR OFFER PRICE MAY NOT REPRESENT FAIR MARKET VALUE FOR YOUR UNITS.

     There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. Our offer price does not necessarily reflect the price that you would receive in an open market for your units. Such prices could be higher than our offer price.

OUR OFFER PRICE MAY NOT REFLECT THE FAIR VALUE OF YOUR PARTNERSHIP'S PROPERTIES.

     We determined our offer price by estimating a net equity value for your partnership units based on an aggregate gross property value equal to 106% of the aggregate value determined by the independent appraisal in 2003, then reduced by any prepayment penalties. However, except for Briar Bay Racquet Club and Belmont Place Apartments, our offer price does not take into account any increase in value since the 2003 appraisal was completed, and does not take into account any increases in property income that may result in the near future. In addition, in a prior tender offer in 2000, we offered $196.74 per unit for units in your limited partnership. See "The Litigation Settlement Offer -- Section 8. Valuation of Units -- Prior Tender Offers" and "-- Prices on the Secondary Market." If your partnership's properties were sold at a price equal to the value determined by the independent appraiser, we estimate that your liquidation proceeds would be approximately $156.65 per unit, which is lower than our offer price of $181.82 per unit. The estimated liquidation proceeds per unit was determined based on the appraised value of your partnership's properties, which did not take into account the estimated value of the redevelopment of Belmont Place Apartments and the sale price of Briar Bay Racquet Club.

     Furthermore Belmont Place Apartments is currently undergoing a major redevelopment. Although our offer price takes into account the value of completed redevelopment activities on the property, it does not take into account any prospective increase in property income that may result from any further redevelopment that has not yet been completed. Your general partner believes that the redevelopment, if completed, would eventually increase net operating income at the property and would allow the property to remain competitive with other rental properties in the local market. If the redevelopment occurs and the operating performance of this property improves as anticipated, you could receive more value for your units in the future. For more information regarding the proposed redevelopment, see "The Litigation Settlement

Offer -- Section 15. Certain Information Concerning Your
Partnership -- Investment Objectives and Policies; Sale or Financing of Investments."

CONTINUATION OF THE PARTNERSHIP; NO TIME FRAME REGARDING SALE OF PROPERTY.

     Your general partner, which is our affiliate, is proposing to continue to operate your partnership and not to attempt to liquidate it at the present time. Your partnership's prospectus, dated March 10, 1983, pursuant to which units in your partnership were sold, indicates that your partnership was intended to be self-liquidating and that it was anticipated that the partnership's properties would be sold within 3 to 7 years of their acquisition, subject to market conditions. The prospectus also indicated that there could be no assurance that the partnership would be able to so liquidate and that, unless sooner terminated as provided in the partnership agreement, the existence of the partnership would continue until the year 2011. It is not known when the properties owned by your partnership may be sold. The market for units in the partnership is illiquid, and it may be difficult to sell your investment in the partnership in the future. The general partner of your partnership continually considers whether a property should be sold or otherwise disposed of after consideration of relevant factors, including prevailing economic conditions, availability of favorable financing and tax considerations, with a view to achieving maximum capital appreciation for your partnership. At the current time, the general partner of your partnership believes that a sale of the properties would not be advantageous given market conditions, the condition of the properties and tax considerations. In particular, the general partner considered the changes in the local rental markets, the potential for appreciation in the value of a property and the tax consequences to you on a sale of property. If the proposed redevelopment of Belmont Place Apartments is completed, your general partner currently plans to hold and operate the property. It is not known when this property or your partnership's other properties will be sold or otherwise disposed of.

HOLDING YOUR UNITS MAY RESULT IN GREATER FUTURE VALUE.

     Although a liquidation of your partnership is not currently contemplated in the near future, you might receive more value if you retain your units until your partnership is liquidated. Your general partner believes that the redevelopment of Belmont Place Apartments, if completed, would eventually increase net operating income at the property and would allow the property to remain competitive with other rental properties in the local market. Although our offer price takes into account the value of completed redevelopment activities on the property, it does not ascribe any value to any further redevelopment that has not yet been completed. At the current time, the general partner of your partnership believes that selling your partnership's properties would not be advantageous given market conditions, the condition of the properties and tax considerations. However, if your partnership's properties were sold in the future and the net proceeds realized from such sales were distributed to the limited partners of your partnership, the amount of such distributions could exceed our current offer price. In addition, at the current time, the general partner of your partnership believes that selling the properties would not be advantageous given market conditions, the condition of the properties and tax considerations. If your partnership's properties were sold in the future and the net proceeds realized therefrom were distributed to the limited partners of your partnership, the amount of such distributions might exceed our current offer price.

THE GENERAL PARTNER FACES CONFLICTS OF INTEREST WITH RESPECT TO THIS OFFER.

     The general partner of your partnership is our affiliate and, therefore, has substantial conflicts of interest with respect to our offer. We are making this offer with a view to making a profit. There is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price. We determined our offer price without negotiation with any other party, including any general or limited partner.

YOUR GENERAL PARTNER IS NOT MAKING A RECOMMENDATION REGARDING THIS OFFER.

     Your general partner of your partnership (which is our affiliate) makes no recommendation as to whether or not you should tender or refrain from tendering your units. Although the general partner believes the offer is fair, you must make your own decision whether or not to participate in the offer based upon a number of factors, including several factors that may be personal to you, such as your financial position, your need or desire for liquidity, your preferences regarding the timing of when you might wish to sell your units, other financial opportunities available to you, and your tax position and the tax consequences to you of selling your units. You are encouraged to carefully review this Litigation Settlement Offer, the executive summary of the independent appraiser's report (attached as Annex II) and any other information available to you and to seek advice from your independent lawyer, tax advisor and/or financial advisor with respect to your particular circumstances before deciding whether or not to accept this Litigation Settlement Offer.

YOUR GENERAL PARTNER FACES CONFLICTS OF INTEREST RELATING TO MANAGEMENT FEES.

     Because we or our subsidiaries receive fees for managing your partnership and its property, a conflict of interest exists between continuing the partnership and receiving such fees, and the liquidation of the partnership and the termination of such fees.

IF WE DO NOT ACQUIRE ALL OF THE OUTSTANDING UNITS IN THIS OFFER, WE MAY MAKE A FUTURE OFFER AT A HIGHER PRICE.

     It is possible that we may conduct a future offer at a higher price, although we have no obligation or current intention to do so. Our decision to conduct a future offer will depend on, among other things, the performance of the partnership, prevailing economic conditions, and our interest in acquiring additional units.

YOUR TAX LIABILITY RESULTING FROM A SALE OF YOUR UNITS COULD EXCEED OUR OFFER PRICE.

     Your sale of units for cash will be a taxable sale, with the result that you will recognize taxable gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units of limited partnership interest of your partnership you transfer to us. The "amount realized" with respect to a unit of limited partnership interest you transfer to us will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer plus the amount of partnership liabilities allocable to your unit. Depending on your basis in the units and your tax position, your tax liability resulting from a sale of units to us pursuant to the offer could exceed our offer price. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in the units you transfer to us, whether you dispose of all of your units, and whether you have available suspended passive losses, credits or other tax items to offset any gain recognized as a result of your sale of your units. We may also be required by state or local tax laws to withhold a portion of our offer price. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your tax advisor to determine the tax consequences of the offer to you.

YOU MAY RECOGNIZE TAXABLE GAIN ON THE AMOUNT PAID FROM THE SETTLEMENT FUND IF YOU DID NOT REQUEST EXCLUSION FROM THE SETTLEMENT OR FOR RELEASE AND ASSIGNMENT OF CLAIMS IF YOU REQUESTED EXCLUSION FROM THE SETTLEMENT.

     Our offer price includes your pro rata share of the settlement fund ($3.30 per unit), unless you request exclusion from the settlement or the Court's order approving the settlement is reversed or vacated by virtue of the appeal. If you request exclusion from the settlement or the Court's order approving the settlement is reversed or vacated by virtue of the appeal, an equivalent portion of the price paid to you may nevertheless be deemed a payment for your release and assignment of claims. We intend to treat the entire offer price as consideration paid to you for your units, regardless of whether you requested exclusion from the settlement. The proper treatment for federal income tax purposes of your receipt of amounts from the settlement fund or as a deemed payment for your release and assignment of claims is uncertain under current law. No opinion or assurance can be given that the Internal Revenue Service (the "IRS") will not challenge the treatment of the $3.30 portion of the offer price as a separate payment from the settlement fund or deemed payments for your release and assignment of claims and not as additional consideration for the units, and assert that, in either case, the $3.30 portion should be treated as an ordinary income payment in exchange for your release and/or assignment of current and future claims. Moreover, while the IRS has stated that it generally will not treat attorneys' fees and costs that are paid directly to class counsel from a settlement fund as constituting income, profit, or gain of a member of the class (so long as the class is an opt-out class and the class member does not have a separate contingency fee arrangement with the class counsel), any special awards paid to claimants who actively aid in the prosecution of a class action or who devote substantial time or expense on behalf of a settlement class will be treated as payments for services rendered and will be includable in that member's gross income. You should consult your tax advisor regarding the tax consequences to you with respect to your right to, and your receipt of, amounts from the settlement fund or deemed payments for your release and assignment of claims, and the treatment of special awards, attorneys fees and costs.

IF YOU TENDER YOUR UNITS IN THIS OFFER, YOU WILL NO LONGER BE ENTITLED TO DISTRIBUTIONS FROM YOUR PARTNERSHIP.

     If you tender your units in response to our offer, you will transfer to us all right, title and interest in and to all of the units we accept, and the right to receive all distributions in respect of such units on and after the date on which we accept such units for purchase. Accordingly, for any units that we acquire from you, you will not receive any future distributions from operating cash flow of your partnership or upon a sale or refinancing of the property owned by your partnership.

YOU COULD RECOGNIZE GAIN IN THE EVENT OF A FUTURE REDUCTION IN YOUR PARTNERSHIP'S LIABILITIES.

     Generally, a decrease in your share of partnership liabilities is treated, for federal income tax purposes, as a deemed cash distribution. Although the general partner of your partnership does not have any current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause the general partner to reduce your share of the partnership liabilities. If you retain all or a portion of your units and your share of the partnership liabilities were to be reduced, you would be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of the partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain. Gain recognized by you on the disposition of retained units with a holding period of 12 months or less may be classified as short-term capital gain and subject to taxation at ordinary income tax rates.

YOU COULD BE PRECLUDED FROM TRANSFERRING YOUR UNITS FOR A 12-MONTH PERIOD.

     Your partnership's agreement of limited partnership prohibits any transfer of an interest if such transfer, together with all other transfers during the preceding 12 months, would cause 50% or more of the total interest in capital and profits of your partnership to be transferred within such 12-month period. Approximately 3.79% of the units in your partnership were transferred during the previous 12 months. If we acquire a significant percentage of the interest in your partnership, you may not be able to transfer your units for a 12-month period following our offer.

WE COULD DELAY ACCEPTANCE OF, AND PAYMENT FOR, YOUR UNITS.

     We reserve the right to extend the period of time during which our offer is open and thereby delay acceptance for payment of any tendered units. The offer may be extended up to 120 business days from the date of commencement of the offer, and no payment will be made in respect of tendered units until the expiration of the offer and acceptance of units for payment.

THERE MAY BE A POSSIBLE REDUCTION OF AVAILABLE INFORMATION ABOUT YOUR PARTNERSHIP AS A RESULT OF THIS OFFER.

     If there are less than 300 unitholders in your partnership upon consummation of the offer, your partnership would no longer be required to file periodic reports with the SEC, such as annual reports on Form 10-K containing annual audited financial statements, and quarterly reports on Form 10-Q containing unaudited quarterly financial statements. Such reports are publicly available and can be obtained on the SEC's web site. The lack of such filings could adversely affect the already limited secondary market which currently exists for units in your partnership and may discourage offers to purchase your units. In such a case, you would regularly have access only to the information your partnership's agreement of limited partnership requires your general partner (which is our affiliate) to provide each year, which consists primarily of tax information. See "The Litigation Settlement Offer -- Section 7. Effects of the Offer -- Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act."

YOUR PARTNERSHIP HAS BALLOON PAYMENTS ON ITS MORTGAGE DEBT.

     Your partnership has a balloon payment of $6,250,000 due on its mortgage debt in April 2005, a balloon payment of $36,030,000 due on its mortgage debt in December 2005 and a balloon payment of $173,000 due on its mortgage debt in January 2022. Your partnership may have to refinance such debt, sell assets or otherwise obtain additional funds prior to the balloon payment due dates, or it will be in a default and could lose the properties to foreclosure.

                        THE LITIGATION SETTLEMENT OFFER

1.  TERMS OF THE OFFER; EXPIRATION DATE

     Upon the terms and subject to the conditions to the offer, we will accept (and thereby purchase) any and all units that are validly tendered on or prior to the expiration date and not withdrawn in accordance with the procedures set forth in "The Litigation Settlement Offer -- Section 4. Withdrawal Rights." For purposes of the offer, the term "expiration date" shall mean midnight, New York City time, on December 8, 2004, unless we in our sole discretion shall have extended the period of time for which the offer is open (which may not exceed 90 business days from the date of commencement, as provided in the settlement). See "The Litigation Settlement Offer -- Section 5. Extension of Tender Period; Termination; Amendment; No Subsequent Offering Period," for a description of our right to extend the period of time during which the offer is open and to amend or terminate the offer.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made or declared by your partnership on or after the commencement of our offer and prior to the date on which we acquire your units pursuant to our offer. If the offer price is reduced in this manner, we will notify you and, if necessary, we will extend the offer period so that you will have at least ten business days from the date of our notice to withdraw your units.

     If, prior to the expiration date, we increase the consideration offered pursuant to the offer, the increased consideration will be paid for all units accepted for payment pursuant to the offer, whether or not the units were tendered prior to the increase in consideration.

     The offer is conditioned on satisfaction of certain conditions. THE OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF UNITS BEING TENDERED. See "The Litigation Settlement Offer -- Section 19. Conditions to the Offer," which sets forth in full the conditions to the offer. We reserve the right (but in no event shall we be obligated), in our reasonable discretion, to waive any or all of those conditions. If, on or prior to the expiration date, any or all of the conditions have not been satisfied or waived, we reserve the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units to tendering limited partners, (ii) waive all the unsatisfied conditions and purchase, subject to the terms of the offer, any and all units validly tendered, (iii) extend the offer and, subject to your withdrawal rights, retain the units that have been tendered during the period or periods for which the offer is extended, or (iv) amend the offer. By executing the letter of transmittal, you will agree that the transfer of units will be deemed to take effect as of the first day of the calendar quarter in which the offer expires. Upon expiration of the offer, the books and records of the partnership will reflect the change in ownership as having occurred as of this date. For tax, accounting and financial reporting purposes, the transfer of tendered units will be deemed to take effect on the first day of the calendar quarter. Accordingly, all profits and losses relating to any tendered units will be allocated to us from and after this date. If we waive any material conditions to our offer, we will notify you and, if necessary, we will extend the offer period so that you will have at least five business days from the date of our notice to withdraw your units.

     This offer is being mailed on or about November 8, 2004 to the persons shown by your partnership's records to be limited partners or, in the case of units owned of record by Individual Retirement Accounts and qualified plans, beneficial owners of units.

2.  ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions to the offer, we will purchase, by accepting for payment, and will pay for, any and all units validly tendered promptly following the expiration date. A tendering beneficial owner of units whose units are owned of record by an Individual Retirement Account or other qualified plan will not receive direct payment of the offer price; rather, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed letter of transmittal and other documents required by the letter of transmittal. See "The Litigation Settlement Offer -- Section 3. Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL

INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH
PAYMENT.

     For purposes of the offer, we will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units, if, as and when we give verbal or written notice to the Information Agent of our acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering limited partners for the purpose of receiving cash payments from us and transmitting cash payments to tendering limited partners.

     If any tendered units are not accepted for payment by us for any reason, the letter of transmittal with respect to such units not purchased may be destroyed by the Information Agent or us or returned to you. You may withdraw tendered units until the expiration date (including any extensions). In addition, if we have not accepted units for payment by January 7, 2005 you may then withdraw any tendered units. After the expiration date, the Information Agent may, on our behalf, retain tendered units, and those units may not be otherwise withdrawn, if, for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or we are unable to accept for payment, purchase or pay for units tendered pursuant to the offer. Any such action is subject, however, to our obligation under Rule 14e-1(c) under the Exchange Act, to pay you the offer price in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     We reserve the right to transfer or assign, in whole or in part, to one or more of our affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve us of our obligations under the offer or prejudice your rights to receive payment for units validly tendered and accepted for payment pursuant to the offer.

3.  PROCEDURE FOR TENDERING UNITS

     Valid Tender. To validly tender units pursuant to the offer, a properly completed and duly executed letter of transmittal, and any other required documents must be received by the Information Agent, at one of its addresses set forth on the back cover of this Litigation Settlement Offer, on or prior to the expiration date. You may tender all or any portion of your units. No alternative, conditional or contingent tenders will be accepted.

     Signature Requirements. If the letter of transmittal is signed by the registered holder of a unit and payment is to be made directly to that holder, then no signature guarantee is required on the letter of transmittal. Similarly, if a unit is tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the letter of transmittal. However, in all other cases, all signatures on the letter of transmittal must be guaranteed by an Eligible Institution.

     In order for you to tender in the offer, your units must be validly tendered and not withdrawn on or prior to the expiration date.

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

     Appointment as Proxy; Power of Attorney. By executing the letter of transmittal, you are irrevocably appointing us and our designees as your proxy, in the manner set forth in the letter of transmittal and each with full power of substitution, to the fullest extent of your rights with respect to the units tendered by you and accepted for payment by us. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, we accept the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to the units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). We and our designees will, as to those units, be empowered to exercise all voting and other rights as a limited partner as we, in our sole discretion, may deem proper at any meeting of limited partners, by written consent or otherwise. By executing the letter of transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with our directions. The proxy granted by you to us will remain effective and be irrevocable for a period of ten years following the termination of our offer.

     By executing the letter of transmittal, you also irrevocably constitute and appoint us and our designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by us. Such appointment will be effective when, and only to the extent that, we pay for your units and will remain effective and be irrevocable for a period of ten years following the termination of our offer. You will agree not to exercise any rights pertaining to the tendered units without our prior consent. Upon such payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, we and our designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by your general partner (and execute and deliver any accompanying evidences of transfer and authenticity it may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which we acquire such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer,
(iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which we are entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which we are entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

     Assignment of Interest in Future Distributions. By executing the letter of transmittal, you will irrevocably assign to us and our assigns all of your right, title and interest in and to any and all distributions made by your partnership from any source and of any nature, including, without limitation, distributions in the ordinary course, distributions from sales of assets, distributions upon liquidation, winding-up, or dissolution, payments in settlement of existing or future litigation, and all other distributions and payments from and after the expiration date of our offer, in respect of the units tendered by you and accepted for payment and thereby purchased by us. If, after the unit is accepted for payment and purchased by us, you receive any distribution from any source and of any nature, including, without limitation, distributions in the ordinary course, distributions from sales of assets, distributions upon liquidation, winding-up or dissolution, payments in settlement of existing or future litigation and all other distributions and payments, from your partnership in respect of such unit, you will agree to forward promptly such distribution to us.

     Release of Claims. By executing the letter of transmittal, effective upon acceptance for payment of the units tendered by you, you will, on behalf of yourself, your heirs, estate, executor, administrator, successors and assigns, and your partnership, fully, finally and forever release, relinquish and discharge us and our predecessors, successors and assigns and our present and former parents, subsidiaries, affiliates, investors, insurers, reinsurers, officers, directors, employees, agents, administrators, auditors, attorneys, accountants, information and solicitation agents, investment bankers, and other representatives, including but not limited to AIMCO Properties, L.P. (collectively, the "Releasees"), from any and all claims and causes of action, whether brought individually, on behalf of a class, or derivatively, demands, rights, or liabilities, including, but not limited to, claims for negligence, gross negligence, professional negligence, breach of duty of care or loyalty, or breach of duty of candor, fraud, breach of fiduciary duty, mismanagement, corporate waste, malpractice, misrepresentation, whether intentional or negligent, misstatements and omissions to disclose, breach of contract, violations of any state or federal statutes, rules or regulations, whether known claims or unknown claims that have been asserted or that could have been asserted against the Releasees, that arise out of or relate to (a) those matters and claims set forth in the class and derivative litigation described in this Litigation Settlement Offer, (b) the ownership of one or more units in your partnership, including but not limited to, any and all claims related to the management of your partnership or the properties owned by your partnership (whether currently or previously), the payment of management fees or other monies to the general partner of your partnership and its affiliates, prior acquisitions or tender offers and the prior settlement, (c) the purchase, acquisition, holding, sale, tender or voting of one or more units in your partnership, or (d) any of the facts, circumstances, allegations, claims, causes of action, representations, statements, reports, disclosures, transactions, events, occurrences, acts, omissions or failures to act, of whatever kind or character whatsoever, irrespective of the state of mind of the actor performing or omitting to perform the same, that have been or could have been alleged in any pleadings, amended pleading, argument, complaint, amended complaint, brief, motion, report or filing in the class and derivative litigation described in this Litigation Settlement Offer (collectively, the "Released Claims"); provided, however, that the Released Claims are not intended to include (i) any unrelated claims that are unique to a limited partner or settlement class member (e.g., a settlement class member slips and falls on property owned by one of the defendants in the class and derivative litigation, loses or did not receive a distribution check distributed to other limited partners in such partnership, or is an employee of one of the defendants and has an employee related claim) or (ii) any claim based upon violations of federal or state securities laws in connection with this offer.

     In addition, you will expressly waive and relinquish, to the fullest extent permitted by law and consistent with the releases described herein, the provisions, rights and benefits of Section 1542 of the Civil Code of California ("Section 1542"), which provides:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     You will have also waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, that is similar, comparable or equivalent to Section 1542. You may hereafter discover facts in addition to or different from those which you now know or believe to be true with respect to the subject matter of the Released Claims, but you will be deemed to have fully, finally and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, that now exist or heretofore have existed upon any theory of law or equity now existing, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery of the existence of such different or additional facts.

     You will acknowledge and agree that the releases contained in the letter of transmittal is intended to include the Released Claims, which you may have and which you do not know or suspect to exist in your favor against the Releasees and that the releases contained in the letter of transmittal extinguishes those claims. You will represent and warrant to the Releasees that you have been advised by your attorney of the effect and import of the provisions of Section 1542, and that you have not assigned or otherwise transferred or subrogated any interest in the Released Claims.

     Covenant Not to Sue. By executing the letter of transmittal, you agree not to bring any action, claim, suit or proceeding against us and those affiliates who were defendants in the class and derivative litigation concerning any of the matters that are the subject of the Stipulation of Settlement approved by the Court in connection with the settlement of such class and derivative litigation, including this Litigation Settlement Offer, other than for violations of federal or state securities laws.

     Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to our offer will be determined by us, in our reasonable discretion, which determination shall be final and binding on all parties. We reserve the absolute right to reject any or all tenders of any particular unit determined by us not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive or amend any of the conditions to the offer that we are legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit of any particular limited partner. If we waive any of the conditions to the offer with respect to the tender of a particular unit or with respect to a particular limited partner, we will waive such condition with respect to all other tenders of units or all other limited partners in this offer as well. Our interpretation of the terms and conditions to the offer (including the letter of transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither we, the Information Agent, nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any unit or will incur any liability for failure to give any such notification.

     Backup Federal Income Tax Withholding. To prevent the possible application of back-up federal income tax withholding with respect to payment of the offer price, you must provide us with your correct taxpayer identification number. See the instructions to the letter of transmittal and "The Litigation Settlement Offer -- Section 6. Material Federal Income Tax Matters."

     State and Local Withholding. If you tender any units pursuant to this Litigation Settlement Offer, we may be required under state or local tax laws to deduct and withhold a portion of our offer price. You should consult your tax advisor concerning whether any state or local withholding would be required on a disposition of your units and whether such amounts may be available to you as a credit on your state or local tax returns.

     FIRPTA Withholding. To prevent the withholding of federal income tax in an amount equal to 10% of the amount realized on the disposition (the amount realized is generally the offer price plus the partnership liabilities allocable to each unit purchased), you must certify that you are not a foreign person if you tender units. See the instructions to the letter of transmittal and "The Litigation Settlement Offer -- Section 6. Material Federal Income Tax Matters."

     Transfer Taxes. The amount of any transfer taxes (whether imposed on the registered holder of units or any person) payable on account of the transfer of units will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

     Binding Agreement. A tender of a unit pursuant to any of the procedures described above and the acceptance for payment of such unit will constitute a binding agreement between the tendering limited partner and us on the terms set forth in this Litigation Settlement Offer and the letter of transmittal.

4.  WITHDRAWAL RIGHTS

     You may withdraw your tendered units at any time prior to the expiration date, including any extensions thereof, or on or after January 7, 2005 if the units have not been previously accepted for payment. If you properly withdraw all of the units you previously tendered in the offer, the corresponding letter of transmittal, including your release and assignment of future claims contained therein, will be deemed revoked and of no force or effect.

     For a withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at one of its addresses set forth on the back cover of this Litigation Settlement Offer. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person who signed the letter of transmittal in the same manner as the letter of transmittal was signed.

     If purchase of, or payment for, a unit is delayed for any reason, or if we are unable to purchase or pay for a unit for any reason, then, without prejudice to our rights under the offer, tendered units may be retained by the Information Agent; subject, however, to our obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer price in respect of units tendered or return those units promptly after termination or withdrawal of our offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of our offer. However, withdrawn units may be re-tendered at any time prior to the expiration date by following the procedures described in "The Litigation Settlement Offer -- Section 3. Procedure for Tendering Units."

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by us in our reasonable discretion, which determination will be final and binding on all parties. Neither the Information Agent, any other person, nor we will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

5. EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT; NO SUBSEQUENT OFFERING PERIOD

     We expressly reserve the right, in our reasonable discretion, at any time and from time to time, (i) to extend the period of time during which our offer is open (but not beyond 90 business days from the date of commencement of the offer) and thereby delay acceptance for payment of, and the payment for, any unit, (ii) to terminate the offer and not accept any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied, (iii) upon the occurrence of any of the conditions specified in "The Litigation Settlement Offer -- Section 19. Conditions to the Offer" relating to necessary governmental approvals, to delay the acceptance for payment of, or payment for, any units not already accepted for payment or paid for, and (iv) to amend our offer in any respect (including, without limitation, by increasing or decreasing the consideration offered, increasing or decreasing the units being sought, or both). We will not assert any of the conditions to the offer (other than those relating to necessary governmental approvals) subsequent to the expiration of the offer. Notice of any such extension, termination or amendment will promptly be disseminated to you in a manner reasonably designed to inform you of such change. In the case of an extension of the offer, the extension may be followed by a press release or other public announcement which will be issued no later than 9:00 a.m., New York City time, on the next business day after the scheduled expiration date of our offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If we extend the offer, or if we delay payment for a unit (whether before or after its acceptance for payment) or are unable to pay for a unit pursuant to our offer for any reason, then, without prejudice to our rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent tendering limited partners are entitled to withdrawal rights as described in "The Litigation Settlement Offer -- Section 4. Withdrawal Rights;" subject, however, to our obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer price in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If we make a material change in the terms of our offer, or if we waive a material condition to our offer, we will extend the offer and disseminate additional tender offer materials to the extent required by Rules 14d-4 and 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, if any, will depend upon the facts and circumstances, including the materiality of the change, but generally will be five business days. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, if any, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to limited partners. Accordingly, if, prior to the expiration date, we increase (other than increases of not more than two percent of the outstanding units) or decrease the number of units being sought, or increase or decrease the offer price, and if the offer is scheduled to expire at any time earlier than the tenth business day after the date that notice of such increase or decrease is first published, sent or given to limited partners, the offer will be extended at least until the expiration of such ten business days. As used in this Litigation Settlement

Offer, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

     Pursuant to Rule 14d-11 under the Exchange Act, subsequent offering periods may be provided in tender offers for "any and all" outstanding units of a partnership. A subsequent offering period is an additional period of from three to twenty business days following the expiration date of the offer, including any extensions, in which limited partners may continue to tender units not tendered in the offer for the offer price. We do not currently intend to offer a subsequent offering period.

6.  MATERIAL FEDERAL INCOME TAX MATTERS

     The following summary is a discussion of the Material United States federal income tax consequences of the offer that may be relevant to (i) limited partners who tender some or all of their units for cash pursuant to our offer, and (ii) limited partners who do not tender any of their units pursuant to our offer. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all as of the date of this Litigation Settlement Offer. All of the foregoing is subject to change or alternative construction, possibly with retroactive effect, and any such change or alternative construction could affect the continuing accuracy of this summary. This summary is based on the assumption that your partnership is operated in accordance with its organizational documents including its certificate of limited partnership and agreement of limited partnership. This summary does not purport to discuss all aspects of federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States federal income tax purposes), nor (except as otherwise expressly indicated) does it describe any aspect of state, local, foreign or other tax laws. This summary assumes that the units are held by the limited partners for investment purposes (commonly referred to as "capital assets"), and are not held by partners for sale to customers as dealer property under the Code. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Litigation Settlement Offer. Further, no opinion of counsel has been obtained with regard to the offer.

     THE UNITED STATES FEDERAL INCOME TAX TREATMENT OF A LIMITED PARTNER PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF UNITED STATES FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF SELLING THE INTERESTS IN YOUR PARTNERSHIP REPRESENTED BY YOUR UNITS PURSUANT TO OUR OFFER OR OF A DECISION NOT TO SELL IN LIGHT OF YOUR SPECIFIC TAX SITUATION.

     Tax Consequences to Limited Partners Tendering Units for Cash. The sale of a unit of limited partnership interest pursuant to this offer will be a taxable transaction for United States federal income tax purposes. You will recognize gain or loss on a sale of a unit of limited partnership interest of your partnership equal to the difference, if any, between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the unit sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer plus the amount of partnership liabilities allocable to your unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from a sale of a unit could exceed the cash received upon such sale.

     Adjusted Tax Basis. If you acquired your units for cash, your initial tax basis in such units was generally equal to your cash investment in your partnership increased by your share of partnership liabilities at the time you acquired such units. Your initial tax basis generally has been increased by (i) your share of partnership income and gains, and (ii) any increases in your share of partnership liabilities, and has been decreased (but not below zero) by (i) your share of partnership cash distributions, (ii) any decreases in your share of partnership liabilities, (iii) your share of partnership losses, and (iv) your share of nondeductible partnership expenditures that are not chargeable to capital. For purposes of determining your adjusted tax basis in your units immediately prior to a disposition of your units, your adjusted tax basis in your units will include your allocable share of partnership income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of partnership liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized with respect to a unit pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit, and may result in a tax liability to you that exceeds the cash received upon such sale.

     Character of Gain or Loss Recognized Pursuant to the Offer. Except as described below, the gain or loss recognized by you on a sale of a unit pursuant to the offer generally will be treated as a long-term capital gain or loss if you held the unit for more than one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum United States federal income tax rate of 15%. If the amount realized with respect to a unit of limited partnership interest of your partnership that is attributable to your share of "unrealized receivables" of your partnership exceeds the tax basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture for certain types of property. In addition, the maximum United States federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your units) held for more than one year is currently 25% (rather than 15%) with respect to that portion of the gain attributable to depreciation deductions previously taken on the property. Certain limitations apply to the use of capital losses.

     If you tender a unit of limited partnership interest of your partnership in the offer, you will be allocated a share of partnership taxable income or loss for the year of tender with respect to any units sold. You will not receive any future distributions on units tendered on or after the date on which such units are accepted for purchase and, accordingly, you may not receive any distributions with respect to such accreted income. Such allocation and any partnership cash distributions to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

     Passive Activity Losses. The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as your units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

     Accordingly, if your investment in your units is treated as a passive activity, you may be able to reduce gain from the sale of your units pursuant to the offer with passive losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on your sale, you will generally be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. In general, if you sell all or a portion of your units pursuant to the offer and recognize a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses from your partnership that were not otherwise utilized against passive activity income as described in the two preceding sentences will generally no longer be suspended and will generally therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. You are urged to consult your tax advisor concerning whether, and the extent to which, you have available "suspended" passive activity losses from your partnership or other investments that may be used to reduce gain from the sale of units pursuant to the offer.

     Release and Assignment of Claims. Our offer price includes your pro rata share of the settlement fund ($3.30 per unit), unless you request exclusion from the settlement or the Court's order approving the settlement is reversed or vacated by virtue of the appeal. If you request exclusion from the settlement or the Court's order approving the settlement is reversed or vacated by virtue of the appeal, an equivalent portion of the price paid to you may nevertheless be deemed a payment for your release and assignment of claims. We intend to treat the entire offer price as consideration paid to you for your units, regardless of whether you requested exclusion from the settlement. The proper treatment for federal income tax purposes of your receipt of amounts from the settlement fund or deemed payments for your release and assignment of claims is uncertain under current law. No opinion or assurance can be given that the IRS will not challenge the treatment of amounts from the settlement fund or as a deemed payment for your release and assignment of claims and not as additional consideration for the units, and assert that, in either case, the $3.30 portion should be treated as an ordinary income payment in exchange for your release and/or assignment of current and future claims. Moreover, while the IRS has stated that it generally will not treat attorneys' fees and costs that are paid directly to class counsel from a settlement fund as constituting income, profit, or gain of a member of the class (so long as the class is an opt-out class and the class member does not have a separate contingency fee arrangement with the class counsel), any special awards paid to claimants who actively aid in the prosecution of a class action or who devote substantial time or expense on behalf of a settlement class will be treated as payments for services rendered and will be includable in that member's gross income. You should consult your tax advisor regarding the tax consequences to you with respect to your right to, and your receipt of, amounts from the settlement fund or deemed payments for your release and assignment of claims, and the treatment of special awards, attorneys fees and costs.

     Information Reporting, Backup Withholding and FIRPTA. If you tender any units, you must report the transaction by filing a statement with your United States federal income tax return for the year of the tender which provides certain required information to the IRS. To prevent the possible application of back-up United States federal income tax withholding with respect to the payment of the offer consideration, you are generally required to provide us with your correct taxpayer identification number. Back-up withholding is not an additional tax. Any amounts withheld under the back-up withholding rules may be refunded or credited against your United States federal income tax liability, if any, provided that the required information is furnished to the Internal Revenue Service. See the instructions to the letter of transmittal.

     Gain realized by a foreign person on the sale of a unit pursuant to the offer will be subject to federal income tax under the Foreign Investment in Real Property Tax Act of 1980. Under these provisions of the Code, if we acquire an interest held by a foreign person, we will be required to deduct and withhold 10% of the amount realized by such foreign person on the disposition. Amounts withheld would be creditable against a foreign person's United States federal income tax liability and, if in excess thereof, a refund could be claimed from the Internal Revenue Service by filing a United States income tax return. See the instructions to the letter of transmittal.

     Tax Consequences to Your Partnership of Our Offer. Section 708 of the Code provides that if there is a sale or exchange of 50% or more of the total interest in capital and profits of a partnership within any 12-month period, such partnership terminates for United States federal income tax purposes. Approximately 3.79% of the units in your partnership were transferred during the previous 12 months. It is possible that our acquisition of units pursuant to the offer alone or in combination with other transfers of interests in your partnership could result in such a termination of your partnership. If your partnership is not deemed to terminate for tax purposes, there will be no tax effect to your partnership. If your partnership is deemed to terminate for tax purposes, however, the following federal income tax events will be deemed to occur: the terminated partnership will be deemed to have contributed all of its assets (subject to its liabilities) to a new partnership in exchange for an interest in the new partnership and, immediately thereafter, the old partnership will be deemed to have distributed interests in the new partnership to the remaining limited partners in proportion to their respective interests in the old partnership in liquidation of the old partnership.

     A termination of your partnership for federal income tax purposes may also subject the assets of your partnership to longer depreciable lives than those currently applicable to the assets of your partnership.

This would generally decrease the annual average depreciation deductions following our offer, but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership. Additionally, upon a termination of your partnership, the taxable year of your partnership will close for federal income tax purposes. Elections as to tax matters previously made by the old partnership will not be applicable to the new partnership unless the new partnership chooses to make the same elections.

     Tax Consequences to Non-Tendering and Partially-Tendering Limited
Partners. As described above, if 50% or more of such interests are sold or exchanged within a 12 month period, including as a result of our acquisition of units, a deemed tax termination of your partnership will occur for tax purposes. If less than 50% of the total interest in capital and profits of your partnership are sold or exchanged within any 12 month period, there will be no tax effect to you from the offer.

     You will not recognize any gain or loss upon a deemed tax termination of your partnership, and your capital account in your partnership will carry over to the new partnership. A termination of your partnership for federal income tax purposes may change (and possibly shorten) your holding period with respect to interests in your partnership that you choose to retain. Gain recognized by you on the disposition of retained units with a holding period of 12 months or less may be classified as short-term capital gain and subject to taxation at ordinary income tax rates.

     A deemed tax termination will also decrease the annual depreciation deductions (as a result of the longer partnership depreciation lives described above) allocable to you (thereby possibly increasing the taxable income allocable to your interests in the partnership each year).

7.  EFFECTS OF THE OFFER

     Because the general partner of your partnership is our affiliate, we have control over the management of your partnership. In addition, we, together with IPLP Acquisition I, L.L.C. and AIMCO IPLP, L.P. (which are our affiliates), own 203,674.50 units, or 59.42%, of the outstanding units of your partnership. Because we and our affiliates own a majority of the outstanding units and control your partnership's general partner, we control the outcome of most voting decisions with respect to your partnership. In general, we will vote the units owned by us in whatever manner we deem to be in our best interests, which may not be in the interest of other limited partners. This could (1) prevent non-tendering limited partners from taking action that they desire but that we oppose and (2) enable us to take action desired by us but opposed by non-tendering limited partners. We are also affiliated with the company that currently manages, and has managed for some time, the property owned by your partnership. In the event that we acquire a substantial number of units pursuant to this offer, removal of the property manager may become more difficult or impossible.

     If we acquire all of the units that we are seeking in the offer, our interest in your partnership's net earnings ($4,557,000 for the six months ended June 30, 2004) and net book value ($(36,883,000)) as of June 30, 2004) will increase to 100%. AIMCO-GP owns a 1% interest in AIMCO Properties, L.P. and AIMCO, through its subsidiaries, owns an 89% interest in AIMCO Properties.

     Distributions to Us. If we acquire units in the offer, we will participate in any subsequent distributions to limited partners to the extent of the units purchased.

     Partnership Status. The rules regarding whether a partnership is treated as a "publicly traded partnership" taxable as a corporation are not certain. We believe that our purchase of units in accordance with the terms of our offer should not adversely affect the issue of whether your partnership is classified as a partnership for federal income tax purposes, because, taking into account all of the facts and circumstances, the general partner of your partnership believes that the partnership interests in your partnership should not be treated as readily tradable on a secondary market or the substantial equivalent thereof.

     Business. Our offer will not affect the operation of the property owned by your partnership. We will continue to control the general partner of your partnership and the property manager, both of which will remain the same. Consummation of the offer will not affect your agreement of limited partnership, the operations of your partnership, the business and properties owned by your partnership or any other matter relating to your partnership, except it would result in us increasing our ownership of units. We have no current intention of changing the fee structure for your general partner or the manager of your partnership's property.

     Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act. If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In the case of your partnership, however, there is no established public trading market for the units and, therefore, we do not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Exchange Act, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. We do not expect or intend that consummation of the offer will cause the units to cease to be registered under Section 12(g) of the Exchange Act. If the units were to be held by fewer than 300 persons, your partnership could apply to de-register the units under the Exchange Act. Your partnership currently has 6,931 unitholders. The lack of filing periodic reports could affect the already limited secondary market which currently exists for units in your partnership and may result in others not tendering for such units. In such a case, you would regularly have access only to the limited information your partnership's agreement of limited partnership requires your general partner (which is our affiliate) to provide each year, which information consists primarily of tax information. In particular, you will continue to receive a Schedule K-1 each year as well as audited financial statements with respect to your partnership. A Schedule K-1 is an information statement that contains tax information for the fiscal year of your partnership, such as your allocation of income, deductions, credits, gains and losses of your partnership for federal income tax purposes. In comparison, the periodic reports filed by your partnership under the Exchange Act contain your partnership's annual and quarterly financial statements prepared in accordance with generally accepted accounting principles. These periodic reports filed under the Exchange Act also include information regarding your partnership's business and property and a discussion regarding your partnership's financial condition and results of operations. Additionally, your partnership will not be required to provide current reports on Form 8-K, describing certain material events. See "The Litigation Settlement
Offer -- Section 1. Terms of the Offer; Expiration Date."

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

8.  VALUATION OF UNITS

     Determination of Offer Price. We determined our offer price by estimating the liquidation proceeds that would be payable to limited partners if calculating a net equity value of units of limited partnership interest based on a valuation of your partnership's properties. Our starting point in this process was the value of each of your partnership's properties as determined by the court-appointed, independent appraiser in 2003. For a more a detailed description of the independent appraisals of your partnership's properties, see "The Litigation Settlement Offer -- Section 8. Valuation of Units; Estimated Liquidation Proceeds Based on Independent Appraisal."

     For The Apartments, we assigned it a gross property value of $5,542,743, which is equal to its appraised value less the prepayment penalty on its outstanding mortgage indebtedness ($1,457,257).

     For Arbours of Hermitage Apartments, we assigned it a gross property value of $14,814,941, which is equal to its appraised value less the prepayment penalty on its outstanding mortgage indebtedness ($185,059).

     For Belmont Place Apartments (formerly Chimney Hill Apartments), we assigned it a gross property value of $10,000,000 after considering the value of completed redevelopment activities on the property. The appraisal was for $2,900,000 and reflected the value of the land only.

     For Briar Bay Racquet Club, we assigned it a gross property value of $18,201,261, which is equal to 90% of its sales price of $20,254,000. The appraised value was $12,500,000.

     For Citadel Apartments, we assigned it a gross property value of $5,742,453, which is equal to 94% of its appraised value less the prepayment penalty on its outstanding mortgage indebtedness ($1,812,524). We made this determination based on certain factors, including the following:

     - the property's vacancy rate for the month ended July 2004 was 5% and its loss rate was 12%, as compared to a vacancy and loss rate of 8% projected by the appraiser;

     - our assessment of recent housing trends in the local market in which the property is located; and

     - our assessment of the general economic outlook for the area in which the property is located.

     For Citadel Village Apartments, we assigned it a gross property value of $4,869,753, which is equal to 90% of its appraised value less the prepayment penalty on its outstanding mortgage indebtedness ($80,247). We made this determination based on certain factors, including the following:

     - the property's vacancy rate for the month ended July 2004 was 3% and its loss rate was 41%, as compared to a vacancy and loss rate of 13.5% projected by the appraiser;

     - the property has offered fairly significant concessions in order to obtain its 3% vacancy rate. The property's effective gross income for the twelve months ended June 30, 2004 was approximately $776,000 compared to a projected annual effective gross income of $982,757 by the appraiser;

     - our assessment of recent housing trends in the local market in which the property is located; and

     - our assessment of the general economic outlook for the area in which the property is located.

     For Foothill Place Apartments, we assigned it a gross property value of $21,169,186, which is equal to its appraised value less the prepayment penalty on its outstanding mortgage indebtedness ($330,814).

     For Knollwood Apartments, we assigned it a gross property value of $14,577,929, which is equal to its appraised value less the prepayment penalty on its outstanding mortgage indebtedness ($222,071).

     For Lake Forest Apartments, we assigned it a gross property value of $8,599,189, which is equal to 90% of its appraised value less the prepayment penalty on its outstanding mortgage indebtedness ($2,380,811). We made this determination based on certain factors, including the following:

     - the property's loss rate for the month ended July 2004 was 11%, as compared to a loss rate of 8% projected by the appraiser;

     - our assessment of recent housing trends in the local market in which the property is located; and

     - our assessment of the general economic outlook for the area in which the property is located.

     For Nob Hill Villa Apartments, we assigned it a gross property value of
$9,630,000, which is equal to   90% of its contracted sales price of
$10,700,000. The appraised value from 2003 was $12,700,000.

     For Post Ridge Apartments, we assigned it a gross property value of $6,589,746, which is equal to its appraised value less the prepayment penalty on its outstanding mortgage indebtedness ($810,254).

     For Rivers Edge Apartments, we assigned it a gross property value of $6,525,132, which is equal to its appraised value less the prepayment penalty on its outstanding mortgage indebtedness ($974,868).

     For Village East Apartments, we assigned it a gross property value of $4,429,579, which is equal to 90% of its appraised value less the prepayment penalty on its outstanding mortgage indebtedness ($70,421). We made this determination based on certain factors, including the following:

     - the property's vacancy rate for the month ended July 2004 was 8% and its loss rate was 50%, as compared to a vacancy and loss rate of 18% projected by the appraiser;

     - the appraisal assumed the loss rate would improve over a 24-month period as the property leased up. The lease up has been slower than anticipated;

     - our assessment of recent housing trends in the local market in which the property is located; and

     - our assessment of the general economic outlook for the area in which the property is located.

     The following table compares the appraised values of your partnership's properties to the gross property values that we used to determine our offer price:

                                  APPRAISED                    PREPAYMENT     NET GROSS
PROPERTY                            VALUE       GROSS VALUE     PENALTY     PROPERTY VALUE
--------                         ------------   ------------   ----------   --------------
The Apartments.................  $  7,000,000   $  7,000,000   $1,457,257    $  5,542,743
Arbours of Hermitage
  Apartments...................    15,000,000     15,000,000      185,059      14,814,941
Belmont Place Apartments.......     2,900,000     10,000,000           --      10,000,000
Briar Bay Racquet Club.........    12,500,000     18,315,900      114,639      18,201,261
Citadel Apartments.............     8,000,000      7,554,977    1,812,524       5,742,453
Citadel Village Apartments.....     5,500,000      4,950,000       80,247       4,869,753
Foothill Place Apartments......    21,500,000     21,500,000      330,814      21,169,186
Knollwood Apartments...........    14,800,000     14,800,000      222,071      14,577,929
Lake Forest Apartments.........    12,000,000     10,980,000    2,380,811       8,599,189
Nob Hill Villa Apartments......    12,400,000      9,630,000           --       9,630,000
Post Ridge Apartments..........     7,400,000      7,400,000      810,254       6,589,746
Rivers Edge Apartments.........     7,500,000      7,500,000      974,868       6,525,132
Village East Apartments........     5,000,000      4,500,000       70,421       4,429,579
                                 ------------   ------------   ----------    ------------
Total..........................  $131,700,000   $139,130,877   $8,483,965    $130,691,912
                                 ============   ============   ==========    ============

     After determining the aggregate gross property value, we then calculated an equity value for your partnership based on such gross property value by adding the value of the non-real estate assets of your partnership and deducting its liabilities, including mortgage debt and debt owed by your partnership to the general partner or its affiliates.

     Finally, we allocated 100% of this net equity value to limited partners, which is the percentage of net proceeds that would be paid to limited partners in the event of a liquidation of your partnership. Our offer price represents the net equity value per unit determined in this manner, plus a pro rata portion of the settlement fund, as indicated below.

Aggregate gross property value of partnership properties....  $130,691,912
Plus: Cash and cash equivalents.............................     3,146,419
Plus: Other partnership assets, net of security deposits....     3,206,261
Less: Mortgage debt, including accrued interest.............   (75,979,427)
Less: Accounts payable and accrued expenses.................    (1,800,535)
Less: Other liabilities.....................................    (1,808,492)
Less: Distributions to lower tier general partners and
  special limited partners..................................      (290,349)
                                                              ------------
Partnership valuation before taxes and certain costs........  $ 57,165,788
                                                              ------------
Add: Deficit restoration obligation.........................     4,025,263
                                                              ------------
Net equity value of your partnership........................  $ 61,191,051
Percentage of net equity value allocated to holders of
  units.....................................................          100%
                                                              ------------
Net equity value of units...................................  $ 61,191,051
  Total number of units.....................................    342,773.00
                                                              ------------
Net equity value per unit...................................  $     178.52
                                                              ============
Plus: Payment from the settlement fund......................  $       3.30
                                                              ------------
Cash consideration per unit.................................  $     181.82
                                                              ============

     Comparison of Offer Price to Alternative Consideration. To assist holders of units in evaluating the offer, your general partner, which is our affiliate, has attempted to compare the offer price against: (a) prices at which the units have sold on the secondary market and (b) the estimated liquidation proceeds payable per unit, assuming a sale of properties at prices equal to appraised values determined by the independent appraiser. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the actual range of possible values. The results of these comparative analyses are summarized in the chart below.

COMPARISON TABLE                                              PER UNIT
----------------                                              --------
Cash offer price............................................  $181.82
Alternatives
  Highest prior cash tender offer price.....................  $196.74(1)
  Highest price on secondary market.........................  $182.09
  Estimated liquidation proceeds (based on appraised
     value).................................................  $156.65

---------------

(1) Highest price offered in our 2000-2003 tender offers to date.

PRIOR TENDER OFFERS.

     2003. On December 31, 2003, we completed a tender offer commenced on November 10, 2003. We acquired 10,056 units in that tender offer at a price of $102.07 per unit.

     2002. On June 25, 2002, we completed a tender offer commenced on May 13, 2002. We acquired 5,757 units in that offer at a price of $128.00 per unit.

     2000. On September 28, 2000, we completed a tender offer commenced on August 2, 2000. We acquired 12,356.12 units in that offer at a price of $196.74 per unit.

     Prices on Secondary Market. Secondary market sales information is not a reliable measure of value because of the limited amount of any known trades. Except for offers made by us and unaffiliated third parties, privately negotiated sales and sales through intermediaries are the only means which may be available to a limited partner to liquidate an investment in units (other than our offer) because the units are not listed or traded on any exchange or quoted on Nasdaq, on the Electronic Bulletin Board, or in "pink sheets." Secondary sales activity for the units, including privately negotiated sales, has been limited and sporadic.

     Set forth below are the high and low sale prices of units during the year ending December 31, 2004 (through August 31) and the year ended December 31, 2003, as reported by Direct Investments Spectrum (formerly known as The Partnership Spectrum), which is an independent, third-party source. The gross sales prices reported by Direct Investments Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported price. Direct Investments Spectrum represents only one source of secondary sales information, and other services may contain prices for the units that equal or exceed the sales prices reported by Direct Investments Spectrum. We do not know whether the information compiled by Direct Investments Spectrum is accurate or complete.

 SALES PRICES OF PARTNERSHIP UNITS, AS REPORTED BY DIRECT INVESTMENTS SPECTRUM

                                                               HIGH       LOW
                                                              -------   -------
Year Ending December 31, 2004 (through August 31):            $160.00   $112.00
Year Ended December 31, 2003:                                 $175.00   $150.00

     Set forth in the table below are the high and low sales prices of units during the year ending December 31, 2004 (through September 30) and the year ended December 31, 2003, as reported by the American Partnership Board, which is an independent, third-party source. The gross sales prices reported by American Partnership Board do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices. The American Partnership Board represents one source of secondary sales information, and other services may contain prices for units that equal or exceed the sales prices reported by the American Partnership Board. We do not know whether the information compiled by the American Partnership Board is accurate or complete.

    SALES PRICES OF PARTNERSHIP UNITS, AS REPORTED BY THE PARTNERSHIP BOARD

                                                                HIGH       LOW
                                                               -------   --------
Year Ending December 31, 2004 (through September 30):          $156.02   $120.00
Year Ended December 31, 2003:                                  $167.11   $147.07

ESTIMATED LIQUIDATION PROCEEDS BASED ON INDEPENDENT APPRAISAL

     Selection and Qualifications of Independent Appraiser. Under the terms of the settlement, your partnership's property was appraised by American Appraisal Associates, Inc. ("AAA"), an independent appraiser appointed by the court. The information set forth below was provided to us by AAA with respect to its appraisals.

     AAA is an experienced independent valuation consulting firm with more than 50 offices on four continents. AAA provides valuation and consulting services for the real estate industry through its specialized industry focus and operates through a team of professionals with different economical, financial, statistical, legal, architectural, urban and engineering knowledge and expertise.

     Factors Considered. AAA performed complete appraisals of all of your partnership's properties. AAA has represented that its report was prepared in conformity with the Uniform Standards of Professional Appraisal Practice and the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. We furnished the appraiser with all of the necessary information requested by

AAA in connection with the appraisal. The information furnished to the appraiser was true, correct and complete in all material respects. No limitations were imposed on AAA by us or any of our affiliates. In preparing its valuation of your partnership property, AAA:

     - inspected and analyzed the exterior of all buildings and site improvements and a representative sample of units;

     - conducted neighborhood and area research, including major employers, demographics (population trends, number of households, and income trends), housing trends, surrounding uses, and general economic outlook of the area;

     - conducted market research of rental inventory, historical vacancy rates, historical average rental rates, occupancy trends, concessions, and marketing strategies in the submarket, and occupancy rates at competing properties;

     - reviewed leasing policy, concessions and history of recent occupancy;

     - reviewed the historical operating statements for your partnership's property and an operating budget forecast for 2003;

     - prepared an estimate of stabilized income and expense (for capitalization purposes);

     - conducted market inquiries into recent sales of similar properties to ascertain sales price per unit, effective gross income multipliers and capitalization rates; and

     - prepared sales comparison and income capitalization approaches to value.

     AAA was provided by us with the following management budgets for your partnership's property:

                                           THE APARTMENTS       ARBOURS OF HERMITAGE    BRIAR BAY RACQUET CLUB
                                          FISCAL YEAR 2003        FISCAL YEAR 2003         FISCAL YEAR 2003
                                          MANAGEMENT BUDGET       MANAGEMENT BUDGET        MANAGEMENT BUDGET
                                        ---------------------   ---------------------   -----------------------
DESCRIPTION                               TOTAL      PER UNIT     TOTAL      PER UNIT      TOTAL      PER UNIT
-----------                             ----------   --------   ----------   --------   -----------   ---------
Revenues
  Rental Income.......................  $1,534,041    $7,520    $2,553,258    $7,295    $1,947,000     $10,036
  Vacancy.............................     137,005       672       116,940       334        81,000         418
  Credit Loss/Concessions.............      67,400       330         7,400        21        63,192         326
    Subtotal..........................  $  204,405    $1,002    $  124,340    $  355    $  144,192     $   743
  Laundry Income......................  $   22,800    $  112    $    9,500    $   27    $        0     $     0
  Garage Revenue......................      20,000        98             0         0             0           0
  Other Misc. Revenue.................      72,265       354       243,292       695       135,000         696
    Subtotal Other Income.............  $  115,065    $  564    $  252,792    $  722    $  135,000     $   696
Effective Gross Income................  $1,444,701    $7,082    $2,681,710    $7,662    $1,937,808     $ 9,989
Operating Expenses
  Taxes...............................  $  133,327    $  654    $  198,034    $  566    $  184,825     $   953
  Insurance...........................      36,434       179        69,513       199        55,498         286
  Utilities...........................     116,300       570       279,255       798       117,180         604
  Repair & Maintenance................      70,187       344       119,362       341       130,800         674
  Cleaning............................      22,165       109             0         0             0           0
  Landscaping.........................      12,998        64        67,442       193             0           0
  Security............................       6,894        34             0         0             0           0
  Marketing & Leasing.................      27,018       132        26,204        75        21,000         108
  General Administrative..............     173,829       852       290,832       831       172,296         888
  Management..........................      76,900       377       132,341       378       114,822         592
  Miscellaneous.......................           0         0             0         0             0           0
Total Operating Expenses..............  $  676,052    $3,314    $1,182,983    $3,380    $  796,421     $ 4,105
  Reserves............................           0         0             0         0             0           0
Net Income............................  $  768,649    $3,768    $1,498,727    $4,282    $1,141,387     $ 5,883

                                    CITADEL             CITADEL VILLAGE         FOOTHILL PLACE             KNOLLWOOD
                               FISCAL YEAR 2003        FISCAL YEAR 2003        FISCAL YEAR 2003        FISCAL YEAR 2003
                               MANAGEMENT BUDGET       MANAGEMENT BUDGET       MANAGEMENT BUDGET       MANAGEMENT BUDGET
                             ---------------------   ---------------------   ---------------------   ---------------------
DESCRIPTION                    TOTAL      PER UNIT     TOTAL      PER UNIT     TOTAL      PER UNIT     TOTAL      PER UNIT
-----------                  ----------   --------   ----------   --------   ----------   --------   ----------   --------
Revenues
  Rental Income............  $1,760,000    $6,743    $1,107,000    $9,074    $3,723,330    $8,274    $2,603,121    $7,985
  Vacancy..................      96,000       368       185,550     1,521       440,780       980        98,465       302
  Credit
    Loss/Concessions.......      21,600        83             0         0       172,344       383        14,025        43
    Subtotal...............  $  117,600    $  451    $  185,550    $1,521    $  613,124    $1,362    $  112,490    $  345
  Laundry Income...........  $   16,272    $   62    $   12,974    $  106    $   68,548    $  152    $   12,984    $   40
  Garage Revenue...........           0         0             0         0             0         0             0         0
  Other Misc. Revenue......      71,520       274        52,496       430       257,764       573       167,507       514
    Subtotal Other
      Income...............  $   87,792    $  336    $   65,470    $  537    $  326,312    $  725    $  180,491    $  554
Effective Gross Income.....  $1,730,192    $6,629    $  986,920    $8,090    $3,436,518    $7,637    $2,671,122    $8,194
Operating Expenses
  Taxes....................  $  185,609    $  711    $   23,525    $  193    $  261,529    $  581    $  205,908    $  632
  Insurance................      68,118       261        18,698       153        69,947       155        56,823       174
  Utilities................     152,300       584        81,332       667       244,800       544       187,306       575
  Repair & Maintenance.....     104,316       400        38,706       317       122,850       273       110,725       340
  Cleaning.................           0         0             0         0        85,600       190             0         0
  Landscaping..............      65,316       250        27,170       223             0         0        72,024       221
  Security.................           0         0             0         0             0         0             0         0
  Marketing & Leasing......      24,444        94        29,440       241        51,900       115        25,505        78
  General Administrative...     197,409       756       119,941       983       373,731       831       333,576     1,023
  Management...............      85,523       328        56,476       463       188,106       418       131,000       402
  Miscellaneous............           0         0             0         0             0         0             0         0
Total Operating Expenses...  $  883,035    $3,383    $  395,288    $3,240    $1,398,463    $3,108    $1,122,867    $3,444
  Reserves.................           0         0             0         0             0         0             0         0
Net Income.................  $  847,157    $3,246    $  591,632    $4,849    $2,038,055    $4,529    $1,548,255    $4,749

                                                  LAKE FOREST APTS         NOB HILL VILLA          POST RIDGE APTS
                                                  FISCAL YEAR 2003        FISCAL YEAR 2003        FISCAL YEAR 2003
                                                  MANAGEMENT BUDGET       MANAGEMENT BUDGET       MANAGEMENT BUDGET
                                                ---------------------   ---------------------   ---------------------
DESCRIPTION                                       TOTAL      PER UNIT     TOTAL      PER UNIT     TOTAL      PER UNIT
-----------                                     ----------   --------   ----------   --------   ----------   --------
Revenues
  Rental Income...............................  $2,373,354    $7,607    $2,709,206    $5,740    $1,378,000    $9,187
  Vacancy.....................................     129,800       416       151,068       320        53,740       358
  Credit Loss/Concessions.....................      52,400       168        12,100        26         6,400        43
    Subtotal..................................  $  182,200    $  584    $  163,168    $  346    $   60,140    $  401
  Laundry Income..............................  $   39,931    $  128    $   56,384    $  119    $    2,148    $   14
  Garage Revenue..............................           0         0             0         0             0         0
  Other Misc. Revenue.........................     223,274       716       303,200       642       105,765       705
    Subtotal Other Income.....................  $  263,205    $  844    $  359,584    $  762    $  107,913    $  719
Effective Gross Income........................  $2,454,359    $7,867    $2,905,622    $6,156    $1,425,773    $9,505
Operating Expenses
  Taxes.......................................  $  176,389    $  565    $  224,696    $  476    $  104,448    $  696
  Insurance...................................      47,032       151        92,592       196        33,662       224
  Utilities...................................     151,832       487       345,880       733        92,475       617
  Repair & Maintenance........................     149,355       479       154,460       327        62,440       416
  Cleaning....................................           0         0             0         0             0         0
  Landscaping.................................      79,040       253        98,364       208        37,930       253
  Security....................................           0         0             0         0             0         0
  Marketing & Leasing.........................      41,960       134        28,622        61        23,648       158
  General Administrative......................     318,387     1,020       326,394       692       194,478     1,297
  Management..................................     120,707       387       136,921       290        70,918       473
  Miscellaneous...............................           0         0             0         0             0         0
Total Operating Expenses......................  $1,084,702    $3,477    $1,407,929    $2,983    $  619,999    $4,133
  Reserves....................................           0         0             0         0             0         0
Net Income....................................  $1,369,657    $4,390    $1,497,693    $3,173    $  805,774    $5,372

                                                                  RIVERS EDGE            VILLAGE EAST
                                                               FISCAL YEAR 2003        FISCAL YEAR 2003
                                                               MANAGEMENT BUDGET       MANAGEMENT BUDGET
                                                             ---------------------   ---------------------
DESCRIPTION                                                    TOTAL      PER UNIT     TOTAL      PER UNIT
-----------                                                  ----------   --------   ----------   --------
Revenues
  Rental Income............................................  $1,014,000    $8,450    $1,044,000    $7,620
  Vacancy..................................................      63,500       529       234,000     1,708
  Credit Loss/Concessions..................................       6,750        56        57,300       418
    Subtotal...............................................  $   70,250    $  585    $  291,300    $2,126
  Laundry Income...........................................  $    7,212    $   60    $    3,288    $   24
  Garage Revenue...........................................           0         0             0         0
  Other Misc. Revenue......................................      55,080       459        68,210       498
    Subtotal Other Income..................................  $   62,292    $  519    $   71,498    $  522
Effective Gross Income.....................................  $1,006,042    $8,384    $  824,198    $6,016
Operating Expenses
  Taxes....................................................  $   51,849    $  432    $   26,149    $  191
  Insurance................................................      18,701       156        18,793       137
  Utilities................................................      44,400       370       104,340       762
  Repair & Maintenance.....................................       9,300        78        36,720       268
  Cleaning.................................................      11,800        98             0         0
  Landscaping..............................................      37,800       315        21,965       160
  Security.................................................           0         0             0         0
  Marketing & Leasing......................................      21,600       180        45,040       329
  General Administrative...................................     117,367       978       116,480       850
  Management...............................................      50,304       419        42,944       313
  Miscellaneous............................................           0         0             0         0
Total Operating Expenses...................................  $  363,121    $3,026    $  412,431    $3,010
  Reserves.................................................           0         0             0         0
Net Income.................................................  $  642,921    $5,358    $  411,767    $3,006

     THE ABOVE MANAGEMENT BUDGETS ARE INTERNALLY PREPARED OPERATING PROJECTIONS FOR THE PARTNERSHIP'S PROPERTIES. A MANAGEMENT BUDGET DOES NOT REFLECT A PROPERTY'S ACTUAL PERFORMANCE, OR CHANGES IN THE CONDITION OF A PROPERTY, IN THE LOCAL AREA SURROUNDING A PROPERTY OR IN THE ECONOMY IN GENERAL.

     Summary of Approaches and Methodologies Employed. The following summary describes the material approaches and analyses employed by AAA in preparing the appraisals. The partnership imposed no conditions or limitations on the scope of AAA's investigation or the methods and procedures to be followed in preparing the appraisal. AAA principally relied on two approaches to valuation: (1) the sales comparison approach and (2) the income capitalization approach.

     The sales comparison approach uses analysis techniques and sales of comparable improved properties in surrounding or competing areas to derive units of comparison that are then used to indicate a value for the subject property. Under this approach, the primary methods of analysis used by the appraiser were:
(1) sales price per unit analysis; (2) net operating income analysis; and (3) effective gross income analysis.

     The purpose of the income capitalization approach is to value an income-producing property by analyzing likely future income and expenses of the property over a reasonable holding period. Under the income capitalization approach, AAA performed: (1) a direct capitalization analysis and (2) a discounted cash flow analysis to derive property value. The direct capitalization analysis determines the value of a property by applying a capitalization rate that takes into account all of the factors influencing the value of such property to the net operating income of such property for a single year. The direct capitalization method is normally more appropriate for properties with relatively stable operating histories and expectations. The discounted cash flow analysis determines the value of a property by discounting to present value the estimated operating cash flow of such property and the estimated proceeds of a hypothetical sale of such property at the end of an assumed holding period. The discounted cash flow method is more appropriate for the analysis of investment properties with multiple or long-term leases, particularly leases with cancellation clauses or renewal options. It is especially useful for multi-tenant properties in volatile markets.

     AAA relied principally on the income capitalization approach to valuation and secondarily on the sales comparison approach. Although the sales comparison approach is considered a reliable method for valuing property, the income capitalization approach is the primary approach used for valuing income producing property, such as your partnership's property.

     Summary of Independent Appraisals of Your Partnership's Property. AAA performed complete appraisals of all of your partnership's properties. The summary set forth below describes the material conclusions reached by AAA based on the values determined under the valuation approaches and subject to the assumptions and limitations described below. The estimated total "as is" market values of the fee simple estate of your partnership's property is $131,700,000, which was determined by adding the estimated values determined by AAA for each of your partnership's properties and which is higher than our estimated total gross valuation of $130,691,912.

  THE APARTMENT

     Valuation Under Sales Comparison Approach. AAA compared five apartment complexes with The Apartment that were sold between April 2000 and January 2003 and located in the property's real estate market area. Based on its qualitative analysis, AAA rated the locations of all five comparable properties as superior to the location of The Apartment. AAA rated the quality/appeal of all five comparable properties as comparable to the quality/appeal of The Apartment. AAA rated the amenities of all five comparable properties as comparable to the amenities of The Apartment.

     AAA made adjustments to the sales price per unit of each comparable property to reflect differences from The Apartment in location, number of units, quality/appeal, age/condition, occupancy at sale, amenities and average unit size. Based on the available data, AAA concluded a value range of $35,344 to $36,518 per unit with a mean or average adjusted price of $35,749 per unit and a median adjusted price of $35,538 per unit. Thus, the estimated value based on a $35,500 sales price per unit for the 204 units was approximately $7,100,000 after adjustment for deferred maintenance and present value of concessions.

     As part of the sales comparison approach, AAA also conducted a net operating income ("NOI") analysis. NOI effectively takes into account the various physical, location and operating aspects of the sale. AAA compared The Apartment's NOI to the NOI of the five comparable properties and arrived at a percentage adjustment. After applying the percentage adjustment to the sales price per unit of each comparable property, the range of value was between $33,275 and $34,855 per unit, with an average of $33,885 per unit. The appraiser concluded a value of $33,800 per unit for the 204 units of the property, resulting in an estimated "as is" market value of $6,800,000 using the NOI analysis after adjustment for deferred maintenance and present value of concessions.

     AAA also performed an effective gross income multiplier ("EGIM") analysis. The EGIM measures the relationship between the sales price of a property and its effective gross income, which is the total annual income that a property would produce after an allowance for vacancy and credit loss. AAA estimated the operating expense ratio ("OER") of The Apartment to be 50.16% before reserves, with the expense ratios of the five comparable properties ranging from 42.85% to 49.74%, resulting in EGIMs ranging from 5.27 to 6.08. Thus, AAA concluded an EGIM of 5.30 for The Apartment, and applied the EGIM to the stabilized effective gross income for the property (see Income Approach section below), resulting in a value conclusion of approximately $7,200,000 after adjustment for deferred maintenance and present value of concessions.

     AAA estimated the value using the price per unit analysis at $7,100,000, the value using the NOI analysis at $6,800,000 and the value using the EGIM analysis at $7,200,000. Based on these three valuation methods, AAA concluded that the reconciled value for The Apartment under the sales comparison approach was $7,100,000. AAA assumed a marketing and exposure period of 6 to 12 months.

     Valuation Under Income Capitalization Approach. Under the income capitalization approach, AAA performed: (1) a direct capitalization analysis and
(2) a discounted cash flow analysis to derive a value for The Apartment.

     AAA first utilized a discounted cash flow method to analyze the value of the property. Under this method, anticipated future cash flow and a reversionary value are discounted at an appropriate rate of return to arrive at an estimate of present value. AAA also employed a direct capitalization analysis on the property by dividing a forecast of net operating income ("NOI") by an appropriate capitalization rate. AAA performed a market rent analysis for the property to derive a projected rental income. The analysis included both a review of the subject's current asking and actual rent rates as well as a comparison with comparable apartment properties. AAA calculated The Apartment's effective gross income ("EGI") by adding apartment rental collections to other income and then making an adjustment for vacancy and collection loss. Under this analysis, AAA arrived at an EGI of $1,380,397. Once the EGI was established, operating expenses were deducted from the EGI in order to arrive at an NOI for The Apartment of approximately $647,153. AAA performed a pro forma analysis of revenue and expenses for the property to derive the subject's stabilized NOI. AAA relied on the subject's historical and budgeted income and expenses for this estimate. AAA derived appropriate investment criteria, including an overall capitalization rate, terminal capitalization rate and a discount rate based upon analysis of comparable sales and a survey of real estate investors.

     The assumptions employed by AAA to determine the value of The Apartment under the income approach included:

          (1) stabilized vacancy and collection loss rate of 12%;

          (2) replacement reserve of $200 per unit;

          (3) overall capitalization rate of 9.25%;

          (4) terminal capitalization rate of 10.00%;

          (5) discount rate of 11.50%;

          (6) 2.00% cost of sale at reversion; and

          (7) holding period of 10 years.

No adjustment was made for lease-up costs because the property was near or at a stabilized condition. An adjustment was made for concessions due to soft market conditions, and AAA estimated the present value of concessions to be $49,000. An adjustment of $50,000 was made for deferred maintenance. Based on these assumptions, AAA's estimate of cash flows for a 10-year period resulted in an indicated value of $6,900,000 through the discounted cash flow method. The reversion value contributed approximately 40% of the value.

     Under the direct capitalization method, utilizing a capitalization rate of 9.25%, the projected NOI resulted in a value (after rounding) of $6,900,000 after adjustments for deferred maintenance and present value of concessions, if any.

     Using the income capitalization approach, AAA determined on an as-is basis that the direct capitalization method and the discounted cash flow method indicated the value for The Apartment was $6,900,000.

     Reconciliation of Values and Conclusions of Appraisal. The final step in the appraisal process was to reconcile the sales comparison approach and the income capitalization approach values to arrive at a final value conclusion. The reconciliation of the two approaches involved weighing the valuation techniques in relation to their substantiation by market and other sources of data, the relativity and applicability of the approaches to the property type, and the purpose of the valuation. AAA concluded that the estimated market value under the sales comparison approach was $7,100,000 and the estimated market value under the income capitalization approach was $6,900,000. After reconciling the various factors, AAA determined a final "as is" market value for The Apartment of $7,000,000 as of May 12, 2003.

  ARBOURS OF HERMITAGE

     Valuation Under Sales Comparison Approach. AAA compared five apartment complexes with Arbours of Hermitage that were sold between January 1999 and June 2002 and located in the property's real estate market area. Based on its qualitative analysis, AAA rated the locations of two comparable properties as superior, two comparable properties as comparable and one comparable property as inferior to the location of Arbours of Hermitage. AAA rated the quality/appeal of one comparable property as superior, two comparable properties as comparable and two comparable properties as inferior to the quality/appeal of Arbours of Hermitage. AAA rated the amenities of four comparable properties as comparable and one comparable property as inferior to the amenities of Arbours of Hermitage.

     AAA made adjustments to the sales price per unit of each comparable property to reflect differences from Arbours of Hermitage in location, number of units, quality/appeal, age/condition, occupancy at sale, amenities and average unit size. Based on the available data, AAA concluded a value range of $36,507 to $47,049 per unit with a mean or average adjusted price of $43,574 per unit and a median adjusted price of $44,348 per unit. Thus, the estimated value based on a $44,000 sales price per unit for the 350 units was approximately $15,400,000.

     As part of the sales comparison approach, AAA also conducted a net operating income ("NOI") analysis. NOI effectively takes into account the various physical, location and operating aspects of the sale. AAA compared Arbours of Hermitage's NOI to the NOI of the five comparable properties and arrived at a percentage adjustment. After applying the percentage adjustment to the sales price per unit of each comparable property, the range of value was between $42,633 and $47,628 per unit, with an average of $44,824 per unit. The appraiser concluded a value of $45,000 per unit for the 350 units of the property, resulting in an estimated "as is" market value of $15,800,000 using the NOI analysis.

     AAA also performed an effective gross income multiplier ("EGIM") analysis. The EGIM measures the relationship between the sales price of a property and its effective gross income, which is the total annual income that a property would produce after an allowance for vacancy and credit loss. AAA estimated the operating expense ratio ("OER") of Arbours of Hermitage to be 44.31% before reserves, with the expense ratios of the five comparable properties ranging from 40.79% to 54.52%, resulting in EGIMs ranging from 4.64 to 6.66. Thus, AAA concluded an EGIM of 5.50 for Arbours of Hermitage, and applied the EGIM to the stabilized effective gross income for the property (see Income Approach section below), resulting in a value conclusion of approximately $15,300,000.

     AAA estimated the value using the price per unit analysis at $15,400,000, the value using the NOI analysis at $15,800,000 and the value using the EGIM analysis at $15,300,000. Based on these three valuation methods, AAA concluded that the reconciled value for Arbours of Hermitage under the sales comparison approach was $15,400,000. AAA assumed a marketing and exposure period of 6 to 12 months.

     Valuation Under Income Capitalization Approach. Under the income capitalization approach, AAA performed: (1) a direct capitalization analysis and
(2) a discounted cash flow analysis to derive a value for Arbours of Hermitage.

     AAA first utilized a discounted cash flow method to analyze the value of the property. Under this method, anticipated future cash flow and a reversionary value are discounted at an appropriate rate of return to arrive at an estimate of present value. AAA also employed a direct capitalization analysis on the property by dividing a forecast of net operating income ("NOI") by an appropriate capitalization rate. AAA performed a market rent analysis for the property to derive a projected rental income. The analysis included both a review of the subject's current asking and actual rent rates as well as a comparison with comparable apartment properties. AAA calculated Arbours of Hermitage's effective gross income ("EGI") by adding apartment rental collections to other income and then making an adjustment for vacancy and collection loss. Under this analysis, AAA arrived at an EGI of $2,782,078. Once the EGI was established, operating expenses were deducted from the EGI in order to arrive at an NOI for Arbours of Hermitage of approximately $1,461,724. AAA performed a pro forma analysis of revenue and expenses for the property to derive the subject's stabilized NOI. AAA relied on the subject's historical and budgeted income and expenses for this estimate. AAA derived appropriate investment criteria, including an overall capitalization rate, terminal capitalization rate and a discount rate based upon analysis of comparable sales and a survey of real estate investors.

     The assumptions employed by AAA to determine the value of Arbours of Hermitage under the income approach included:

          (1) stabilized vacancy and collection loss rate of 5%;

          (2) replacement reserve of $250 per unit;

          (3) overall capitalization rate of 9.75%;

          (4) terminal capitalization rate of 10.75%;

          (5) discount rate of 12.50%;

          (6) 2.00% cost of sale at reversion; and

          (7) holding period of 10 years.

No adjustment was made for lease-up costs because the property was near or at a stabilized condition. No adjustment was made for concessions. Based on these assumptions, AAA's estimate of cash flows for a 10-year period resulted in an indicated value of $15,100,000 through the discounted cash flow method. The reversion value contributed approximately 37% of the value.

     Under the direct capitalization method, utilizing a capitalization rate of 9.75%, the projected NOI resulted in a value (after rounding) of $15,000,000.

     Using the income capitalization approach, AAA determined on an as-is basis that the direct capitalization method and the discounted cash flow method indicated the value for Arbours of Hermitage was $15,000,000.

     Reconciliation of Values and Conclusions of Appraisal. The final step in the appraisal process was to reconcile the sales comparison approach and the income capitalization approach values to arrive at a final value conclusion. The reconciliation of the two approaches involved weighing the valuation techniques in relation to their substantiation by market and other sources of data, the relativity and applicability of the approaches to the property type, and the purpose of the valuation. AAA concluded that the estimated market value under the sales comparison approach was $15,400,000 and the estimated market value under the income capitalization approach was $15,000,000. After reconciling the various factors, AAA determined a final "as is" market value for Arbours of Hermitage of $15,000,000 as of May 5, 2003.

  BRIAR BAY RACQUET CLUB

     Valuation Under Sales Comparison Approach. AAA compared five apartment complexes with Briar Bay Racquet Club that were sold between November 2000 and September 2002 and located in the property's real estate market area. Based on its qualitative analysis, AAA rated the locations of all five comparable properties as comparable to the location of Briar Bay Racquet Club. AAA rated the quality/ appeal of all five comparable properties as inferior to the quality/appeal of Briar Bay Racquet Club. AAA rated the amenities of all five comparable properties as comparable to the amenities of Briar Bay Racquet Club.

     AAA made adjustments to the sales price per unit of each comparable property to reflect differences from Briar Bay Racquet Club in location, number of units, quality/appeal, age/condition, occupancy at sale, amenities and average unit size. Based on the available data, AAA concluded a value range of $60,860 to $76,163 per unit with a mean or average adjusted price of $65,693 per unit and a median adjusted price of $63,964 per unit. Thus, the estimated value based on a $65,000 sales price per unit for the 194 units was approximately $12,600,000.

     As part of the sales comparison approach, AAA also conducted a net operating income ("NOI") analysis. NOI effectively takes into account the various physical, location and operating aspects of the sale. AAA compared Briar Bay Racquet Club's NOI to the NOI of the five comparable properties and arrived at a percentage adjustment. After applying the percentage adjustment to the sales price per unit of each comparable property, the range of value was between $41,918 and $68,366 per unit, with an average of $55,123 per unit. The appraiser concluded a value of $65,000 per unit for the 194 units of the property, resulting in an estimated "as is" market value of $12,600,000 using the NOI analysis.

     AAA also performed an effective gross income multiplier ("EGIM") analysis. The EGIM measures the relationship between the sales price of a property and its effective gross income, which is the total annual income that a property would produce after an allowance for vacancy and credit loss. AAA estimated the operating expense ratio ("OER") of Briar Bay Racquet Club to be 42.07% before reserves, with the expense ratios of the five comparable properties ranging from 31.03% to 38.21%, resulting in EGIMs ranging from 5.13 to 8.56. Thus, AAA concluded an EGIM of 6.50 for Briar Bay Racquet Club, and applied the EGIM to the stabilized effective gross income for the property (see Income Approach section below), resulting in a value conclusion of approximately $12,500,000.

     AAA estimated the value using the price per unit analysis at $12,600,000, the value using the NOI analysis at $12,600,000 and the value using the EGIM analysis at $12,500,000. Based on these three valuation methods, AAA concluded that the reconciled value for Briar Bay Racquet Club under the sales comparison approach was $12,600,000. AAA assumed a marketing and exposure period of 6 to 12 months.

     Valuation Under Income Capitalization Approach. Under the income capitalization approach, AAA performed: (1) a direct capitalization analysis and
(2) a discounted cash flow analysis to derive a value for Briar Bay Racquet
Club.

     AAA first utilized a discounted cash flow method to analyze the value of the property. Under this method, anticipated future cash flow and a reversionary value are discounted at an appropriate rate of return to arrive at an estimate of present value. AAA also employed a direct capitalization analysis on the property by dividing a forecast of net operating income ("NOI") by an appropriate capitalization rate. AAA performed a market rent analysis for the property to derive a projected rental income. The analysis included both a review of the subject's current asking and actual rent rates as well as a comparison with comparable apartment properties. AAA calculated Briar Bay Racquet Club's effective gross income ("EGI") by adding apartment rental collections to other income and then making an adjustment for vacancy and collection loss. Under this analysis, AAA arrived at an EGI of $1,928,641. Once the EGI was established, operating expenses were deducted from the EGI in order to arrive at an NOI for Briar Bay Racquet Club of approximately $1,068,819. AAA performed a pro forma analysis of revenue and expenses for the property to derive the subject's stabilized NOI. AAA relied on the subject's historical and budgeted income and expenses for this estimate. AAA derived appropriate investment criteria, including an overall capitalization rate, terminal capitalization rate and a discount rate based upon analysis of comparable sales and a survey of real estate investors.

     The assumptions employed by AAA to determine the value of Briar Bay Racquet Club under the income approach included:

          (1) stabilized vacancy and collection loss rate of 8%;

          (2) replacement reserve of $250 per unit;

          (3) overall capitalization rate of 9.00%;

          (4) terminal capitalization rate of 10.00%;

          (5) discount rate of 11.00%;

          (6) 2.00% cost of sale at reversion; and

          (7) holding period of 10 years.

No adjustment was made for lease-up costs because the property was near or at a stabilized condition. No adjustment was made for concessions. Based on these assumptions, AAA's estimate of cash flows for a 10-year period resulted in an indicated value of $12,500,000 through the discounted cash flow method. The reversion value contributed approximately 40% of the value.

     Under the direct capitalization method, utilizing a capitalization rate of 9.00%, the projected NOI resulted in a value (after rounding) of $11,900,000.

     Using the income capitalization approach, AAA determined on an as-is basis that the direct capitalization method and the discounted cash flow method indicated the value for Briar Bay Racquet Club was $12,500,000.

     Reconciliation of Values and Conclusions of Appraisal. The final step in the appraisal process was to reconcile the sales comparison approach and the income capitalization approach values to arrive at a final value conclusion. The reconciliation of the two approaches involved weighing the valuation techniques in relation to their substantiation by market and other sources of data, the relativity and applicability of the approaches to the property type, and the purpose of the valuation. AAA concluded that the estimated market value under the sales comparison approach was $12,600,000 and the estimated market value under the income capitalization approach was $12,500,000. After reconciling the various factors, AAA determined a final "as is" market value for Briar Bay Racquet Club of $12,500,000 as of May 20, 2003.

  CHIMNEY HILL APARTMENTS (NOW KNOWN AS BELMONT PLACE APARTMENTS)

     Valuation Under Sales Comparison Approach. At the time of the appraisal, the property was improved with a vacant apartment complex. For purposes of the appraisal, AAA assumed that the land was vacant and available for development and did not value the improvements. Therefore, AAA only used the sales comparison approach and did not utilize the income approach in valuing the property.

     Under its land sale analysis, AAA compared the 26.30 acres of Chimney Hill Apartments on a per acre basis with three comparable land sales between November 2000 and June 2001 that were located in the property's real estate market area. Based on its qualitative analysis, AAA rated the locations of two comparable properties as comparable and one comparable property as inferior to the location of Chimney Hills Apartments. AAA rated the access of all three comparable properties as superior to the Chimney Hill Apartment's access. In addition, AAA rated the topography, shape, zoning and utilities of all three comparable properties as comparable to those of Chimney Hills Apartments Lastly, AAA rated the size of one comparable property as superior and two comparable properties as comparable to the size of Chimney Hills Apartments.

     AAA made adjustments to the sales price per acre of each comparable property to reflect differences from Chimney Hills Apartments in location, access, visibility, topography, shape, size, zoning and availability of utilities. Based on the available data, AAA concluded a value range of $84,268 to $119,932 per acre. Thus, AAA determined that the final market value for the fee simple estate of Chimney Hills Apartments was $2,900,000 as of June 23, 2003.

  CITADEL

     Valuation Under Sales Comparison Approach. AAA compared five apartment complexes with Citadel that were sold between November 1999 and November 2002 and located in the property's real estate market area. Based on its qualitative analysis, AAA rated the locations of four comparable properties as comparable and one comparable property as inferior to the location of Citadel. AAA rated the quality/appeal of three comparable properties as superior and two comparable properties as inferior to the quality/appeal of Citadel. AAA rated the amenities of all five comparable properties as comparable to the amenities of Citadel.

     AAA made adjustments to the sales price per unit of each comparable property to reflect differences from Citadel in location, number of units, quality/appeal, age/condition, occupancy at sale, amenities and average unit size. Based on the available data, AAA concluded a value range of $27,404 to $33,244 per unit with a mean or average adjusted price of $30,455 per unit and a median adjusted price of $30,788 per unit. Thus, the estimated value based on a $30,000 sales price per unit for the 261 units was approximately $7,800,000.

     As part of the sales comparison approach, AAA also conducted a net operating income ("NOI") analysis. NOI effectively takes into account the various physical, location and operating aspects of the sale. AAA compared Citadel's NOI to the NOI of the five comparable properties and arrived at a percentage adjustment. After applying the percentage adjustment to the sales price per unit of each comparable property, the range of value was between $24,101 and $31,922 per unit, with an average of $28,416 per unit. The appraiser concluded a value of $30,000 per unit for the 261 units of the property, resulting in an estimated "as is" market value of $7,800,000 using the NOI analysis.

     AAA also performed an effective gross income multiplier ("EGIM") analysis. The EGIM measures the relationship between the sales price of a property and its effective gross income, which is the total annual income that a property would produce after an allowance for vacancy and credit loss. AAA estimated the operating expense ratio ("OER") of Citadel to be 52.97% before reserves, with the expense ratios of the five comparable properties ranging from 38.00% to 48.00%, resulting in EGIMs ranging from 4.33 to 6.84. Thus, AAA concluded an EGIM of 4.50 for Citadel, and applied the EGIM to the stabilized effective gross income for the property (see Income Approach section below), resulting in a value conclusion of approximately $7,800,000.

     AAA estimated the value using the price per unit analysis at $7,800,000, the value using the NOI analysis at $7,800,000 and the value using the EGIM analysis at $7,800,000. Based on these three valuation methods, AAA concluded that the reconciled value for Citadel under the sales comparison approach was $7,800,000. AAA assumed a marketing and exposure period of 6 to 12 months.

     Valuation Under Income Capitalization Approach. Under the income capitalization approach, AAA performed: (1) a direct capitalization analysis and
(2) a discounted cash flow analysis to derive a value for Citadel.

     AAA first utilized a discounted cash flow method to analyze the value of the property. Under this method, anticipated future cash flow and a reversionary value are discounted at an appropriate rate of return to arrive at an estimate of present value. AAA also employed a direct capitalization analysis on the property by dividing a forecast of net operating income ("NOI") by an appropriate capitalization rate. AAA performed a market rent analysis for the property to derive a projected rental income. The analysis included both a review of the subject's current asking and actual rent rates as well as a comparison with comparable apartment properties. AAA calculated Citadel's effective gross income ("EGI") by adding apartment rental collections to other income and then making an adjustment for vacancy and collection loss. Under this analysis, AAA arrived at an EGI of $1,743,789. Once the EGI was established, operating expenses were deducted from the EGI in order to arrive at an NOI for Citadel of approximately $754,845. AAA performed a pro forma analysis of revenue and expenses for the property to derive the subject's stabilized NOI. AAA relied on the subject's historical and budgeted income and expenses for this estimate. AAA derived appropriate investment criteria, including an overall capitalization rate, terminal capitalization rate and a discount rate based upon analysis of comparable sales and a survey of real estate investors.

     The assumptions employed by AAA to determine the value of Citadel under the income approach included:

          (1) stabilized vacancy and collection loss rate of 8%;

          (2) replacement reserve of $250 per unit;

          (3) overall capitalization rate of 9.75%;

          (4) terminal capitalization rate of 10.75%;

          (5) discount rate of 12.00%;

          (6) 2.00% cost of sale at reversion; and

          (7) holding period of 10 years.

No adjustment was made for lease-up costs because the property was near or at a stabilized condition. No adjustment was made for concessions. Based on these assumptions, AAA's estimate of cash flows for a 10-year period resulted in an indicated value of $8,000,000 through the discounted cash flow method. The reversion value contributed approximately 37% of the value.

     Under the direct capitalization method, utilizing a capitalization rate of 9.75%, the projected NOI resulted in a value (after rounding) of $7,700,000.

     Using the income capitalization approach, AAA determined on an as-is basis that the direct capitalization method and the discounted cash flow method indicated the value for Citadel was $8,000,000.

     Reconciliation of Values and Conclusions of Appraisal. The final step in the appraisal process was to reconcile the sales comparison approach and the income capitalization approach values to arrive at a final value conclusion. The reconciliation of the two approaches involved weighing the valuation techniques in relation to their substantiation by market and other sources of data, the relativity and applicability of the approaches to the property type, and the purpose of the valuation. AAA concluded that the estimated market value under the sales comparison approach was $7,800,000 and the estimated market value under the income capitalization approach was $8,000,000. After reconciling the various factors, AAA determined a final "as is" market value for Citadel of $8,000,000 as of May 11, 2003.

  CITADEL VILLAGE

     Valuation Under Sales Comparison Approach. AAA compared five apartment complexes with Citadel Village that were sold between July 2001 and January 2003 and located in the property's real estate market area. Based on its qualitative analysis, AAA rated the locations of one comparable property as superior, two comparable properties as comparable and two comparable properties as inferior to the location of Citadel Village. AAA rated the quality/appeal of three comparable properties as superior, one comparable property as comparable and one comparable property as inferior to the quality/appeal of Citadel Village. AAA rated the amenities of two comparable properties as comparable and three comparable properties as inferior to the amenities of Citadel Village.

     AAA made adjustments to the sales price per unit of each comparable property to reflect differences from Citadel Village in location, number of units, quality/appeal, age/condition, occupancy at sale, amenities and average unit size. Based on the available data, AAA concluded a value range of $46,375 to $51,667 per unit with a mean or average adjusted price of $49,446 per unit and a median adjusted price of $50,556 per unit. Thus, the estimated value based on a $50,000 sales price per unit for the 122 units was approximately $5,600,000 after adjustment for lease-up costs and present value of concessions.

     As part of the sales comparison approach, AAA also conducted a net operating income ("NOI") analysis. NOI effectively takes into account the various physical, location and operating aspects of the sale. AAA compared Citadel Village's NOI to the NOI of the five comparable properties and arrived at a percentage adjustment. After applying the percentage adjustment to the sales price per unit of each comparable property, the range of value was between $45,755 and $58,661 per unit, with an average of $52,893 per unit. The appraiser concluded a value of $51,500 per unit for the 122 units of the property, resulting in an estimated "as is" market value of $5,800,000 using the NOI analysis after adjustment for lease-up costs and present value of concessions.

     AAA also performed an effective gross income multiplier ("EGIM") analysis. The EGIM measures the relationship between the sales price of a property and its effective gross income, which is the total annual income that a property would produce after an allowance for vacancy and credit loss. AAA estimated the operating expense ratio ("OER") of Citadel Village to be 43.61% before reserves, with the expense ratios of the five comparable properties ranging from 35.00% to 48.38%, resulting in EGIMs ranging from 6.23 to 8.50. Thus, AAA concluded an EGIM of 6.30 for Citadel Village, and applied the EGIM to the stabilized effective gross income for the property (see Income Approach section below), resulting in a value conclusion of approximately $5,700,000 after adjustment for lease-up costs and present value of concessions.

     AAA estimated the value using the price per unit analysis at $5,600,000, the value using the NOI analysis at $5,800,000 and the value using the EGIM analysis at $5,700,000. Based on these three valuation methods, AAA concluded that the reconciled value for Citadel Village under the sales comparison approach was $5,700,000. AAA assumed a marketing and exposure period of 6 to 12 months.

     Valuation Under Income Capitalization Approach. Under the income capitalization approach, AAA performed: (1) a direct capitalization analysis and
(2) a discounted cash flow analysis to derive a value for Citadel Village.

     AAA first utilized a discounted cash flow method to analyze the value of the property. Under this method, anticipated future cash flow and a reversionary value are discounted at an appropriate rate of return to arrive at an estimate of present value. AAA also employed a direct capitalization analysis on the property by dividing a forecast of net operating income ("NOI") by an appropriate capitalization rate. AAA performed a market rent analysis for the property to derive a projected rental income. The analysis included both a review of the subject's current asking and actual rent rates as well as a comparison with comparable apartment properties. AAA calculated Citadel Village's effective gross income ("EGI") by adding apartment rental collections to other income and then making an adjustment for vacancy and collection loss. Under this analysis, AAA arrived at an EGI of $982,757. Once the EGI was established, operating expenses were deducted from the EGI in order to arrive at an NOI for Citadel Village of approximately $529,799. AAA performed a pro forma analysis of revenue and expenses for the property to derive the subject's stabilized NOI. AAA relied on the subject's historical and budgeted income and expenses for this estimate. AAA derived appropriate investment criteria, including an overall capitalization rate, terminal capitalization rate and a discount rate based upon analysis of comparable sales and a survey of real estate investors.

     The assumptions employed by AAA to determine the value of Citadel Village under the income approach included:

          (1) stabilized vacancy and collection loss rate of 13.5%;

          (2) replacement reserve of $200 per unit;

          (3) overall capitalization rate of 8.75%;

          (4) terminal capitalization rate of 9.25%;

          (5) discount rate of 11.25%;

          (6) 2.00% cost of sale at reversion; and

          (7) holding period of 10 years.

An adjustment was made for lease-up costs because Citadel Village's occupancy level was below a stabilized occupancy projection Thus, AAA assumed a 20-month lease up period. An adjustment was made for concessions due to soft market conditions, and AAA estimated the present value of concessions to be $253,000. Based on these assumptions, AAA's estimate of cash flows for a 10-year period resulted in an indicated value of $5,300,000 through the discounted cash flow method. The reversion value contributed approximately 45% of the value.

     Under the direct capitalization method, utilizing a capitalization rate of 8.75%, the projected NOI resulted in a value (after rounding) of $5,600,000 after adjustments for lease-up costs and present value of concessions.

     Using the income capitalization approach, AAA determined on an as-is basis that the direct capitalization method and the discounted cash flow method indicated the value for Citadel Village was $5,400,000.

     Reconciliation of Values and Conclusions of Appraisal. The final step in the appraisal process was to reconcile the sales comparison approach and the income capitalization approach values to arrive at a final value conclusion. The reconciliation of the two approaches involved weighing the valuation techniques in relation to their substantiation by market and other sources of data, the relativity and applicability of the approaches to the property type, and the purpose of the valuation. AAA concluded that the estimated market value under the sales comparison approach was $5,700,000 and the estimated market value under the income capitalization approach was $5,400,000. After reconciling the various factors, AAA determined a final "as is" market value for Citadel Village of $5,500,000 as of May 15, 2003.

  FOOTHILL PLACE

     Valuation Under Sales Comparison Approach. AAA compared five apartment complexes with Foothill Place that were sold between April 2001 and April 2002 and located in the property's real estate market area. Based on its qualitative analysis, AAA rated the locations of all five comparable properties as comparable to the location of Foothill Place. AAA rated the quality/appeal of two comparable properties as superior and three comparable properties as comparable to the quality/appeal of Foothill Place. AAA rated the amenities of one comparable property as superior and four comparable properties as comparable to the amenities of Foothill Place.

     AAA made adjustments to the sales price per unit of each comparable property to reflect differences from Foothill Place in location, number of units, quality/appeal, age/condition, occupancy at sale, amenities and average unit size. Based on the available data, AAA concluded a value range of $45,156 to $47,783 per unit with a mean or average adjusted price of $46,400 per unit and a median adjusted price of $46,622 per unit. Thus, the estimated value based on a $47,000 sales price per unit for the 450 units was approximately $20,600,000 after adjustment for lease-up costs and present value of concessions.

     As part of the sales comparison approach, AAA also conducted a net operating income ("NOI") analysis. NOI effectively takes into account the various physical, location and operating aspects of the sale. AAA compared Foothill Place's NOI to the NOI of the five comparable properties and arrived at a percentage adjustment. After applying the percentage adjustment to the sales price per unit of each comparable property, the range of value was between $47,796 and $55,118 per unit, with an average of $49,931 per unit. The appraiser concluded a value of $48,000 per unit for the 450 units of the property, resulting in an estimated "as is" market value of $21,000,000 using the NOI analysis after adjustment for lease-up costs and present value of concessions.

     AAA also performed an effective gross income multiplier ("EGIM") analysis. The EGIM measures the relationship between the sales price of a property and its effective gross income, which is the total annual income that a property would produce after an allowance for vacancy and credit loss. AAA estimated the operating expense ratio ("OER") of Foothill Place to be 38.11% before reserves, with the expense ratios of the three comparable properties ranging from 35.65% to 41.95%, resulting in EGIMs ranging from 6.36 to 8.13. Thus, AAA concluded an EGIM of 6.50 for Foothill Place, and applied the EGIM to the stabilized effective gross income for the property (see Income Approach section below), resulting in a value conclusion of approximately $21,700,000 after adjustment for lease-up costs and present value of concessions.

     AAA estimated the value using the price per unit analysis at $20,600,000, the value using the NOI analysis at $21,000,000 and the value using the EGIM analysis at $21,700,000. Based on these three valuation methods, AAA concluded that the reconciled value for Foothill Place under the sales comparison approach was $21,000,000. AAA assumed a marketing and exposure period of 6 to 12 months.

     Valuation Under Income Capitalization Approach. Under the income capitalization approach, AAA performed: (1) a direct capitalization analysis and
(2) a discounted cash flow analysis to derive a value for Foothill Place.

     AAA first utilized a discounted cash flow method to analyze the value of the property. Under this method, anticipated future cash flow and a reversionary value are discounted at an appropriate rate of return to arrive at an estimate of present value. AAA also employed a direct capitalization analysis on the property by dividing a forecast of net operating income ("NOI") by an appropriate capitalization rate. AAA performed a market rent analysis for the property to derive a projected rental income. The analysis included both a review of the subject's current asking and actual rent rates as well as a comparison with comparable apartment properties. AAA calculated Foothill Place's effective gross income ("EGI") by adding apartment rental collections to other income and then making an adjustment for vacancy and collection loss. Under this analysis, AAA arrived at an EGI of $3,428,306. Once the EGI was established, operating expenses were deducted from the EGI in order to arrive at an NOI for Foothill Place of approximately $1,964,207. AAA performed a pro forma analysis of revenue and expenses for the property to derive the subject's stabilized NOI. AAA relied on the subject's historical and budgeted income and expenses for this estimate. AAA derived appropriate investment criteria, including an overall capitalization rate, terminal capitalization rate and a discount rate based upon analysis of comparable sales and a survey of real estate investors.

     The assumptions employed by AAA to determine the value of Foothill Place under the income approach included:

          (1) stabilized vacancy and collection loss rate of 12%;

          (2) replacement reserve of $350 per unit;

          (3) overall capitalization rate of 9.00%;

          (4) terminal capitalization rate of 9.75%;

          (5) discount rate of 11.50%;

          (6) 2.00% cost of sale at reversion; and

          (7) holding period of 10 years.

An adjustment was made for lease-up costs because Foothill Place's occupancy level was below a stabilized occupancy projection Thus, AAA assumed a 12-month lease up period. An adjustment was made for concessions due to soft market conditions, and AAA estimated the present value of concessions to be $391,000. Based on these assumptions, AAA's estimate of cash flows for a 10-year period resulted in an indicated value of $21,800,000 through the discounted cash flow method. The reversion value contributed approximately 41% of the value.

     Under the direct capitalization method, utilizing a capitalization rate of 9.00%, the projected NOI resulted in a value (after rounding) of $21,300,000 after adjustments for lease-up costs and present value of concessions.

     Using the income capitalization approach, AAA determined on an as-is basis that the direct capitalization method and the discounted cash flow method indicated the value for Foothill Place was $21,500,000.

     Reconciliation of Values and Conclusions of Appraisal. The final step in the appraisal process was to reconcile the sales comparison approach and the income capitalization approach values to arrive at a final value conclusion. The reconciliation of the two approaches involved weighing the valuation techniques in relation to their substantiation by market and other sources of data, the relativity and applicability of the approaches to the property type, and the purpose of the valuation. AAA concluded that the estimated market value under the sales comparison approach was $21,000,000 and the estimated market value under the income capitalization approach was $21,500,000. After reconciling the various factors, AAA determined a final "as is" market value for Foothill Place of $21,500,000 as of May 2, 2003.

  KNOLLWOOD

     Valuation Under Sales Comparison Approach. AAA compared four apartment complexes with Knollwood that were sold between October 2001 and December 2002 and located in the property's real estate market area. Based on its qualitative analysis, AAA rated the locations of all four comparable properties as comparable to the location of Knollwood. AAA rated the quality/appeal of three comparable properties as superior and one comparable property as comparable to the quality/appeal of Knollwood. AAA rated the amenities of one comparable property as superior and three comparable properties as comparable to the amenities of Knollwood.

     AAA made adjustments to the sales price per unit of each comparable property to reflect differences from Knollwood in location, number of units, quality/appeal, age/condition, occupancy at sale, amenities and average unit size. Based on the available data, AAA concluded a value range of $41,538 to $47,564 per unit with a mean or average adjusted price of $44,937 per unit and a median adjusted price of $45,322 per unit. Thus, the estimated value based on a $45,000 sales price per unit for the 326 units was approximately $14,700,000.

     As part of the sales comparison approach, AAA also conducted a net operating income ("NOI") analysis. NOI effectively takes into account the various physical, location and operating aspects of the sale. AAA compared Knollwood's NOI to the NOI of the four comparable properties and arrived at a percentage adjustment. After applying the percentage adjustment to the sales price per unit of each comparable property, the range of value was between $42,121 and $48,479 per unit, with an average of $45,561 per unit. The appraiser concluded a value of $45,000 per unit for the 326 units of the property, resulting in an estimated "as is" market value of $14,700,000.

     AAA also performed an effective gross income multiplier ("EGIM") analysis. The EGIM measures the relationship between the sales price of a property and its effective gross income, which is the total annual income that a property would produce after an allowance for vacancy and credit loss. AAA estimated the operating expense ratio ("OER") of Knollwood to be 45.51% before reserves, with the expense ratios of the four comparable properties ranging from 39.49% to 45.01%, resulting in EGIMs ranging from 5.76 to 6.85. Thus, AAA concluded an EGIM of 5.75 for Knollwood, and applied the EGIM to the stabilized effective gross income for the property (see Income Approach section below), resulting in a value conclusion of approximately $14,700,000.

     AAA estimated the value using the price per unit analysis at $14,700,000, the value using the NOI analysis at $14,700,000 and the value using the EGIM analysis at $14,700,000. Based on these three valuation methods, AAA concluded that the reconciled value for Knollwood under the sales comparison approach was $14,700,000. AAA assumed a marketing and exposure period of 6 to 12 months.

     Valuation Under Income Capitalization Approach. Under the income capitalization approach, AAA performed: (1) a direct capitalization analysis and
(2) a discounted cash flow analysis to derive a value for Knollwood.

     AAA first utilized a discounted cash flow method to analyze the value of the property. Under this method, anticipated future cash flow and a reversionary value are discounted at an appropriate rate of return to arrive at an estimate of present value. AAA also employed a direct capitalization analysis on the property by dividing a forecast of net operating income ("NOI") by an appropriate capitalization rate. AAA performed a market rent analysis for the property to derive a projected rental income. The analysis included both a review of the subject's current asking and actual rent rates as well as a comparison with comparable apartment properties. AAA calculated Knollwood's effective gross income ("EGI") by adding apartment rental collections to other income and then making an adjustment for vacancy and collection loss. Under this analysis, AAA arrived at an EGI of $2,556,474. Once the EGI was established, operating expenses were deducted from the EGI in order to arrive at an NOI for Knollwood of approximately

$1,311,449. AAA performed a pro forma analysis of revenue and expenses for the property to derive the subject's stabilized NOI. AAA relied on the subject's historical and budgeted income and expenses for this estimate. AAA derived appropriate investment criteria, including an overall capitalization rate, terminal capitalization rate and a discount rate based upon analysis of comparable sales and a survey of real estate investors.

     The assumptions employed by AAA to determine the value of Knollwood under the income approach included:

          (1) stabilized vacancy and collection loss rate of 7%;

          (2) replacement reserve of $250 per unit;

          (3) overall capitalization rate of 9.00%;

          (4) terminal capitalization rate of 10.00%;

          (5) discount rate of 11.50%;

          (6) 2.00% cost of sale at reversion; and

          (7) holding period of 10 years.

No adjustment was made for lease-up costs because the property was near or at a stabilized condition. No adjustment was made for concessions. Based on these assumptions, AAA's estimate of cash flows for a 10-year period resulted in an indicated value of $14,800,000 through the discounted cash flow method. The reversion value contributed approximately 39% of the value.

     Under the direct capitalization method, utilizing a capitalization rate of 9.00%, the projected NOI resulted in a value (after rounding) of $14,600,000.

     Using the income capitalization approach, AAA determined on an as-is basis that the direct capitalization method and the discounted cash flow method indicated the value for Knollwood was $14,800,000.

     Reconciliation of Values and Conclusions of Appraisal. The final step in the appraisal process was to reconcile the sales comparison approach and the income capitalization approach values to arrive at a final value conclusion. The reconciliation of the two approaches involved weighing the valuation techniques in relation to their substantiation by market and other sources of data, the relativity and applicability of the approaches to the property type, and the purpose of the valuation. AAA concluded that the estimated market value under the sales comparison approach was $14,700,000 and the estimated market value under the income capitalization approach was $14,800,000. After reconciling the various factors, AAA determined a final "as is" market value for Knollwood of $14,800,000 as of May 7, 2003.

  LAKE FOREST

     Valuation Under Sales Comparison Approach. AAA compared five apartment complexes with Lake Forest that were sold between April 2000 and January 2003 and located in the property's real estate market area. Based on its qualitative analysis, AAA rated the locations of all five comparable properties as comparable to the location of Lake Forest. AAA rated the quality/appeal of three comparable properties as superior and two comparable properties as comparable to the quality/appeal of Lake Forest. AAA rated the amenities of all five comparable properties as comparable to the amenities of Lake Forest.

     AAA made adjustments to the sales price per unit of each comparable property to reflect differences from Lake Forest in location, number of units, quality/appeal, age/condition, occupancy at sale, amenities and average unit size. Based on the available data, AAA concluded a value range of $37,444 to $40,615 per unit with a mean or average adjusted price of $38,977 per unit and a median adjusted price of $39,286 per unit. Thus, the estimated value based on a $39,000 sales price per unit for the 312 units was approximately $12,100,000 after adjustment for present value of concessions.

     As part of the sales comparison approach, AAA also conducted a net operating income ("NOI") analysis. NOI effectively takes into account the various physical, location and operating aspects of the sale. AAA compared Lake Forest's NOI to the NOI of the five comparable properties and arrived at a percentage adjustment. After applying the percentage adjustment to the sales price per unit of each comparable property, the range of value was between $37,415 and $39,192 per unit, with an average of $38,102 per unit. The appraiser concluded a value of $38,500 per unit for the 312 units of the property, resulting in an estimated "as is" market value of $11,900,000 using the NOI analysis after adjustment for present value of concessions.

     AAA also performed an effective gross income multiplier ("EGIM") analysis. The EGIM measures the relationship between the sales price of a property and its effective gross income, which is the total annual income that a property would produce after an allowance for vacancy and credit loss. AAA estimated the operating expense ratio ("OER") of Lake Forest to be 48.56% before reserves, with the expense ratios of the five comparable properties ranging from 42.85% to 49.74%, resulting in EGIMs ranging from 5.27 to 6.08. Thus, AAA concluded an EGIM of 5.40 for Lake Forest, and applied the EGIM to the stabilized effective gross income for the property (see Income Approach section below), resulting in a value conclusion of approximately $12,200,000 after adjustment for present value of concessions.

     AAA estimated the value using the price per unit analysis at $12,100,000, the value using the NOI analysis at $11,900,000 and the value using the EGIM analysis at $12,200,000. Based on these three valuation methods, AAA concluded that the reconciled value for Lake Forest under the sales comparison approach was $12,000,000. AAA assumed a marketing and exposure period of 6 to 12 months.

     Valuation Under Income Capitalization Approach. Under the income capitalization approach, AAA performed: (1) a direct capitalization analysis and
(2) a discounted cash flow analysis to derive a value for Lake Forest.

     AAA first utilized a discounted cash flow method to analyze the value of the property. Under this method, anticipated future cash flow and a reversionary value are discounted at an appropriate rate of return to arrive at an estimate of present value. AAA also employed a direct capitalization analysis on the property by dividing a forecast of net operating income ("NOI") by an appropriate capitalization rate. AAA performed a market rent analysis for the property to derive a projected rental income. The analysis included both a review of the subject's current asking and actual rent rates as well as a comparison with comparable apartment properties. AAA calculated Lake Forest's effective gross income ("EGI") by adding apartment rental collections to other income and then making an adjustment for vacancy and collection loss. Under this analysis, AAA arrived at an EGI of $2,284,838. Once the EGI was established, operating expenses were deducted from the EGI in order to arrive at an NOI for Lake Forest of approximately $1,112,916. AAA performed a pro forma analysis of revenue and expenses for the property to derive the subject's stabilized NOI. AAA relied on the subject's historical and budgeted income and expenses for this estimate. AAA derived appropriate investment criteria, including an overall capitalization rate, terminal capitalization rate and a discount rate based upon analysis of comparable sales and a survey of real estate investors.

     The assumptions employed by AAA to determine the value of Lake Forest under the income approach included:

          (1) stabilized vacancy and collection loss rate of 8%;

          (2) replacement reserve of $200 per unit;

          (3) overall capitalization rate of 9.25%;

          (4) terminal capitalization rate of 10.00%;

          (5) discount rate of 11.50%;

          (6) 2.00% cost of sale at reversion; and

          (7) holding period of 10 years.

No adjustment was made for lease-up costs because the property was near or at a stabilized condition. An adjustment was made for concessions due to soft market conditions, and AAA estimated the present value of concessions to be $114,000. Based on these assumptions, AAA's estimate of cash flows for a 10-year period resulted in an indicated value of $12,400,000 through the discounted cash flow method. The reversion value contributed approximately 40% of the value.

     Under the direct capitalization method, utilizing a capitalization rate of 9.25%, the projected NOI resulted in a value (after rounding) of $11,900,000 after adjustments for present value of concessions.

     Using the income capitalization approach, AAA determined on an as-is basis that the direct capitalization method and the discounted cash flow method indicated the value for Lake Forest was $12,200,000.

     Reconciliation of Values and Conclusions of Appraisal. The final step in the appraisal process was to reconcile the sales comparison approach and the income capitalization approach values to arrive at a final value conclusion. The reconciliation of the two approaches involved weighing the valuation techniques in relation to their substantiation by market and other sources of data, the relativity and applicability of the approaches to the property type, and the purpose of the valuation. AAA concluded that the estimated market value under the sales comparison approach was $12,000,000 and the estimated market value under the income capitalization approach was $12,200,000. After reconciling the various factors, AAA determined a final "as is" market value for Lake Forest of $12,200,000 as of May 12, 2003.

  NOB HILL VILLA

     Valuation Under Sales Comparison Approach. AAA compared five apartment complexes with Nob Hill Villa that were sold between May 2001 and September 2002 and located in the property's real estate market area. Based on its qualitative analysis, AAA rated the locations of all five comparable properties as comparable to the location of Nob Hill Villa. AAA rated the quality/appeal of four comparable properties as superior and one comparable property as comparable to the quality/appeal of Nob Hill Villa. AAA rated the amenities of all five comparable properties as comparable to the amenities of Nob Hill Villa.

     AAA made adjustments to the sales price per unit of each comparable property to reflect differences from Nob Hill Villa in location, number of units, quality/appeal, age/condition, occupancy at sale, amenities and average unit size. Based on the available data, AAA concluded a value range of $23,045 to $27,667 per unit with a mean or average adjusted price of $25,784 per unit and a median adjusted price of $26,499 per unit. Thus, the estimated value based on a $26,000 sales price per unit for the 472 units was approximately $12,300,000.

     As part of the sales comparison approach, AAA also conducted a net operating income ("NOI") analysis. NOI effectively takes into account the various physical, location and operating aspects of the sale. AAA compared Nob Hill Villa's NOI to the NOI of the five comparable properties and arrived at a percentage adjustment. After applying the percentage adjustment to the sales price per unit of each comparable property, the range of value was between $23,290 and $29,300 per unit, with an average of $27,127 per unit. The appraiser concluded a value of $27,000 per unit for the 472 units of the property, resulting in an estimated "as is" market value of $12,700,000 using the NOI analysis.

     AAA also performed an effective gross income multiplier ("EGIM") analysis. The EGIM measures the relationship between the sales price of a property and its effective gross income, which is the total annual income that a property would produce after an allowance for vacancy and credit loss. AAA estimated the operating expense ratio ("OER") of Nob Hill Villa to be 53.89% before reserves, with the expense ratios of the five comparable properties ranging from 40.38% to 49.27%, resulting in EGIMs ranging from 4.82 to 6.60. Thus, AAA concluded an EGIM of 4.50 for Nob Hill Villa, and applied the

EGIM to the stabilized effective gross income for the property (see Income Approach section below), resulting in a value conclusion of approximately $12,400,000.

     AAA estimated the value using the price per unit analysis at $12,300,000, the value using the NOI analysis at $12,700,000 and the value using the EGIM analysis at $12,400,000. Based on these three valuation methods, AAA concluded that the reconciled value for Nob Hill Villa under the sales comparison approach was $12,400,000. AAA assumed a marketing and exposure period of 6 to 12 months.

     Valuation Under Income Capitalization Approach. Under the income capitalization approach, AAA performed: (1) a direct capitalization analysis and
(2) a discounted cash flow analysis to derive a value for Nob Hill Villa.

     AAA first utilized a discounted cash flow method to analyze the value of the property. Under this method, anticipated future cash flow and a reversionary value are discounted at an appropriate rate of return to arrive at an estimate of present value. AAA also employed a direct capitalization analysis on the property by dividing a forecast of net operating income ("NOI") by an appropriate capitalization rate. AAA performed a market rent analysis for the property to derive a projected rental income. The analysis included both a review of the subject's current asking and actual rent rates as well as a comparison with comparable apartment properties. AAA calculated Nob Hill Villa's effective gross income ("EGI") by adding apartment rental collections to other income and then making an adjustment for vacancy and collection loss. Under this analysis, AAA arrived at an EGI of $2,765,952. Once the EGI was established, operating expenses were deducted from the EGI in order to arrive at an NOI for Nob Hill Villa of approximately $1,157,374. AAA performed a pro forma analysis of revenue and expenses for the property to derive the subject's stabilized NOI. AAA relied on the subject's historical and budgeted income and expenses for this estimate. AAA derived appropriate investment criteria, including an overall capitalization rate, terminal capitalization rate and a discount rate based upon analysis of comparable sales and a survey of real estate investors.

     The assumptions employed by AAA to determine the value of Nob Hill Villa under the income approach included:

          (1) stabilized vacancy and collection loss rate of 10%;

          (2) replacement reserve of $250 per unit;

          (3) overall capitalization rate of 9.50%;

          (4) terminal capitalization rate of 10.50%;

          (5) discount rate of 12.00%;

          (6) 2.00% cost of sale at reversion; and

          (7) holding period of 10 years.

No adjustment was made for lease-up costs because the property was near or at a stabilized condition. No adjustment was made for concessions. Based on these assumptions, AAA's estimate of cash flows for a 10-year period resulted in an indicated value of $12,400,000 through the discounted cash flow method. The reversion value contributed approximately 38% of the value.

     Under the direct capitalization method, utilizing a capitalization rate of 9.50%, the projected NOI resulted in a value (after rounding) of $12,200,000.

     Using the income capitalization approach, AAA determined on an as-is basis that the direct capitalization method and the discounted cash flow method indicated the value for Nob Hill Villa was $12,400,000.

     Reconciliation of Values and Conclusions of Appraisal. The final step in the appraisal process was to reconcile the sales comparison approach and the income capitalization approach values to arrive at a final value conclusion. The reconciliation of the two approaches involved weighing the valuation techniques in relation to their substantiation by market and other sources of data, the relativity and applicability of the approaches to the property type, and the purpose of the valuation. AAA concluded that the estimated market value under the sales comparison approach was $12,400,000 and the estimated market value under the income capitalization approach was $12,400,000. After reconciling the various factors, AAA determined a final "as is" market value for Nob Hill Villa of $12,400,000 as of May 5, 2003.

  POST RIDGE

     Valuation Under Sales Comparison Approach. AAA compared four apartment complexes with Post Ridge that were sold between October 2001 and December 2002 and located in the property's real estate market area. Based on its qualitative analysis, AAA rated the locations of all four comparable properties as comparable to the location of Post Ridge. AAA rated the quality/appeal of three comparable properties as superior and one comparable property as inferior to the quality/appeal of Post Ridge. AAA rated the amenities of all four comparable properties as comparable to the amenities of Post Ridge.

     AAA made adjustments to the sales price per unit of each comparable property to reflect differences from Post Ridge in location, number of units, quality/appeal, age/condition, occupancy at sale, amenities and average unit size. Based on the available data, AAA concluded a value range of $43,615 to $50,962 per unit with a mean or average adjusted price of $48,048 per unit and a median adjusted price of $48,808 per unit. Thus, the estimated value based on a $48,000 sales price per unit for the 150 units was approximately $7,200,000.

     As part of the sales comparison approach, AAA also conducted a net operating income ("NOI") analysis. NOI effectively takes into account the various physical, location and operating aspects of the sale. AAA compared Post Ridge's NOI to the NOI of the four comparable properties and arrived at a percentage adjustment. After applying the percentage adjustment to the sales price per unit of each comparable property, the range of value was between $50,756 and $58,417 per unit, with an average of $54,900 per unit. The appraiser concluded a value of $50,000 per unit for the 150 units of the property, resulting in an estimated "as is" market value of $7,500,000 using the NOI analysis.

     AAA also performed an effective gross income multiplier ("EGIM") analysis. The EGIM measures the relationship between the sales price of a property and its effective gross income, which is the total annual income that a property would produce after an allowance for vacancy and credit loss. AAA estimated the operating expense ratio ("OER") of Post Ridge to be 44.95% before reserves, with the expense ratios of the four comparable properties ranging from 39.49% to 45.01%, resulting in EGIMs ranging from 5.76 to 6.85. Thus, AAA concluded an EGIM of 5.50 for Post Ridge, and applied the EGIM to the stabilized effective gross income for the property (see Income Approach section below), resulting in a value conclusion of approximately $7,600,000.

     AAA estimated the value using the price per unit analysis at $7,200,000, the value using the NOI analysis at $7,500,000 and the value using the EGIM analysis at $7,600,000. Based on these three valuation methods, AAA concluded that the reconciled value for Post Ridge under the sales comparison approach was $7,500,000. AAA assumed a marketing and exposure period of 6 to 12 months.

     Valuation Under Income Capitalization Approach. Under the income capitalization approach, AAA performed: (1) a direct capitalization analysis and
(2) a discounted cash flow analysis to derive a value for Post Ridge.

     AAA first utilized a discounted cash flow method to analyze the value of the property. Under this method, anticipated future cash flow and a reversionary value are discounted at an appropriate rate of return to arrive at an estimate of present value. AAA also employed a direct capitalization analysis on the property by dividing a forecast of net operating income ("NOI") by an appropriate capitalization rate. AAA performed a market rent analysis for the property to derive a projected rental income. The analysis included both a review of the subject's current asking and actual rent rates as well as a comparison with comparable apartment properties. AAA calculated Post Ridge's effective gross income ("EGI") by adding apartment rental collections to other income and then making an adjustment for vacancy and collection loss. Under this analysis, AAA arrived at an EGI of $1,389,078. Once the EGI was established, operating expenses were deducted from the EGI in order to arrive at an NOI for Post Ridge of approximately $727,124. AAA performed a pro forma analysis of revenue and expenses for the property to derive the subject's stabilized NOI. AAA relied on the subject's historical and budgeted income and expenses for this estimate. AAA derived appropriate investment criteria, including an overall capitalization rate, terminal capitalization rate and a discount rate based upon analysis of comparable sales and a survey of real estate investors.

     The assumptions employed by AAA to determine the value of Post Ridge under the income approach included:

          (1) stabilized vacancy and collection loss rate of 8%;

          (2) replacement reserve of $250 per unit;

          (3) overall capitalization rate of 10.00%;

          (4) terminal capitalization rate of 11.00%;

          (5) discount rate of 12.50%;

          (6) 2.00% cost of sale at reversion; and

          (7) holding period of 10 years.

No adjustment was made for lease-up costs because the property was near or at a stabilized condition. No adjustment was made for concessions. Based on these assumptions, AAA's estimate of cash flows for a 10-year period resulted in an indicated value of $7,400,000 through the discounted cash flow method. The reversion value contributed approximately 36% of the value.

     Under the direct capitalization method, utilizing a capitalization rate of 10.00%, the projected NOI resulted in a value (after rounding) of $7,300,000.

     Using the income capitalization approach, AAA determined on an as-is basis that the direct capitalization method and the discounted cash flow method indicated the value for Post Ridge was $7,400,000.

     Reconciliation of Values and Conclusions of Appraisal. The final step in the appraisal process was to reconcile the sales comparison approach and the income capitalization approach values to arrive at a final value conclusion. The reconciliation of the two approaches involved weighing the valuation techniques in relation to their substantiation by market and other sources of data, the relativity and applicability of the approaches to the property type, and the purpose of the valuation. AAA concluded that the estimated market value under the sales comparison approach was $7,500,000 and the estimated market value under the income capitalization approach was $7,400,000. After reconciling the various factors, AAA determined a final "as is" market value for Post Ridge of $7,400,000 as of May 7, 2003.

  RIVER'S EDGE

     Valuation Under Sales Comparison Approach. AAA compared four apartment complexes with River's Edge that were sold between August 2002 and January 2003 and located in the property's real estate market area. Based on its qualitative analysis, AAA rated the locations of all four comparable properties as comparable to the location of River's Edge. AAA rated the quality/appeal of three comparable properties as superior and one comparable property as comparable to the quality/appeal of River's Edge. AAA rated the amenities of all four comparable properties as comparable to the amenities of River's Edge.

     AAA made adjustments to the sales price per unit of each comparable property to reflect differences from River's Edge in location, number of units, quality/appeal, age/condition, occupancy at sale, amenities and average unit size. Based on the available data, AAA concluded a value range of $60,617 to $65,463 per unit with a mean or average adjusted price of $63,499 per unit and a median adjusted price of $63,958 per unit. Thus, the estimated value based on a $63,000 sales price per unit for the 120 units was approximately $7,600,000.

     As part of the sales comparison approach, AAA also conducted a net operating income ("NOI") analysis. NOI effectively takes into account the various physical, location and operating aspects of the sale. AAA compared River's Edge's NOI to the NOI of the four comparable properties and arrived at a percentage adjustment. After applying the percentage adjustment to the sales price per unit of each comparable property, the range of value was between $53,787 and $66,963 per unit, with an average of $60,922 per unit. The appraiser concluded a value of $62,000 per unit for the 120 units of the property, resulting in an estimated "as is" market value of $7,400,000 using the NOI analysis.

     AAA also performed an effective gross income multiplier ("EGIM") analysis. The EGIM measures the relationship between the sales price of a property and its effective gross income, which is the total annual income that a property would produce after an allowance for vacancy and credit loss. AAA estimated the operating expense ratio ("OER") of River's Edge to be 38.33% before reserves, with the expense ratios of the four comparable properties ranging from 32.42% to 44.00%, resulting in EGIMs ranging from 6.92 to 7.71. Thus, AAA concluded an EGIM of 7.5 for River's Edge, and applied the EGIM to the stabilized effective gross income for the property (see Income Approach section below), resulting in a value conclusion of approximately $7,600,000.

     AAA estimated the value using the price per unit analysis at $7,600,000, the value using the NOI analysis at $7,400,000 and the value using the EGIM analysis at $7,600,000. Based on these three valuation methods, AAA concluded that the reconciled value for River's Edge under the sales comparison approach was $7,600,000. AAA assumed a marketing and exposure period of 6 to 12 months.

     Valuation Under Income Capitalization Approach. Under the income capitalization approach, AAA performed: (1) a direct capitalization analysis and
(2) a discounted cash flow analysis to derive a value for River's Edge.

     AAA first utilized a discounted cash flow method to analyze the value of the property. Under this method, anticipated future cash flow and a reversionary value are discounted at an appropriate rate of return to arrive at an estimate of present value. AAA also employed a direct capitalization analysis on the property by dividing a forecast of net operating income ("NOI") by an appropriate capitalization rate. AAA performed a market rent analysis for the property to derive a projected rental income. The analysis included both a review of the subject's current asking and actual rent rates as well as a comparison with comparable apartment properties. AAA calculated River's Edge's effective gross income ("EGI") by adding apartment rental collections to other income and then making an adjustment for vacancy and collection loss. Under this analysis, AAA arrived at an EGI of $1,008,230. Once the EGI was established, operating expenses were deducted from the EGI in order to arrive at an NOI for River's Edge of approximately $591,819. AAA performed a pro forma analysis of revenue and expenses for the property to derive the subject's stabilized NOI. AAA relied on the subject's historical and budgeted income and expenses for this estimate. AAA derived appropriate investment criteria, including an overall capitalization rate, terminal capitalization rate and a discount rate based upon analysis of comparable sales and a survey of real estate investors.

     The assumptions employed by AAA to determine the value of River's Edge under the income approach included:

          (1) stabilized vacancy and collection loss rate of 8.5%;

          (2) replacement reserve of $250 per unit;

          (3) overall capitalization rate of 8.00%;

          (4) terminal capitalization rate of 9.00%;

          (5) discount rate of 10.50%;

          (6) 2.00% cost of sale at reversion; and

          (7) holding period of 10 years.

No adjustment was made for lease-up costs because the property was near or at a stabilized condition. No adjustment was made for concessions. Based on these assumptions, AAA's estimate of cash flows for a 10-year period resulted in an indicated value of $7,400,000 through the discounted cash flow method. The reversion value contributed approximately 43% of the value.

     Under the direct capitalization method, utilizing a capitalization rate of 8.00%, the projected NOI resulted in a value (after rounding) of $7,400,000.

     Using the income capitalization approach, AAA determined on an as-is basis that the direct capitalization method and the discounted cash flow method indicated the value for River's Edge was $7,400,000.

     Reconciliation of Values and Conclusions of Appraisal. The final step in the appraisal process was to reconcile the sales comparison approach and the income capitalization approach values to arrive at a final value conclusion. The reconciliation of the two approaches involved weighing the valuation techniques in relation to their substantiation by market and other sources of data, the relativity and applicability of the approaches to the property type, and the purpose of the valuation. AAA concluded that the estimated market value under the sales comparison approach was $7,600,000 and the estimated market value under the income capitalization approach was $7,400,000. After reconciling the various factors, AAA determined a final "as is" market value for River's Edge of $7,500,000 as of May 20, 2003.

  VILLAGE EAST

     Valuation Under Sales Comparison Approach. AAA compared five apartment complexes with Village East that were sold between July 2001 and January 2003 and located in the property's real estate market area. Based on its qualitative analysis, AAA rated the locations of two comparable properties as superior and three comparable properties as comparable to the location of Village East. AAA rated the quality/appeal of four comparable properties as superior and one comparable property as comparable to the quality/appeal of Village East. AAA rated the amenities of two comparable properties as comparable and three comparable properties as inferior to the amenities of Village East.

     AAA made adjustments to the sales price per unit of each comparable property to reflect differences from Village East in location, number of units, quality/appeal, age/condition, occupancy at sale, amenities and average unit size. Based on the available data, AAA concluded a value range of $38,481 to $45,410 per unit with a mean or average adjusted price of $42,037 per unit and a median adjusted price of $41,333 per unit. Thus, the estimated value based on a $42,000 sales price per unit for the 137 units was approximately $5,300,000 after adjustment for lease-up costs and present value of concessions.

     As part of the sales comparison approach, AAA also conducted a net operating income ("NOI") analysis. NOI effectively takes into account the various physical, location and operating aspects of the sale. AAA compared Village East's NOI to the NOI of the five comparable properties and arrived at a percentage adjustment. After applying the percentage adjustment to the sales price per unit of each comparable property, the range of value was between $39,704 and $50,904 per unit, with an average of $46,120 per unit. The appraiser concluded a value of $43,000 per unit for the 137 units of the property, resulting in an estimated "as is" market value of $5,400,000 using the NOI analysis after adjustment for lease-up costs and present value of concessions.

     AAA also performed an effective gross income multiplier ("EGIM") analysis. The EGIM measures the relationship between the sales price of a property and its effective gross income, which is the total annual income that a property would produce after an allowance for vacancy and credit loss. AAA estimated the operating expense ratio ("OER") of Village East to be 43.84% before reserves, with the expense ratios of the five comparable properties ranging from 34.96% to 51.59%, resulting in EGIMs ranging from 6.23 to 8.64. Thus, AAA concluded an EGIM of 6.25 for Village East, and applied the

EGIM to the stabilized effective gross income for the property (see Income Approach section below), resulting in a value conclusion of approximately $5,500,000 after adjustment for lease-up costs and present value of concessions.

     AAA estimated the value using the price per unit analysis at $5,300,000, the value using the NOI analysis at $5,400,000 and the value using the EGIM analysis at $5,500,000. Based on these three valuation methods, AAA concluded that the reconciled value for Village East under the sales comparison approach was $5,400,000. AAA assumed a marketing and exposure period of 6 to 12 months.

     Valuation Under Income Capitalization Approach. Under the income capitalization approach, AAA performed: (1) a direct capitalization analysis and
(2) a discounted cash flow analysis to derive a value for Village East.

     AAA first utilized a discounted cash flow method to analyze the value of the property. Under this method, anticipated future cash flow and a reversionary value are discounted at an appropriate rate of return to arrive at an estimate of present value. AAA also employed a direct capitalization analysis on the property by dividing a forecast of net operating income ("NOI") by an appropriate capitalization rate. AAA performed a market rent analysis for the property to derive a projected rental income. The analysis included both a review of the subject's current asking and actual rent rates as well as a comparison with comparable apartment properties. AAA calculated Village East's effective gross income ("EGI") by adding apartment rental collections to other income and then making an adjustment for vacancy and collection loss. Under this analysis, AAA arrived at an EGI of $968,133. Once the EGI was established, operating expenses were deducted from the EGI in order to arrive at an NOI for Village East of approximately $516,262. AAA performed a pro forma analysis of revenue and expenses for the property to derive the subject's stabilized NOI. AAA relied on the subject's historical and budgeted income and expenses for this estimate. AAA derived appropriate investment criteria, including an overall capitalization rate, terminal capitalization rate and a discount rate based upon analysis of comparable sales and a survey of real estate investors.

     The assumptions employed by AAA to determine the value of Village East under the income approach included:

          (1) stabilized vacancy and collection loss rate of 18%;

          (2) replacement reserve of $200 per unit;

          (3) overall capitalization rate of 9.50%;

          (4) terminal capitalization rate of 10.00%;

          (5) discount rate of 12.50%;

          (6) 2.00% cost of sale at reversion; and

          (7) holding period of 10 years.

An adjustment was made for lease-up costs because Village East's occupancy level was below a stabilized occupancy projection Thus, AAA assumed a 24-month lease up period. An adjustment was made for concessions due to soft market conditions, and AAA estimated the present value of concessions to be $284,000. Based on these assumptions, AAA's estimate of cash flows for a 10-year period resulted in an indicated value of $4,600,000 through the discounted cash flow method. The reversion value contributed approximately 42% of the value.

     Under the direct capitalization method, utilizing a capitalization rate of 9.50%, the projected NOI resulted in a value (after rounding) of $4,900,000 after adjustments for lease-up costs and present value of concessions.

     Using the income capitalization approach, AAA determined on an as-is basis that the direct capitalization method and the discounted cash flow method indicated the value for Village East was $4,800,000.

     Reconciliation of Values and Conclusions of Appraisal. The final step in the appraisal process was to reconcile the sales comparison approach and the income capitalization approach values to arrive at a final value conclusion. The reconciliation of the two approaches involved weighing the valuation techniques in relation to their substantiation by market and other sources of data, the relativity and applicability of the approaches to the property type, and the purpose of the valuation. AAA concluded that the estimated market value under the sales comparison approach was $5,400,000 and the estimated market value under the income capitalization approach was $4,800,000. After reconciling the various factors, AAA determined a final "as is" market value for Village East of $5,000,000 as of May 15, 2003.

     Assumptions, Limitations and Qualifications of AAA's Valuation. In preparing the appraisal, AAA relied, without independent verification, on the accuracy and completeness of all information supplied or otherwise made available to it by or on behalf of the partnership. In arriving at the appraisal, AAA assumed:

     - good and marketable title to the property;

     - validity of owner's claim to the property;

     - no encumbrances which could not be cleared through normal processes, unless otherwise stated;

     - accuracy of land areas and descriptions obtained from public records;

     - no subsurface mineral and use rights or conditions;

     - no substances such as asbestos, urea-formaldehyde foam insulation, other chemicals, toxic wastes, or other potentially hazardous materials in existence or present on or in the property;

     - full compliance with applicable federal, state and local environmental regulations and laws, unless otherwise stated, defined and considered;

     - possession of all required licenses, consents, or other legislative or administrative authority from any local, state, or national government or private entity organization and that the renewal of these items is possible;

     - compliance with all applicable zoning and use regulations and restrictions, unless a nonconformity has been stated, defined, and considered;

     - utilization of the land and improvements within property boundaries and no encroachment or trespass of the improvements, unless otherwise stated;

     - the structural integrity of the property including its conformity to specific governmental code requirements, such as fire, building and safety, earthquake, and occupancy, or any physical defects not readily apparent during inspection; and

     - compliance with the Americans with Disabilities Act of 1992.

     Compensation of Appraiser. AAA was appointed by the court to perform all the real estate appraisals in connection with the settlement and this Litigation Settlement Offer. AAA was paid a fee of $619,100 for the appraisals. We paid 50% of the costs of the appraisals, with the other 50% paid from the settlement fund. AAA has conducted other appraisals of property in connection with the other offers being made pursuant to the settlement agreement. Other than the appraisals performed in connection with the settlement agreement, during the prior two years, no material relationship has existed between AAA and your partnership or any of its affiliates, including the AIMCO Entities.

     Availability of Appraisal Reports. You may obtain a full copy of AAA's appraisals upon request, without charge, by contacting the Information Agent at one of the addresses or the telephone number on the back cover of this Litigation Settlement Offer. Copies of the appraisal for the property are also available for inspection and copying at the principal executive offices of the partnership during regular business hours by any interested unitholder or his or her designated representative at his or her cost. In addition, a copy of the appraisals has been filed with the SEC as an exhibit to the Tender Offer Statement and Rule 13e-3 Transaction Statement on Schedule TO.

     In estimating the net liquidation proceeds that would be payable per unit based on the total appraised value of your partnership's properties, we applied the same basic methodology as described under "Valuation of Units", except that we did not deduct any amounts that were reflected in the total appraised value nor did we include any payment from the settlement fund. As indicated below, based on the total appraised value of the partnership properties, the estimated net liquidation proceeds per unit is $156.65, which is lower than our offer price of $181.82.

Gross valuation of partnership properties...................  $131,700,000
Plus: Cash and cash equivalents.............................     3,146,419
Plus: Other partnership assets, net of security deposits)...     3,206,261
Less: Mortgage debt, including accrued interest and
  prepayment penalty........................................   (84,614,223)
Less: Accounts payable and accrued expenses.................    (1,800,535)
Less: Other liabilities.....................................    (1,808,492)
Less: Distributions to lower tier general partners and
  special limited partners..................................      (159,232)
                                                              ------------
Partnership valuation before taxes and certain costs........  $ 49,670,198
Add: Deficit restoration....................................     4,025,263
                                                              ------------
Estimated net valuation of your partnership.................  $ 53,695,461
Percentage of estimated net valuation allocated to holders
  of units..................................................          100%
                                                              ------------
Estimated net valuation of units............................  $ 53,695,461
  Total number of units.....................................    342,773.00
                                                              ------------
Estimated net liquidation proceeds per unit.................  $     156.65
                                                              ============

9.  THE LAWSUIT AND THE SETTLEMENT

  BACKGROUND

     In March 1998, holders of limited partnership units in the partnerships managed by affiliates of Insignia Financial Group (collectively, "Insignia") commenced an action entitled Rosalie Nuanes, et al. v. Insignia Financial Group, Inc., et al. (the "Nuanes action") in the Superior Court of the State of California for the County of San Mateo (the "Court"). The plaintiffs named as defendants, among others, your partnership, its general partner and several of their affiliated partnerships and corporate entities, as well as AIMCO, who had announced a merger with Insignia. The action originally asserted claims on behalf of a putative class of limited partners in over 50 limited partnerships, including your partnership (collectively, the "Partnerships") and derivatively on behalf of those same Partnerships (which are named as nominal defendants) challenging, among other things, the acquisition of interests in certain general partner entities by Insignia; past tender offers by Insignia to acquire limited partnership units; Insignia's management of the Partnerships; and the series of transactions which closed on October 1, 1998 and February 26, 1999 whereby Insignia and Insignia Properties Trust, respectively, were merged into AIMCO (hereinafter, the "Insignia Merger").

  PROCEDURAL HISTORY

     On June 25, 1998, your general partner filed a motion seeking dismissal of the action. In lieu of responding to the motion, the plaintiffs filed an amended complaint. The general partner filed demurrers to the amended complaint which were heard in February 1999. Pending the ruling on such demurrers, settlement negotiations commenced. On November 2, 1999, the parties executed and filed a Stipulation of Settlement, settling claims, subject to court approval, on behalf of your partnership and all limited partners who owned units as of November 3, 1999. Preliminary approval of the settlement was obtained on November 3, 1999 from the Court, at which time the Court set a final approval hearing for December 10,

1999. Prior to the December 10, 1999 hearing, the Court received various objections to the settlement, including a challenge to the Court's preliminary approval based upon the alleged lack of authority of prior lead counsel to enter the settlement.

     On December 14, 1999, the general partner and its affiliates terminated the proposed settlement. In February 2000, counsel for some of the named plaintiffs filed a motion to disqualify plaintiffs' lead and liaison counsel who negotiated the proposed settlement on behalf of plaintiffs. On June 27, 2000, the Court entered an order disqualifying them from the case. An appeal was taken from part of the June 27, 2000 order on October 5, 2000. Subsequently, certain plaintiffs, specifically, BEJ Equity Partners and J-B Investment Partners, withdrew as plaintiffs.

     On December 4, 2000, the Court appointed the law firm of Lieff Cabraser Heimann & Bernstein LLP as new lead counsel for plaintiffs and the putative class. Plaintiffs filed a third amended complaint on January 19, 2001 and the general partner and its affiliates filed a demurrer to the third amended complaint. On July 10, 2001, the Court issued an order granting in part and denying in part defendants' demurrer. Among other things, the Court sustained defendants' demurrer without leave to amend as to those derivative claims involving partnerships in which the named plaintiffs did not own an interest. The Court subsequently denied plaintiffs' motion for reconsideration.

     The fourth amended complaint was filed on September 7, 2001. It was brought by plaintiffs who owned interests in four of the Partnerships. Plaintiffs Jeffrey Homburger, Sean O'Reilly and Norman and Doris Rosenberg formally withdrew from the case on August 20, 2001. The general partner and affiliated defendants filed a demurrer to the fourth amended complaint, which the Court granted in part on January 28, 2002. The Court dismissed without leave to amend plaintiffs' state securities fraud claim under California's Corporate Code
Section 25400(b), plaintiffs' contract claim arising out of the partnership agreements, plaintiffs' derivative claim for statutory unfair competition as to those partnerships in which plaintiffs lack representation, plaintiffs' conversion claim and plaintiffs' claim under California's Corporation Code
Section 15636.

     Only some of the remaining claims in the fourth amended complaint relate to the partnership. Plaintiffs alleged that affiliates of the general partner have issued false and misleading tender offers beginning in 1998 and continuing through to the present for units in the partnership. Plaintiffs allege violations of state securities fraud statutes and common law fraud against both AIMCO and Insignia. Specifically, plaintiffs allege that the tender offers have been misleading because they failed to disclose:

     - that third parties would not use a property's historical income, but would instead use a property's projected income, in calculating a property's value based on the capitalization method.

     - that the property income figures used in the capitalization method were artificially lower because AIMCO charges management fees allegedly in excess of the market.

     - that AIMCO allegedly deducted all capital expenditures from property income despite an alleged AIMCO policy of deducting only $250 to $300 per apartment unit.

     - the rating for the condition of each property, any adjustment made to the capitalization rate as a result, the interest rate on mortgage debt for each property and any corresponding adjustments in the capitalization rates.

     - that AIMCO allegedly negotiated lower capitalization rates for valuing properties it owns in connection with a revolving credit facility.

     - that AIMCO failed to disclose that the valuation methods and/or policies it used for its own business purposes allegedly differ from those used in the tender offers.

     - internal valuations of the properties it used in connection with the Insignia merger or the capitalization rates used in connection with those valuations.

Plaintiffs alleged that the general partner breached its fiduciary duty by assisting Insignia and AIMCO in making the tender offers by providing financial information, failing to correct supposedly misleading information given to unitholders, recommending that the prices offered were fair and preventing third parties from making tender offers. Plaintiffs have also included a statutory unfair competition claim against all the defendants, a claim for tortious interference with contract, unjust enrichment and judicial dissolution.

  THE HELLER COMPLAINT

     During the third quarter of 2001, a complaint was filed against the same defendants that are named in the Nuanes action, captioned Heller v. Insignia Financial Group, Inc., et al. (the "Heller action"). The Heller complaint was filed in order to preserve derivative claims that were dismissed without leave to amend in the Nuanes action by the Court's July 10, 2001 order. The first amended complaint in the Heller action was brought as a purported derivative action, and asserted claims for, among other things, breach of fiduciary duty; unfair competition; conversion, unjust enrichment; and judicial dissolution. On January 28, 2002, however, the Court, on motion by the general partner and its affiliates, struck the Heller complaint as a violation of its July 10, 2001 order in the Nuanes action. On March 27, 2002, plaintiffs in the Heller action filed a notice of appeal of the Court's January 28, 2002 order striking the complaint.

  THE SETTLEMENT OF THE NUANES AND HELLER COMPLAINTS

     On December 20, 2002, the parties to the above-entitled litigation executed a Stipulation of Settlement of the two actions. That settlement was the result of over one year of negotiations and the involvement of two separate settlement judges. Class counsel and defendants' counsel first met with the Honorable William J. Cahill, Retired California Superior Court Judge, on two separate occasions. Counsel also met on four separate occasions with the Honorable Margaret J. Kemp, California Superior Court Judge, before reaching a settlement in principle. The parties initially met with Judge Cahill on two occasions in the fall of 2000, but were ultimately unsuccessful in reaching a definitive settlement agreement. At the Court's direction, they renewed formal settlement discussions before Judge Kemp. The parties first attended a settlement conference before Judge Kemp in September or October 2002 and then subsequently met with her on October 28, 2002, November 26, 2002 and December 2, 2002. The parties reached final agreement on the material terms of the settlement at the last settlement conference with Judge Kemp on December 2, 2002 and put the terms of that agreement on the record in open court.

     In each of the conferences described above, counsel from Lieff Cabraser Heimann & Bernstein LLP, Farella Braun & Martel LLP & Berman Devalerio Pease & Tobacco attended on behalf of the named plaintiffs and the putative settlement class; counsel from Skadden Arps Slate Meagher & Flom LLP attended on behalf of AIMCO and its affiliated entities, including your general partner, and Orrick Herrington & Sutcliffe attended on behalf of the remaining defendants. Former AIMCO Executive Vice President Patrick Foye also attended each of these meetings. Mr. Vincent Gresham of the Law Offices of Vincent Gresham also participated on behalf of plaintiffs and the putative settlement class in those settlement discussions before the Hon. Cahill, Retired. At these meetings, discussions included possible transactions that could provide liquidity to investors and form the basis of a settlement, the use of a settlement fund and the amount of such fund, the timing and distribution of any settlement fund, selection and use of an appraiser and disclosures that would accompany any contemplated transaction(s). The participants considered but ultimately rejected a merger or roll-up of the various partnerships as possible alternatives to cash tender offers. The parties ultimately concluded, however, that a merger or roll-up could be potentially complicated and time consuming and that a cash tender offer would be a less coercive form of providing liquidity to those investors who desired it.

     The Settlement Agreement requires each tender offer to attach executive summaries of partnership property appraisals commissioned specifically for the settlement tender offers and to provide an explanation of how the appraised values of the properties compare to the per Unit price(s) being offered. It also requires the payment of an allocable portion of the settlement fund for each unit tendered pursuant to the settlement fund, details the scope of the release and covenants not to sue which will bind class members, requires that tender offers be made no more than one year after final approval of the settlement and imposes certain restrictions on the length of time in which the tender offers can remain open, as well as with regard to other disclosures made therein. On April 4, 2003, the Court preliminarily approved the settlement and, on June 13, 2003, entered an order finally approving the settlement and dismissing both the Heller and Nuanes litigation with prejudice.

     On August 12, 2003, an objector filed an appeal of the court's order approving the settlement and is seeking to reverse or vacate the Court's order and the judgment entered thereto. That appeal has been fully briefed and the parties are awaiting a date for oral argument. Although we reserve our right to terminate or amend our offer if final court approval of the settlement is reversed or vacated, we have nevertheless elected to proceed with this offer under the terms of the settlement. On November 24, 2003, the objector appealing the settlement and judgment entered thereto also filed an application requesting the Court order AIMCO to withdraw the settlement tender offers, refrain from making further offers pending the appeal and auction any units tendered to third parties. The objector contended that our prior offer did not conform with the terms of the Settlement. Alternatively, counsel for the objector requested the Court on behalf of a settlement class member to order AIMCO to pay all non-tendering settlement class members their pro rata share of the Settlement Fund whether or not the settlement and judgment entered thereto is vacated on appeal and to notify settlement class members that the releases and covenant not to sue are not binding unless the settlement and judgment entered thereto is affirmed on appeal. On December 18, 2003, the Court heard oral argument on the applications brought on behalf of the objector and denied them in their entirety. On February 23, 2004, an appeal was also taken from certain portions of the Court's December 2003 orders denying injunctive relief in connection with the settlement offers and assessing fees against objector's counsel for the Court's use of a referee. Both appeals have been fully briefed and argued and the parties are waiting for a decision from the Court of Appeals.

     Under the terms of the settlement, we made cash tender offers for all outstanding limited partnership interests in your partnership and 40 other partnerships (the "Tender Offer Partnerships") and accompanied each of those offers with executive summaries of appraisals of partnership properties prepared by an independent appraiser appointed by the Court. Our affiliate has paid 50% of the costs of the appraisals, with the other 50% paid from the settlement fund. The appraiser was paid $619,000 for the appraisals. Under the settlement, we have the option of making a second round of tender offers (in our sole and absolute discretion) to purchase all remaining outstanding limited partnership interests, at the same price, or at a higher or lower price, within 18 months of the order finally approving the settlement. This offer constitutes one of the second round of tender offers.

     In addition, as part of the settlement, we agreed to create a settlement fund for the benefit of settlement class members in the principal amount of $9.9 million. The settlement class members consists of all limited partners in the Tender Offer Partnerships, including your partnership, who owned units as of December 20, 2002, and who did not validly request exclusion from the settlement. After deducting attorneys' fees and other settlement costs, including a portion of the costs of appraisal and certain costs of administration of the settlement fund, we allocated the remaining amount in the settlement fund among the Tender Offer Partnerships, pursuant to the terms of the settlement offer, pro rata based on partnership revenue for the year ended December 31, 2002 allocable to units held by members of the settlement class, as set forth below:

                                                                (C)
                                                             OWNERSHIP                       ALLOCATED
                                                            PERCENTAGE          (D)         PORTION OF
(A)                                             (B)        OF SETTLEMENT     ADJUSTED       SETTLEMENT
PARTNERSHIP                                  REVENUE(1)      CLASS(2)       REVENUE(3)        FUND(4)
-----------                                 ------------   -------------   -------------   -------------
Angeles Income Properties, Ltd. II........  $  6,721,398       38.11%      $2,561,680.99        2.12%
Angeles Income Properties, Ltd. III.......       757,234       47.99%         363,400.46        0.30%
Angeles Income Properties, Ltd. 6.........     3,314,969       57.18%       1,895,539.00        1.57%
Angeles Opportunity Properties, Ltd. .....     2,487,492       50.42%       1,254,256.40        1.04%
Angeles Partners VII......................     1,382,326       32.28%         446,158.51        0.37%

                                                                (C)
                                                             OWNERSHIP                       ALLOCATED
                                                            PERCENTAGE          (D)         PORTION OF
(A)                                             (B)        OF SETTLEMENT     ADJUSTED       SETTLEMENT
PARTNERSHIP                                  REVENUE(1)      CLASS(2)       REVENUE(3)        FUND(4)
-----------                                 ------------   -------------   -------------   -------------
Angeles Partners IX.......................     3,053,411       32.79%       1,001,090.64        0.83%
Angeles Partners X........................     2,363,419       40.94%         967,701.17        0.80%
Angeles Partners XI.......................     8,102,088       37.05%       3,002,068.40        2.49%
Angeles Partners XII......................    17,579,608       30.85%       5,423,897.42        4.50%
Century Properties Fund XIV...............     5,754,231       33.27%       1,914,451.55        1.59%
Century Properties Fund XV................     7,891,876       35.11%       2,770,502.79        2.30%
Century Properties Fund XVI...............     3,129,310       38.59%       1,207,704.29        1.00%
Century Properties Fund XVII..............    13,989,178       39.81%       5,568,998.68        4.62%
Century Properties Fund XVIII.............     4,652,589       44.57%       2,073,721.09        1.72%
Century Properties Fund XIX...............    15,838,890       41.77%       6,615,207.49        5.48%
Century Properties Growth Fund XXII.......    18,750,167       44.10%       8,268,717.87        6.86%
Consolidated Capital Growth Fund..........    11,095,122       35.45%       3,933,281.02        3.26%
Consolidated Capital Institutional
  Properties..............................    17,492,318       34.85%       6,095,971.72        5.05%
Consolidated Capital Institutional
  Properties/2............................     4,531,076       50.40%       2,283,507.96        1.89%
Consolidated Capital Institutional
  Properties/3............................    11,898,507       46.92%       5,583,341.99        4.63%
Consolidated Capital Properties III.......     3,319,845       48.56%       1,612,222.94        1.34%
Consolidated Capital Properties IV........    26,375,116       43.55%      11,486,890.81        9.52%
Consolidated Capital Properties VI........     1,790,898       49.39%         884,610.64        0.73%
Davidson Diversified Real Estate I,
  L.P. ...................................       926,289       57.35%         531,230.56        0.44%
Davidson Diversified Real Estate II,
  L.P. ...................................     6,679,248       50.21%       3,353,945.59        2.78%
Davidson Diversified Real Estate III,
  L.P. ...................................     4,914,862       59.79%       2,938,470.22        2.44%
Davidson Growth Plus, L.P. ...............     5,497,496       42.55%       2,339,052.86        1.94%
Davidson Income Real Estate, L.P. ........     4,824,647       55.50%       2,677,466.62        2.22%
Fox Strategic Housing Income Partners.....     2,905,478       59.32%       1,723,635.91        1.43%
Johnstown/Consolidated Income Partners....     1,109,711       45.50%         504,939.49        0.42%
Multi-Benefit Realty Fund 87-1............     3,584,756
  Class A Investors.......................     1,993,125       35.01%         697,750.93        0.58%
  Class B Investors.......................     1,591,632       47.59%         757,524.59        0.63%
National Property Investors III...........     8,886,583       25.79%       2,291,879.79        1.90%
National Property Investors 4.............     7,248,900       24.52%       1,777,282.20        1.47%
National Property Investors 5.............     4,610,576       36.17%       1,667,480.41        1.38%
National Property Investors 6.............    10,168,298       34.73%       3,531,813.61        2.93%
National Property Investors 7.............     7,235,037       31.17%       2,255,187.60        1.87%
National Property Investors 8.............     4,334,235       38.98%       1,689,580.96        1.40%
Shelter Properties I Limited
  Partnership.............................     4,908,445       20.51%       1,006,722.11        0.83%
Shelter Properties II Limited
  Partnership.............................     5,148,389       29.25%       1,505,669.73        1.25%
Shelter Properties III Limited
  Partnership.............................     5,155,756       35.20%       1,814,826.22        1.50%
Shelter Properties IV Limited
  Partnership.............................     9,682,744       31.49%       3,048,820.05        2.53%
Shelter Properties V Limited
  Partnership.............................    13,237,273       28.68%       3,796,475.63        3.15%
Shelter Properties VI Limited
  Partnership.............................     8,475,852       34.45%       2,920,007.57        2.42%
Shelter Properties VII Limited
  Partnership.............................     1,497,429       37.87%         567,007.84        0.47%
                                            ------------                   -------------      ------
  Total...................................  $313,303,073                   $ 120,611,694      100.00%
                                            ============                   =============      ======

---------------

(1) For the year ended December 31, 2002.

(2) Excludes units owned by AIMCO and its affiliates and other limited partners who have requested exclusion from the settlement class.

(3) Determined, for each partnership, by multiplying the amount of revenue (column (B)) by the percentage of outstanding units held by members of the settlement class (column (C)).

(4) Determined, for each partnership, by dividing the amount of adjusted revenue (column (D)) by the total amount of adjusted revenue for all partnerships.

     The amount allocated to a Tender Offer Partnership is then divided by the total number of outstanding units owned by settlement class members in such Tender Offer Partnership (excluding units held by us and our affiliates), and the resulting amount is included in the offer price for units in that Tender Offer Partnership. For each unit validly tendered in the offers and accepted by us, an amount equal to the portion of the settlement fund included in the per unit offer price will be deducted from the settlement fund and paid to us (other than units tendered by limited partners who have requested exclusion from the settlement class). All limited partners who tender their units in response to the offers will receive the same price per unit, including those persons who may have requested exclusion from the settlement class.

     Any balance remaining after completion of the second round of litigation settlement offers will be paid to settlement class members who have retained any units based on the allocation method used in the litigation settlement offers no later than June 2005 provided that the Court's order approving the settlement and entering judgment thereto is affirmed on appeal and is final. If the Court's order is reversed or vacated by virtue of the appeal, however, you will not be entitled to receive a pro rata share of the settlement fund unless you tender your units in this offer.

     The general partners of the Tender Offer Partnerships have also agreed, as part of the settlement, to waive our right to seek reimbursement and/or indemnification for the full amount of fees and costs incurred in the defense of the class and derivative litigation; provided, however, that they may charge fees and costs to your partnership and the other partnerships involved in the litigation in an amount not to exceed $1,500,000 (which is approximately 50% of the outstanding fees and costs).

     In consideration for the terms described above, plaintiffs and settlement class members agreed, among other things, to dismiss the Nuanes action and the Heller action with prejudice, release the defendants from all liability with respect to all claims and causes of action, whether brought individually, on behalf of a class, or derivatively, whether known or unknown, that have been asserted or that could have been asserted that arise out of or relate to (i) those matters and claims set forth in the complaints in the Heller and Nuanes actions, (ii) ownership of one or more units in any of the Tender Offer Partnerships, (iii) the purchase, acquisition, holding, sale, tender or voting of one or more units in any of the Tender Offer Partnerships, and (iv) any of the facts, circumstances, allegations, claims, causes of action, representations, statements, reports, disclosures, transactions, events, occurrences, acts, omissions or failures to act, of whatever kind or character whatsoever, irrespective of the state of mind of the actor performing or omitting to perform the same, that have been or could have been alleged in any pleadings, amended pleading, argument, complaint, amended complaint, brief, motion, report or filing in either the Nuanes action or the Heller action, provided, however, that the released claims are not intended to include any unrelated claims that are unique to a particular settlement class member (e.g., a settlement class member slips and falls on property owned by one of our affiliates, loses or did not receive a distribution check distributed to other limited partners in your partnership, or is an employee and has an employee related claim). Settlement class members also covenanted and agreed not to bring any action, claim, suit, or proceeding against any of the defendants in the class and derivative litigation that concerns any of the matters which are the subject of the settlement and that the stipulation of settlement will act as a bar to any such claim, action, suit or proceeding. The plaintiffs and settlement class members also agreed that they would not oppose a request that the Court withdraw the finding regarding Robert A. Stanger & Co. made in the June 27, 2000 order disqualifying lead and liaison counsel.

     Under the terms of the settlement, neither we nor our affiliates admit to any wrongdoing, and we deny liability under all claims brought in the litigation. The final settlement of the lawsuit is the product of good faith, arm's length negotiations between settlement class counsel and counsel for the defendants. These negotiations resulted in the settlement set forth in the Stipulation.

10.  INFORMATION CONCERNING US AND CERTAIN OF OUR AFFILIATES

     General. We are AIMCO Properties, L.P., a Delaware limited partnership. Together with our subsidiaries, we conduct substantially all of the operations of Apartment Investment and Management Company, a Maryland corporation ("AIMCO"). AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. AIMCO's Class A Common Stock is listed and traded on the New York Stock Exchange under the symbol "AIV." As of June 30, 2004, we owned or managed 278,011 apartment units in 1,578 properties located in 47 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled by the National Multi Housing Council, we believe that we are one of the largest owners and managers of multi-family apartment properties in the United States. As of June 30, 2004, we:

     - owned or controlled (consolidated) 174,760 units in 698 apartment properties;

     - held an equity interest in (unconsolidated) 54,245 units in 382 apartment properties; and

     - provided services or managed, for third party owner, 49,006 units in 498 apartment properties, primarily pursuant to long term, non-cancelable agreements (including 39,472 units in 416 properties that are asset managed only, and not property managed).

     Our general partner is AIMCO-GP, Inc., a Delaware corporation, which is a wholly owned subsidiary of AIMCO. Our principal executive offices is located at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237, and our telephone number is (303) 757-8101.

     The names, positions and business addresses of the directors and executive officers of AIMCO and your general partner (which is our affiliate), as well as a biographical summary of the experience of such persons for the past five years or more, are set forth on Annex I attached hereto and are incorporated herein by reference.

     We and AIMCO are both subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, file reports and other information with the Securities and Exchange Commission relating to our business, financial condition and other matters, including the complete financial statements summarized below. Such reports and other information may be inspected at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Room of the SEC in Washington, D.C. at prescribed rates. The SEC also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. In addition, information filed by AIMCO with the New York Stock Exchange may be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

     For more information regarding AIMCO and AIMCO Properties, L.P., please refer to our respective Annual Reports on Form 10-K for the year ended December 31, 2003 and our respective Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2004 and June 30, 2004 (particularly the management's discussion and analysis of financial condition and results of operations) and other reports and documents we have filed with the SEC.

     Except as described in "The Litigation Settlement Offer -- Section 11. Background and Reasons for the Offer", "-- Section 13. Conflicts of Interest and Transactions with Affiliates" and "-- Section 15. Certain Information Concerning Your Partnership -- Ownership and Voting," neither we nor, to the best of our knowledge, any of the persons listed on Annex I attached hereto, (i) beneficially own or have a right to acquire any units, (ii) has effected any transaction in the units in the past 60 days, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies. Neither we nor our affiliates intend to tender any units beneficially owned in this offer.

     Summary Selected Financial Information for AIMCO Properties, L.P. The historical financial data set forth below for AIMCO Properties, L.P. for the six months ended June 30, 2004 and 2003 is based on unaudited financial statements. The historical financial data set forth below for AIMCO Properties, L.P. for the years ended December 31, 2003, 2002 and 2001 is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations of the AIMCO Operating Partnership" included in AIMCO Properties, L.P.'s Annual Report on Form 10-K for the year ended December 31, 2003 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

                                         FOR THE SIX MONTHS ENDED
                                                 JUNE 30,               FOR THE YEAR ENDED DECEMBER 31,
                                         -------------------------   --------------------------------------
                                            2004         2003(1)       2003(2)       2002(3)      2001(3)
                                         -----------   -----------   -----------   -----------   ----------
                                                    (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
                                                (UNAUDITED)
OPERATING DATA:
Total revenues.........................  $   750,781   $   727,386   $ 1,516,283   $ 1,387,831   $1,273,037
Total expenses.........................      560,195       489,946     1,059,350       889,372      878,734
Income before minority interest,
  discontinued operations and
  cumulative effect of change in
  accounting principle.................        6,441        56,979        80,551       201,479      143,953
Income from continuing operations......       11,102        54,307        78,490       186,924      107,117
Income from discontinued operations....       23,724        37,559        99,378        19,278       13,947
Cumulative effect of change in
  accounting principle.................       (3,957)           --            --            --           --
Net income.............................       30,869        91,866       177,868       206,202      121,064
PER SHARE DATA:
Earnings (loss) per common
  unit -- basic:
  (Loss) income from continuing
    operations (net of preferred
    distributions).....................  $     (0.33)  $      0.01   $     (0.24)  $      0.81   $     0.08
  Net (loss) income attributable to
    common unitholders.................        (0.14)         0.37          0.71          1.00         0.25
(Loss) earnings per common
  unit -- diluted:
  (Loss) income from continuing
    operations (net of preferred
    distributions).....................        (0.33)         0.01         (0.24)         0.80         0.08
  Net (loss) income attributable to
    common unitholders.................        (0.14)         0.37          0.71          0.99         0.25
Dividends declared per common unit.....         1.20          1.64          2.84          3.28         3.16
BALANCE SHEET INFORMATION:
Real estate, net of accumulated
  depreciation.........................    8,948,049     8,841,155     8,606,281     8,615,287    6,330,521
Total assets...........................   10,370,760    10,245,724    10,124,617    10,355,329    8,200,526
Total indebtedness.....................    6,414,088     6,070,104     6,079,470     6,021,990    4,420,399
Partners' capital......................    3,123,070     3,359,381     3,174,815     3,576,083    3,080,071

                                         FOR THE SIX MONTHS ENDED
                                                 JUNE 30,               FOR THE YEAR ENDED DECEMBER 31,
                                         -------------------------   --------------------------------------
                                            2004         2003(1)       2003(2)       2002(3)      2001(3)
                                         -----------   -----------   -----------   -----------   ----------
                                                    (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
                                                (UNAUDITED)
CASH FLOW DATA:
Cash provided by operating
  activities...........................      165,984       287,915       430,258       496,670      491,846
Cash (used in) provided by investing
  activities...........................     (107,855)      113,948       313,164      (873,832)    (140,638)
Cash (used in) provided by financing
  activities...........................      (79,108)     (395,501)     (728,543)      398,637     (430,245)
OTHER DATA:
Funds from operations available to
  common unitholders -- diluted(4).....      137,458       186,978       349,108       498,589      528,655
Weighted average number of common
  units, common units equivalents and
  dilutive preferred securities
  outstanding..........................      106,065       109,467       108,151       109,538      102,147

---------------

(1) Beginning with the first quarter of 2004, AIMCO Properties modified the presentation of its consolidated statements of income. The presentation of the income statements for the six months ended June 30, 2003 has also been modified to conform with this new format. These presentation changes do not affect the accounting treatment of amounts reported, only their classification within the income statement.

(2) Certain reclassifications have been made to real estate, net of accumulated depreciation and total indebtedness in the 2003 balance sheet to conform to presentation changes made in our Form 10-Q for the quarter ended June 30, 2004. These reclassifications primarily represent presentation changes related to certain intercompany eliminations and the treatment of discontinued operations.

(3) Certain reclassifications have been made to the 2002 and 2001 amounts to conform to the 2003 presentation. These reclassifications primarily represent presentation changes related to discontinued operations resulting from the 2002 adoption of Statement of Financial Accounting Standard No. 144.

(4) Funds From Operations, or FFO, is a financial measure not calculated in accordance with generally accepted accounting principles, or GAAP, that we believe, when considered with the financial data determined in accordance with GAAP, is helpful to investors in understanding our performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciable assets such as machinery, computers or other personal property. The Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from extraordinary items, cumulative effect of change in accounting principle, gains on dispositions of depreciable real estate related to unconsolidated entities and other, gains on dispositions of real estate from discontinued operations, net of related income taxes, plus real estate related depreciation and amortization (excluding amortization of financing costs), including depreciation for unconsolidated real estate partnerships, joint ventures and discontinued operations. We calculate FFO based on the NAREIT definition, as further adjusted for amortization of management contracts and deficit distributions to minority partners. We calculate FFO (diluted) by subtracting redemption related preferred OP Unit issuance costs and distributions on preferred OP Units, adding back distributions on dilutive preferred securities and adding back the interest expense on dilutive mandatorily redeemable convertible preferred securities. FFO should not be considered an alternative to net income or net cash flows from operating activities, as calculated in accordance with GAAP, as an indication of our performance or as a measure of liquidity. FFO is not necessarily indicative of cash available to fund future cash needs. In addition, although FFO is a measure used for comparability in assessing the performance of real estate investment trusts, there can be no assurance that our basis for computing FFO is comparable with that of other real estate investment trusts.

     The following is a reconciliation of net income to Funds From Operations:

                                        FOR THE SIX MONTHS
                                          ENDED JUNE 30,        FOR THE YEAR ENDED DECEMBER 31,
                                        -------------------   -----------------------------------
                                          2004       2003       2003          2002         2001
                                        --------   --------   ---------     --------     --------
                                              (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
                                            (UNAUDITED)
NET (LOSS) INCOME ATTRIBUTABLE TO
  COMMON UNITHOLDERS(A)...............  $(14,971)  $ 38,790   $  74,242     $ 98,556     $ 20,930
Adjustments:
  Depreciation and amortization (net
     of minority partners' interest
     for years ended December 31,
     2003, 2002 and 2001).............   182,900    171,878     304,957      245,351      313,842
  Depreciation and amortization
     related to non-real estate
     assets...........................    (9,207)   (10,757)         (D)          (D)          (D)
  Depreciation of rental property
     related to minority partners'
     interest(B)......................   (22,963)   (15,243)         (D)          (D)          (D)
  Depreciation of rental property
     related to unconsolidated
     properties.......................    11,644     13,042      25,817       33,549       57,506
  (Gain) Loss on dispositions of real
     estate related to unconsolidated
     entities and land................    (1,205)      (756)     (3,178)      22,362      (15,005)
  Deficit distributions to minority
     partners.........................     7,088      9,101      22,672       26,979       46,359
  Income tax arising from disposals...        --         --          --           --        3,202
  Cumulative effect of change in
     accounting principle.............     3,957         --          --           --           --
  Discontinued operations:
     Depreciation of rental property,
       net of minority partners'
       interest(B)....................     2,380     14,506      14,906       29,192       34,522
     Gain on dispositions of real
       estate, net of minority
       partners' interest(B)..........   (21,585)   (44,542)   (101,849)      (4,374)          --
     Recovery of deficit distributions
       to minority partners...........    (3,318)      (500)    (10,718)       1,401        1,342
     Income tax arising from
       disposals......................       789      4,306      12,134        2,507           --
  Preferred OP Unit distributions.....    45,752     50,921      95,981      107,646      100,134
  Redemption related preferred OP Unit
     issuance costs...................        88      2,155       7,645           --           --
                                        --------   --------   ---------     --------     --------
FUNDS FROM OPERATIONS.................  $181,349   $232,901   $ 442,609     $563,169     $562,832
Preferred OP Unit distributions.......   (45,752)   (50,921)    (95,981)    (107,646)    (100,134)
Redemption related preferred OP Unit
  issuance costs......................       (88)    (2,155)     (7,645)          --           --
Distributions on dilutive preferred
  securities..........................     1,949      6,659       9,138       41,905       64,389
Interest expense on mandatorily
  redeemable convertible preferred
  securities..........................        --        494         987        1,161        1,568
                                        --------   --------   ---------     --------     --------
Funds from Operations attributable to
  common unitholders -- diluted.......  $137,458   $186,978   $ 349,108     $498,589     $528,655
                                        ========   ========   =========     ========     ========
WEIGHTED AVERAGE NUMBER OF COMMON
  UNITS, COMMON UNIT EQUIVALENTS AND
  DILUTIVE PREFERRED SECURITIES
  OUTSTANDING:
  Common unit and equivalents(C)......   104,281    104,819     104,861       99,168       84,960
  Dilutive preferred securities.......     1,784      4,648       3,290       10,370       17,187
                                        --------   --------   ---------     --------     --------
     Total............................   106,065    109,467     108,151      109,538      102,147
                                        ========   ========   =========     ========     ========

---------------

(A) Represents our numerator for earnings per common share calculated in accordance with GAAP.

(B) "Minority partners' interest," as referenced in this line item and others in this presentation means minority interest in AIMCO's consolidated real estate partnerships.

(C) Represents our denominator for earnings per common unit -- diluted, calculated in accordance with GAAP.

(D) Not shown as separate amounts in presentation included in the December 31, 2003 Form 10-K.

11.  BACKGROUND AND REASONS FOR THE OFFER

     Settlement of Class Action. We are making this offer pursuant to the terms of the settlement agreement described in "The Litigation Settlement
Offer -- Section 9. The Lawsuit and the Settlement." Our offer provides us with an opportunity to increase our ownership interest in your partnership's properties while providing you and other investors with an opportunity to liquidate your current investment. The settlement agreement also provides for the creation of a $9.9 million fund for members of the settlement class, a portion of which will be paid to those who accept this offer and which is included in our offer price. If you requested exclusion from the settlement, you may tender any units in this offer and you will be entitled to receive the same price per unit as those unitholders who have not opted out of the settlement class. However, no portion of the price paid to you will come from the settlement fund. If you did not request exclusion from the settlement and do not tender any units in this offer, you will be entitled to receive your pro rata share of the settlement fund (subject to adjustment) no later than June 2005 provided that the Court's order approving the settlement and entering judgment thereto is affirmed on appeal and is final. If the Court's order is reversed or vacated by virtue of the appeal, however, you will not be entitled to receive a pro rata share of the settlement fund unless you tender your units in this offer.

     Neither the Court nor counsel for the parties in the class and derivative litigation make any recommendation regarding whether you should accept our offer. You are encouraged to carefully review this Litigation Settlement Offer, the executive summary of the independent appraiser's report (attached as Annex
II) and any other information available to you and to seek advice from your independent lawyer, tax advisor and/or financial advisor with respect to your particular circumstances before deciding whether or not to accept our offer.

     Alternatives Considered by Your General Partner. From time to time in the past, we have made offers to acquire units of limited partnership interest in your partnership. Before making this offer and the previous offers, your general partner (which is our affiliate) considered a number of alternative transactions. The following is a brief discussion of the advantages and disadvantages of the alternatives considered by your general partner.

  LIQUIDATION

     One alternative would be for the partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with the agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of partnership assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     If your partnership was liquidated, and the properties sold at prices equal to the values determined by the independent appraiser (see Annex II), we estimate that your net liquidation proceeds would be $156.65 per unit. See "The Litigation Settlement Offer -- Section 8. Valuation of Units." However, a liquidating sale of all of your partnership's properties would be a taxable event for all partners, including your general partner. Furthermore, all partners, including those who wish to retain their units, and your general partner would be forced to participate in the liquidation. Lastly, although the future operating results of your partnership and future sales prices of the properties owned by your partnership are uncertain, the operating performance of your partnership's properties may improve in the future, which, in turn, may result in higher property values, making a sale of your partnership's properties a more attractive option in the future. Such values are also a function of capitalization rates in the market and the interest rate environment at the time. However, because your general partner and property manager (which are our affiliates) receive fees for managing your partnership and its properties, a conflict of interest exists between continuing the partnership and receiving such fees, on the one hand, and the liquidation of the partnership and the termination of such fees, on the other. See "The Litigation Settlement Offer -- Section 15. Certain Information Concerning Your Partnership -- Investment Objectives and Policies; Sale or Financing of Investments" and "-- Section 13. Conflicts of Interest and Transactions with Affiliates." The term of the partnership will continue until December 31, 2011, unless the partnership is terminated sooner under the provisions of the partnership agreement.

  CONTINUATION OF THE PARTNERSHIP WITHOUT THE OFFER

     A second alternative would be for your partnership to continue as a separate legal entity with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions or improved operating performance, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's properties at some point in the future a more attractive option than it is currently. The continuation of your partnership will allow you to continue to participate in the net income and any increases in revenue of your partnership and any net proceeds from the sale of the properties owned by your partnership. However, no assurance can be given as to future operating results or as to the results of any future attempts to sell the properties owned by your partnership.

     The primary disadvantage of continuing the operations of your partnership without our offer is that you would be limited in your ability to sell your units. Although you could sell your units to a third party, any such sale might be at a price less than our offer price.

     Alternative Transactions Considered by Us. At the present time, we have decided to proceed with this offer pursuant to the court approved settlement. From time to time in the past, we have considered proposing a number of alternative transactions, including the purchase of your partnership's properties or a merger of your partnership in which you would receive cash in exchange for your units. We decided not to pursue these alternative transactions because, in each case, we determined that a tender offer would be a less expensive means of acquiring additional interests in your partnership, and would not require the consent or approval of any limited partners (other than those who elect to tender their units). In the future, however, we may consider purchasing your partnership's properties or effecting such a merger. See "The Litigation Settlement Offer -- Section 14. Future Plans of the Purchaser." We also considered an offer to exchange units in your partnership for limited partnership interests in AIMCO Properties, L.P. However, because of the expense and delay associated with making such an exchange offer, we decided to make an offer for cash only. In addition, our historical experience has been that when we have offered limited partners an opportunity to receive cash or limited partnership interests in AIMCO Properties, L.P., the limited partners who tender usually prefer the cash option.

12.  POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE
     OFFER

     The partnership and the general partner of your partnership (which is our affiliate) have provided the following information for inclusion in this Litigation Settlement Offer:

     Factors in Favor of Fairness Determination. The general partner of your partnership believes the offer price and the structure of the transaction are fair to the unaffiliated limited partners, whether or not they tender units in the offer. In support of such determination, the general partner considered the factors and information set forth below, but did not quantify or otherwise attach particular weight to any such factors or information:

     The general partner considered the following factors in support of the fairness of the offer to unaffiliated limited partners who do not tender units in the offer:

     - the Court's approval of the settlement pursuant to which the offer is being made;

     - the fact that the interests of the unaffiliated limited partners were represented by counsel in the negotiation of the settlement agreement;

     - the fact that the offer does not require the approval of a majority of unaffiliated limited partners and, as a result, each limited partner has an opportunity to make an individual decision on whether to tender his or her units (and how many to tender) or to continue to hold them; and

     - the fact that no unaffiliated limited partners would be able to participate in the future performance of the partnership or its properties following an alternative transaction such as a property sale or a liquidation of the partnership.

     The general partner considered the following factors in support of the fairness of the offer to unaffiliated limited partners who tender units in the offer:

     - the Court's approval of the settlement pursuant to which the offer is being made;

     - the fact that the interests of the unaffiliated limited partners were represented by counsel in the negotiation of the settlement agreement;

     - the fact that the offer does not require the approval of a majority of unaffiliated limited partners and, as a result, each limited partner has an opportunity to make an individual decision on whether to tender his or her units (and how many to tender) or to continue to hold them;

     - there is no established trading market for the limited partnership units, and the offer would provide immediate liquidity for tendering limited partners;

     - the uncertainty of the resulting proceeds from the possible alternative transactions, particularly a property sale or a liquidation of the partnership;

     - our offer price exceeds the estimate of the liquidation proceeds that would be payable to you if your partnership's properties were sold at prices equal to their 2003 appraised values, which we estimate to be $156.65 per unit. The estimated liquidation proceeds per unit was determined based on the appraised value of your partnership's properties, which did not take info account the estimated value of the redevelopment of Belmont Place Apartments and the sale price of Briar Bay Racquet Club;

     - the offer price exceeds the book value per unit of $(87.57) at June 30, 2004;

     - the fact that our offer price does not reflect any discount for minority interests; and

     - the absence of any other firm offers by third parties for all or substantially all of the partnership's assets, a merger or other extraordinary transaction during the past two years with which to compare the Litigation Settlement Offer.

     Factors Not in Favor of Fairness Determination. In addition to the foregoing factors, the general partner considered the following countervailing factors:

     - except for Briar Bay Racquet Club and Belmont Place, our offer price does not take into account any increase in value since the 2003 appraisal was completed, and does not take into account any increases in property income that we may realize in the near future;

     - the fact that an unaffiliated representative was not retained to act solely on behalf of unaffiliated limited partners for purposes of negotiating the terms of the offer;

     - the fact that the general partner's board of directors is comprised solely of an employee of AIMCO Properties, L.P., and, as a result, the terms of the offer were not approved by a majority of independent directors;

     - the fact that offer prices in our prior tender offers were higher than our current offer price; and

     - prices at which the units have recently sold were higher than our current offer price.

     The general partner does not believe that going concern value of your partnership is relevant to the fairness of the offer because the partnership is not an operating business in the typical sense. Its only assets are its properties; the partnership has no other operations. Going concern value typically reflects independent value for the goodwill of a business as a going concern, over and above its asset value, however, those facts are not present here. Accordingly, the general partner did not consider a separate going concern value of the partnership in determining the fairness of the offer. In this case, the liquidation value was determined based on appraised values of the partnership's properties. These appraised values reflect the value of the properties as a going concern.

     The general partner believes that consideration of the offer was procedurally fair because, among other things, (1) the Court approved the settlement agreement pursuant to which the offer is being made, (2) each limited partner has an opportunity to make an individual decision on whether to tender his or her units (and how many to tender) or to continue to hold them, (3) the unaffiliated limited partners were represented by counsel in the negotiation of the settlement agreement, and (4) limited partners can evaluate our offer price by comparing it to the net liquidation proceeds per unit derived from the independent appraiser's property valuation. In making this determination, the general partner took into account the absence of the following procedural safeguards: (1) the requirement of approval of the offer by a majority of the unaffiliated limited partners, (2) an unaffiliated representative to act solely on behalf of unaffiliated limited partners for purposes of negotiating the terms of the offer, and (3) the approval of the offer by a majority of non-employee directors of your general partner's board of directors.

     The sale of your units pursuant to this offer will not be a taxable transaction for the general partner of your partnership or its affiliates. Consequently, the general partner of your partnership and its affiliates will not recognize gain or loss in connection with this offer. We intend to treat the entire offer price as consideration paid to you for your units, regardless of whether you requested exclusion from the settlement. The general partner makes no recommendation as to whether or not you should tender or refrain from tendering your units in this offer. While the general partner believes that the terms of our offer are fair, the general partner also believes that you must make your own decision whether or not to participate in any offer. The general partner is unable to make a recommendation because each limited partner's circumstances may differ from those of other limited partners. These circumstances, which would impact the desirability of tendering units in the offer, include a limited partner's financial position, his need or desire for liquidity, other financial opportunities available to him, and his tax position and the tax consequences to him of selling his units. YOU ARE ENCOURAGED TO CAREFULLY REVIEW THIS LITIGATION SETTLEMENT OFFER, THE EXECUTIVE SUMMARY OF THE INDEPENDENT APPRAISER'S REPORT (ATTACHED AS ANNEX II) AND ANY OTHER INFORMATION AVAILABLE TO YOU AND TO SEEK ADVICE FROM YOUR INDEPENDENT LAWYER, TAX ADVISOR AND/OR FINANCIAL ADVISOR WITH RESPECT TO YOUR PARTICULAR CIRCUMSTANCES BEFORE DECIDING WHETHER OR NOT TO ACCEPT THIS LITIGATION SETTLEMENT OFFER.

     Neither the general partner of your partnership or its affiliates have any plans or arrangements to tender any units. Except as otherwise provided in "The Litigation Settlement Offer -- Section 14. Future Plans of the Purchaser," the general partner does not have any present plans or proposals which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation, involving your partnership; a purchase or sale or transfer of a material amount of your partnership's assets; or any changes in your partnership's present capitalization, indebtedness or distribution policies. For information relating to certain relationships between your partnership and its general partner, on one hand, and AIMCO and its affiliates, on the other, and conflicts of interests with respect to the tender offer, see "The Litigation Settlement Offer -- Section 11. Background and Reasons for the Offer" and
"-- Section 13. Conflicts of Interest and Transactions with Affiliates." See also "The Litigation Settlement Offer --

Section 8. Valuation of Units -- Comparison to Alternative Consideration" for certain information regarding transactions with respect to units of your partnership.

     Your partnership did not receive any report, opinion or appraisal with respect to the fairness of this Litigation Settlement Offer or the offer price being offered to limited partners. However, the partnership did receive the appraisals prepared by AAA, as described above.

     Although the AIMCO Entities have interests that may be in conflict with those of the partnership's unaffiliated limited partners, each of the AIMCO Entities believes that the offer price and the structure of the transaction are fair to the unaffiliated limited partners based on the information and factors considered by the general partner of your partnership. Each of AIMCO Entities expressly adopts the analysis, and the factors underlying such analysis, of the general partner of your partnership.

13.  CONFLICTS OF INTEREST AND TRANSACTIONS WITH AFFILIATES

     Conflicts of Interest with Respect to the Offer. The general partner of your partnership is an affiliate of AIMCO. As a result, the general partner has substantial conflicts of interest with respect to the offer. We desire to purchase units at a low price and you desire to sell units at a high price. Such conflicts of interest in connection with the offer differ from those conflicts of interest that exist in connection with the general partner's management of your partnership. Your general partner has filed a Solicitation/ Recommendation Statement on Schedule 14d-9 with the SEC, which indicates that it is remaining neutral and making no recommendation as to whether limited partners should tender their units in the offer. YOU ARE URGED TO READ THIS LITIGATION SETTLEMENT OFFER AND THE SCHEDULE 14D-9 AND THE RELATED MATERIALS CAREFULLY AND IN THEIR ENTIRETY BEFORE DECIDING WHETHER TO TENDER YOUR UNITS.

     Conflicts of Interest That Currently Exist for Your Partnership. We own the general partner of your partnership and are affiliated with the property manager of your partnership's property. We and the general partner of your partnership received total fees and reimbursements (excluding property management fees) of approximately $3,253,000 in 2001, $1,806,000 in 2002 and $1,758,000 in 2003. Total approximate fees and reimbursements (excluding property management fees) for the six months ended June 30, 2004 were $646,000. The property manager is entitled to receive five percent of gross receipts from the partnership's property for providing property management services. It received management fees of approximately $1,569,000 in 2001, $1,382,000 in 2002 and $1,161,000 in 2003. Management fees for the six months ended June 30, 2004 were approximately $545,000. We have no current intention of changing the fee structure for your general partner or the manager of your partnership's property.

     Competition Among Properties. Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. Furthermore, you should bear in mind that AIMCO may acquire properties in general market areas where your partnership's properties are located. We believe that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, we will attempt to reduce conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

     Future Offers. Under the terms of the settlement, we are not obligated to make another tender offer for units in your partnership. We have no current plans to conduct future tender offers for the units in your partnership, but our plans may change based on future circumstances, including tender offers made by third parties. Any such future offers that we make could be at prices that are more or less than the current offer price.

     Transactions with Affiliates. Your partnership has no employees and is dependent on the general partner and us for the management and administration of all partnership activities. The partnership agreement provides for certain payments to us for services and reimbursement of certain expenses incurred by us on behalf of the partnership.

     We and the general partner of your partnership are entitled to receive 5% of gross receipts from all of the partnership's properties for providing property management services, and received management fees of approximately $1,569,000 in 2001, $1,382,000 in 2002, $1,161,000 in 2003 and $545,000 for the
six months ended June 30, 2004.

     We were eligible to receive reimbursement of accountable administrative expenses amounting to approximately $2,172,000 in 2001, $906,000 in 2002, $955,000 in 2003 and $402,000 for the six months ended June 30, 2004. Included in these amounts are fees related to construction management services provided by NHP Management Company (which is our affiliate) of approximately $1,208,000, $55,000 and $104,000 for the years ended December 31, 2001, 2002 and 2003, respectively, and approximately $21,000 for the six months ended June 30, 2004. The construction management service fees are calculated based on a percentage of current additions to investment properties.

     The partnership agreement provides for a special management fee equal to 9% of the total distributions made to the limited partners from cash flow provided by operations to be paid to the general partner for executive and administrative management services. We paid approximately $430,000, $477,000 and $158,000 under this provision of the partnership agreement to the general partner during the years ended December 31, 2001, 2002 and 2003, respectively. There were no such special management fees paid or earned during the six months ended June 30, 2004.

     In addition to reimbursement for services, the partnership paid us approximately $110,000 in 2001 for loan costs associated with the refinancing of two of the partnership's properties in 2001.

     For acting as a real estate broker in connection with the sale of South Port Apartments in March 2003, the general partner was paid a real estate commission of approximately $295,000 during the year ended December 31, 2003. For acting as real estate broker in connection with the sale of Stratford Place Apartments in December 2000, a real estate commission of approximately $228,000 was paid to the general partner during the year ended December 31, 2001. For acting as real estate broker in connection with the sale of Overlook Apartments in December 1999, the general partner was paid a real estate commission of approximately $40,000 during the year ended December 31, 2000. When the partnership terminates, the general partner will have to return these commissions if the limited partners do not receive their original invested capital plus a 6% per annum cumulative return.

     In accordance with the partnership agreement, we advanced the partnership approximately $900,000 during the six months ended June 30, 2004 to assist with the construction of Belmont Place Apartments. During the same period, the partnership repaid approximately $905,000, which included approximately $5,000 of interest. Interest on advances is charged at prime plus 2%, or 6.00% at June 30, 2004. Subsequent to June 30, 2004, the partnership received an advance of approximately $1,584,000 to pay construction invoices for Belmont Place Apartments.

     The partnership insures its properties up to certain limits through coverage provided by AIMCO which is generally self-insured for a portion of losses and liabilities related to workers compensation, property casualty and vehicle liability. The partnership insures its properties above the AIMCO limits through insurance policies obtained by AIMCO from insurers unaffiliated with your general partner. The partnership was charged by AIMCO and its affiliates approximately $313,000, $423,000 and $350,000 during the years ended December 31, 2001, 2002 and 2003, respectively, for insurance coverage and fees associated with policy claims administration, and was charged approximately $244,000 for the six months ended June 30, 2004.

14.  FUTURE PLANS OF THE PURCHASER

     As described above under "The Litigation Settlement Offer -- Section 11. Background and Reasons for the Offer," your general partner is our affiliate and, therefore, we have the ability to control the management of your partnership. In addition, we are affiliated with the manager of your partnership's properties. We currently intend that, upon consummation of the offer, we will hold the units acquired and your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on partnership operations.

     Under the terms of the settlement, we are not obligated to make another litigation settlement offer. Although we may make future tender offers, we have no current plans to conduct future tender offers for units in your partnership. We may acquire additional units or sell units after completion or termination of the offer. Any acquisition may be made through private purchases, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in AIMCO Properties, L.P. or other consideration. We may consider selling some or all of the units we acquire pursuant to this offer to persons not yet determined, which may include our affiliates. We may also buy your partnership's properties, although we have no present intention to do so. There can be no assurance, however, that we will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     Except as set forth herein, we do not have any present plans or proposals which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation, involving your partnership; a purchase or sale or transfer of a material amount of your partnership's assets; any changes in composition of your partnership's senior management or personnel or their compensation; any changes in your partnership's present capitalization, indebtedness or distribution policy; or any other material changes in your partnership's structure or business. We or our affiliates may loan funds to your partnership which may be secured by your partnership's properties. If any such loans are made, upon default of such loans, we or our affiliates could seek to foreclose on the loan and related mortgage or security interest. However, we expect that, consistent with your general partner's fiduciary obligations, the general partner will seek and review opportunities, including opportunities identified by us, to engage in transactions which could benefit your partnership, such as sales or refinancings of assets or a combination of the partnership with one or more other entities, with the objective of seeking to maximize returns to limited partners.

     We have been advised that the general partner does not currently expect to consider, on behalf of your partnership any of the following transactions: (i) payment of extraordinary distributions; (ii) refinancing, reducing or increasing existing indebtedness of the partnership; (iii) sales of assets, individually or as part of a complete liquidation; and (iv) mergers or other consolidation transactions involving the partnership. Any such merger or consolidation transaction could involve other limited partnerships in which your general partner or its affiliates serve as general partners, or a combination of the partnership with one or more existing, publicly traded entities (including, possibly, affiliates of AIMCO), in any of which limited partners might receive cash, common stock or other securities or consideration. As discussed under "The Litigation Settlement Offer -- Section 15. Certain Information Concerning Your Partnership -- Investment Objectives and Policies; Sale or Financing of Investments," the general partner regularly evaluates the real estate and capital markets. The general partner may consider refinancing the partnership's existing indebtedness to the extent that the general partner is able to obtain a lower interest rate or if such indebtedness is approaching maturity. Furthermore, in the event that the general partner receives an attractive offer for any of your partnership's properties, the general partner would give due consideration to such an offer.

     If any of the transactions referred to above occur, and financial benefits accrue to the limited partners, we will participate in those benefits to the extent of our ownership of units. The agreement of limited partnership prohibits limited partners from voting on actions taken by the partnership, unless otherwise specifically permitted therein. Limited partners may vote on a liquidation, and we will be able to significantly influence or control the outcome of any such vote. Our primary objective in seeking to acquire the units pursuant to the offer is not, however, to influence the vote on any particular transaction, but rather to generate a profit on the investment represented by those units.

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

15.  CERTAIN INFORMATION CONCERNING YOUR PARTNERSHIP

     General. Your partnership was organized on September 22, 1981, under the laws of the State of California. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in income-producing commercial and residential real estate. Your partnership's investment portfolio currently consists of 13 residential apartment complexes. Your partnership had approximately 6,931 limited partners as of September 30, 2004.

     General Partner. The general partner of your partnership is ConCap Equities, Inc., which is an affiliate of AIMCO. Our affiliate serves as manager of the property owned by your partnership. We and the general partner of your partnership received total fees and reimbursements (excluding property management fees) of approximately $3,253,000 in 2001, $1,806,000 in 2002, and $1,758,000 in 2003. Total approximate fees and reimbursements (excluding property management fees) for the six months ended June 30, 2004 were $646,000. The property manager is entitled to receive five percent of gross receipts from the partnership's property for providing property management services. It received management fees of approximately $1,569,000 in 2001, $1,382,000 in 2002, and $1,161,000 in 2003. Management fees for the six months ended June 30, 2004 were approximately $545,000.

     Ownership and Voting. We, together with IPLP Acquisition I, L.L.C. and AIMCO IPLP, L.P. (which are our affiliates), own 203,674.50 units, or 59.42%, of the outstanding units of your partnership. Because we and our affiliates own a majority of the outstanding units, we have the ability to control most votes of the limited partners. See "The Litigation Settlement Offer -- Section 7. Effects of the Offer" and "-- Section 16. Voting Power."

     Investment Objectives and Policies; Sale or Financing of Investments. In general, your general partner (which is our affiliate) regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors a property's specific locale and sub-market conditions (including stability of the surrounding neighborhood), evaluating current trends, competition, new construction and economic changes. It oversees the operating performance of the properties and continuously evaluates the physical improvement requirements. In addition, the financing structure for the properties (including any prepayment penalties), tax implications, availability of attractive mortgage financing to a purchaser, and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold the partnership properties. If rental market conditions improve, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's properties in a private transaction at some point in the future a more viable option than it is currently. After taking into account the foregoing considerations, your general partner is not currently seeking a sale of your partnership's properties. In addition, Belmont Place Apartments is currently undergoing a major redevelopment, which is estimated to cost approximately $32 million and is expected to be completed in the fourth quarter of 2005. Your general partner is also considering the redevelopment of Foothill Place Apartments and Knollwood Apartments, but a final decision has not been made. Although the future operating results of your partnership and future sales prices of the properties owned by your partnership are uncertain, the operating performance of your partnership's properties may improve in the future, which, in turn, may result in higher property values, making a sale of your partnership's properties a more attractive option in the future. The proposed redevelopment of Belmont Place Apartments, if it occurs, could increase the value of that property. The value of your partnership's properties, however, are also a function of capitalization rates in the market and the interest rate environment at the time. Furthermore, the general partner expects to spend approximately $1,044,000 for capital improvements for the remainder of 2004 to repair and update the property. Although there can be no assurance as to effect of these expenditures on the future performance of your partnership's properties, these expenditures are expected to improve the desirability of the properties to tenants. Another significant factor considered by your general partner is the likely tax consequences of a sale of the properties for cash. Such a transaction would likely result in tax liabilities for many limited partners.

     Term of Your Partnership. Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2011, unless sooner terminated as provided in the agreement or by law.

     Capital Replacements. Your partnership has an ongoing program of capital improvements, replacements and renovations, including interior and exterior building improvements, cabinet, floor covering and appliance replacements and other replacements and renovations in the ordinary course of business. All capital improvements and renovation costs, which are budgeted at $6,991,000 for 2004, are expected to be paid from operating cash flows or cash reserves, or from short-term or long-term borrowings.

     Competition. There are other residential properties within the market area of each of your partnership's properties. The number and quality of competitive properties in such an area could have a material effect on the rental market for the apartments at your partnership's properties and the rents that may be charged for such apartments. While AIMCO is a significant factor in the United States in the apartment industry, competition for apartments is local. According to data published by the National Multi-Housing Council, we believe AIMCO is the largest owner and manager of multifamily apartment properties in the United States.

     Financial Data. The selected financial information of your partnership set forth below for the years ended December 31, 2003, 2002 and 2001 is based on audited financial statements. The selected financial information set forth below for the six months ended June 30, 2004 and 2003 is based on unaudited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Your Partnership" in the Annual Report on Form 10-K of your partnership for the year ended December 31, 2003, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2004. This report and other information may be inspected at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Room of the SEC in Washington, D.C. at prescribed rates. The SEC also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

                                        FOR THE SIX MONTHS ENDED
                                                JUNE 30,             FOR THE YEAR ENDED DECEMBER 31,
                                        -------------------------   ----------------------------------
                                                         2003                     2002         2001
                                           2004       (RESTATED)      2003     (RESTATED)   (RESTATED)
                                        ----------   ------------   --------   ----------   ----------
                                                 (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
                                               (UNAUDITED)
OPERATING DATA:
  Total revenues......................   $ 11,275      $ 10,875     $ 23,094    $ 25,896     $ 27,310
  Income from continuing operations...      1,503           797        1,960       3,767        3,538
  Gain on sale of discontinued
     operations.......................      3,141         6,149        6,232          --           --
  Net income..........................      4,557         6,925        8,200       4,264        4,158
  Income from continuing operations
     per limited partnership unit.....       4.20          2.24         5.50       10.55         9.91
  Gain on sale of discontinued
     operations per limited
     partnership unit.................       8.80         17.22        17.45          --           --
  Net income per limited partnership
     unit.............................      12.76         19.39        22.97       11.94        11.65
  Distributions per limited
     partnership unit.................         --         12.72        15.62       15.66        25.59
  Ratio of earnings to fixed
     charges..........................    126.11%       118.33%      127.49%     166.94%      163.12%

                                        FOR THE SIX MONTHS ENDED
                                                JUNE 30,             FOR THE YEAR ENDED DECEMBER 31,
                                        -------------------------   ----------------------------------
                                                         2003                     2002         2001
                                           2004       (RESTATED)      2003     (RESTATED)   (RESTATED)
                                        ----------   ------------   --------   ----------   ----------
                                                 (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
                                               (UNAUDITED)
BALANCE SHEET DATA:
  Cash and cash equivalents...........      3,218         2,297        1,537       2,127        2,729
  Real estate, net of accumulated
     Depreciation.....................     29,862        24,677       25,823      26,740       27,993
  Total assets........................     37,351        30,030       30,775      32,287       34,180
  Notes payable.......................     69,066        67,964       67,900      72,630       73,475
  General partners' capital
     (deficit)........................     (6,867)       (7,049)      (7,044)     (7,146)      (7,064)
  Limited partners' capital
     (deficit)........................    (30,016)      (34,621)     (34,391)    (36,910)     (35,636)
  Partners' capital (deficit).........    (36,883)      (41,670)     (41,435)    (44,056)     (42,700)
  Total distributions.................         (5)       (4,539)      (5,579)     (5,620)      (9,205)
  Book value per limited partnership
     unit.............................     (87.57)      (101.00)     (100.33)    (107.68)     (103.96)
CASH FLOWS:
  Net increase (decrease) in cash and
     cash Equivalents.................      1,681           170         (590)       (602)      (3,648)
  Net cash provided by operating
     activities.......................      1,956         2,405        5,528       8,269        7,629

     Description of Property. The following shows the location, the date of purchase, the nature of your partnership's ownership interest in and the use of your partnership's properties.

                                       DATE OF
PROPERTY                               PURCHASE       TYPE OF OWNERSHIP           USE
--------                               --------       -----------------           ---
The Apartments(1)....................   04/84     Fee ownership subject to a   Apartment
  Omaha, Nebraska                                 first mortgage               204 units
Arbours of Hermitage Apts.(1)........   09/83     Fee ownership subject to a   Apartment
  Nashville, Tennessee                            first mortgage               350 units
Belmont Place Apts.(2)(3)............   08/82     Fee ownership subject to a   Land being
  Marietta, Georgia                               first mortgage               developed
Briar Bay Racquet Club Apts.(2)(4)...   09/82     Fee ownership subject to a   Apartment
  Miami, Florida                                  first mortgage               194 units
Citadel Apts.(1).....................   05/83     Fee ownership subject to a   Apartments
  El Paso, Texas                                  first mortgage               261 units
Citadel Village Apts.(1).............   12/82     Fee ownership subject to a   Apartment
  Colorado Springs, Colorado                      first mortgage               122 units
Foothill Place Apts.(2)..............   08/85     Fee ownership subject to a   Apartment
  Salt Lake City, Utah                            first mortgage               450 units
Knollwood Apts.(1)...................   07/82     Fee ownership subject to a   Apartment
  Nashville, Tennessee                            first mortgage               326 units
Lake Forest Apts.....................   04/84     Fee ownership subject to a   Apartment
  Omaha, Nebraska                                 first mortgage               312 units
Nob Hill Villa Apts.(1)(5)...........   04/83     Fee ownership subject to a   Apartment
  Nashville, Tennessee                            first mortgage               472 units
Point West Apts.(1)(6)...............   11/85     Fee ownership subject to a   Apartment
  Charleston, South Carolina                      first mortgage               120 units
Post Ridge Apts.(2)..................   07/82     Fee ownership subject to a   Apartment
  Nashville, Tennessee                            first mortgage               150 units
Rivers Edge Apts.(2).................   04/83     Fee ownership subject to a   Apartment
  Auburn, Washington                              first mortgage               120 units
Village East Apts.(1)................   12/82     Fee ownership subject to a   Apartment
  Cimarron Hills, Colorado                        first mortgage               137 units

---------------

(1) Property is held by a limited partnership and/or limited liability corporation in which the partnership owns a 100% interest.

(2) Property is held by a limited partnership in which the partnership owns a 99% interest.

(3) Property formerly known as Chimney Hills Apartments.

(4) On October 29, 2004, the partnership sold Briar Bay Racquet Club Apartments to an unaffiliated third party for approximately $20,254,000. The partnership used a portion of the sales proceeds to repay loans from an affiliate of the general partner and is evaluating whether any portion of the net proceeds will be distributed to the limited partners.

(5) On October 29, 2004, the partnership sold Nob Hill Villa Apartments to an unaffiliated third party for $10,700,000. The partnership used a portion of the sales proceeds to repay loans from an affiliate of the general partner and is evaluating whether any portion of the net proceeds will be distributed to the limited partners.

(6) On March 31, 2004, the partnership sold Point West Apartments to a third party, for a gross sales price of $3,900,000. The net proceeds realized by the partnership were approximately $3,794,000 after payment of closing costs of approximately $106,000. The partnership used approximately $2,204,000 of the net proceeds to repay the mortgage encumbering the property.

     On March 28, 2003 the partnership sold South Port Apartments to an unrelated third party, for a gross sale price of $8,625,000. The net proceeds realized by the partnership were approximately $8,137,000 after payment of closing costs of approximately $488,000. The partnership used approximately $4,229,000 of the net proceeds to repay the mortgage encumbering the property. For acting as real estate broker in connection with the sale of South Port Apartments, the general partner was paid a real estate commission of approximately $295,000 during the six months ended June 30, 2004. When the partnership terminates, the general partner will have to return this commission if the limited partners do not receive their original invested capital plus a 6% per annum cumulative return. The property was held by a limited partnership in which the partnership owned a 50% interest.

     Accumulated Depreciation Schedule. The following shows the gross carrying value and accumulated depreciation of your partnership's properties as of December 31, 2003.

                                      GROSS        ACCUMULATED                           FEDERAL
PROPERTY                          CARRYING VALUE   DEPRECIATION     RATE     METHOD     TAX BASIS
--------                          --------------   ------------   --------   ------     ---------
                                         (IN THOUSANDS)                               (IN THOUSANDS)
The Apartments..................     $  9,468        $  8,260     5-30 yrs    S/L        $ 1,523
Arbours of Hermitage
  Apartments....................       15,203          12,372     5-30 yrs    S/L          3,255
Belmont Place Apartments(1).....        3,923              --     5-30 yrs    S/L          3,717
Briar Bay Racquet Club
  Apartments(2).................        8,313           6,814     5-30 yrs    S/L          2,076
Citadel Apartments..............        8,241           7,081     5-30 yrs    S/L            989
Citadel Village Apartments......        4,805           3,920     5-30 yrs    S/L          1,438
Foothill Place Apartments.......       17,279          12,388     5-30 yrs    S/L          6,115
Knollwood Apartments............       12,798          10,853     5-30 yrs    S/L          2,467
Lake Forest Apartments..........       10,220           8,511     5-30 yrs    S/L          1,798
Nob Hill Villa Apartments(2)....       14,834          12,528     5-30 yrs    S/L          2,277
Point West Apartments(3)........        3,418           2,834     5-30 yrs    S/L            731
Post Ridge Apartments...........        5,743           4,596     5-30 yrs    S/L          1,383
Rivers Edge Apartments..........        3,745           2,921     5-30 yrs    S/L            997
Village East Apartments.........        4,380           3,469     5-30 yrs    S/L            973
                                     --------        --------                            -------
     Total......................     $122,370        $ 96,547                            $29,739
                                     ========        ========                            =======

(1) During 2003, the general partner determined that Belmont Place Apartments suffered from severe structural defects in the building's foundation and as such, demolished the property.

(2) On October 29, 2004, the partnership sold Briar Bay Racquet Club Apartments and Nob Hill Villa Apartments to a third party.

(3) On March 31, 2004, the partnership sold Point West Apartments to a third party.

     Schedule of Mortgages. The following shows certain information regarding the outstanding first mortgage encumbering your partnership's properties as of December 31, 2003.

                                PRINCIPAL      PRINCIPAL
                                BALANCE AT     BALANCE AT     STATED                             PRINCIPAL
                               DECEMBER 31,   DECEMBER 31,   INTEREST    PERIOD     MATURITY   BALANCE DUE AT
PROPERTY                           2003           2002         RATE     AMORTIZED     DATE      MATURITY(2)
--------                       ------------   ------------   --------   ---------   --------   --------------
                                     (IN THOUSANDS)                                            (IN THOUSANDS)
The Apartments...............    $ 4,367        $ 4,489       8.37%      20 yrs       03/20       $    --
Arbours of Hermitage
  Apartments.................      5,650          5,650       6.95%          (1)      12/05         5,650
Belmont Place Apartments(3)        5,400          5,400       6.95%          (1)      12/05         5,400
Briar Bay Racquet Club
  Apartments(4)..............      3,500          3,500       6.95%          (1)      12/05         3,500
Citadel Apartments...........      4,303          4,424       8.25%      20 yrs       03/20            --
Citadel Village Apartments...      2,450          2,450       6.95%          (1)      12/05         2,450
Foothill Place Apartments....     10,100         10,100       6.95%          (1)      12/05        10,100
Knollwood Apartments.........      6,780          6,780       6.95%          (1)      12/05         6,780
Lake Forest Apartments.......      6,156          6,321       7.13%      20 yrs       10/21            --
Nob Hill Villa
  Apartments(4)..............      6,476          6,640       9.20%      25 yrs       04/05         6,250
Point West Apartments(5).....      2,221          2,288       7.86%      20 yrs       12/19            --
Post Ridge Apartments
  1st mortgage...............      4,279          4,398       6.63%      20 yrs       01/22            --
  2nd mortgage...............        375             --       7.04%      18 yrs       01/22           173
Rivers Edge Apartments.......      3,693          3,796       7.82%      20 yrs       09/20            --
Village East Apartments......      2,150          2,150       6.95%          (1)      12/05         2,150
                                 -------                                             ------
     Total...................    $67,900        $68,386                                           $42,453
                                 =======        =======                                           =======

---------------

(1) Monthly payments of interest only at the stated rate until maturity.

(2) See notes to financial statements in the partnership's Annual Report on Form 10-K for the year ended December 31, 2002 for information with respect to the partnership's ability to prepay these loans and other specific details about the loans.

(3) During 2003, the general partner determined that Belmont Place Apartments suffered from severe structural defects in the building's foundation and as such, demolished the property.

(4) On October 29, 2004, the partnership sold Briar Bay Racquet Club Apartments and Nob Hill Villa Apartments to a third party.

(5) On March 31, 2004, the partnership sold Point West Apartments to a third party.

     See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the partnership's Annual Report on Form 10-K for the year ended December 31, 2003 for information relating to the refinancing of the mortgage encumbering Lake Forest Apartments in September 2001, and the refinancing of the mortgage encumbering Post Ridge Apartments in December 2001.

     On October 22, 2003, the partnership entered into a second mortgage for Post Ridge Apartments. The second mortgage is in the principal amount of $375,000 and has a stated interest rate of 7.04% per annum. Payments of principal and interest of approximately $3,000 are due on the first day of each month commencing December 2003 until January 2022 at which time a balloon payment of approximately $173,000 is required. The proceeds from the second mortgage will be used as a cross collateralized loan to Belmont Place Apartments to establish a capital escrow reserve as required by the mortgage lender.

Belmont Place Apartments will use these proceeds to continue the ongoing construction project at the property.

     Average Rental Rates and Occupancy. The following shows the average rental rates and occupancy percentages for your partnership's properties during the periods indicated.

                                                         AVERAGE ANNUAL      AVERAGE
                                                           RENTAL RATE       ANNUAL
                                                           (PER UNIT)       OCCUPANCY
                                                         ---------------   -----------
PROPERTY                                                  2003     2002    2003   2002
--------                                                 ------   ------   ----   ----
The Apartments.........................................  $7,128   $7,159   94%    91%
Arbours of Hermitage Apartments........................   7,375    7,496   95%    94%
Belmont Place Apartments(1)............................   5,637    8,501    2%    73%
Briar Bay Racquet Club Apartments(2)...................   9,883    9,856   91%    94%
Citadel Apartments.....................................   6,569    6,616   95%    94%
Citadel Village Apartments.............................   8,306    9,237   80%    87%
Foothill Place Apartments..............................   7,910    8,303   91%    88%
Knollwood Apartments...................................   7,853    8,049   95%    94%
Lake Forest Apartments.................................   7,157    7,245   95%    94%
Nob Hill Villa Apartments(2)...........................   5,783    5,946   92%    91%
Point West Apartments(3)...............................   6,831    6,844   90%    93%
Post Ridge Apartments..................................   9,049    9,339   95%    92%
Rivers Edge Apartments.................................   8,331    8,402   93%    92%
Village East Apartments................................   7,505    7,866   68%    81%

(1) During 2003, the general partner determined that Belmont Place Apartments suffered from severe structural defects in the building's foundation and as such, demolished the property.

(2) On October 29, 2004, the partnership sold Briar Bay Racquet Club Apartments and Nob Hill Villa Apartments to a third party.

(3) On March 31, 2004, the partnership sold Point West Apartments to a third party.

     Property Management. Your partnership's properties are managed by one of our affiliates. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's properties, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

     Distributions. The following table shows, for each of the years indicated, the distributions paid per unit for such years.

YEAR ENDED DECEMBER 31                                         AMOUNT
----------------------                                         ------
2001........................................................   $25.59
2002........................................................   $15.66
2003........................................................   $15.62
2004 (through June 30, 2004)................................   $ 0.00

     Compensation Paid to the General Partner and its Affiliates. The following table shows, for each of the periods indicated, approximate amounts paid to your general partner and its affiliates on a historical basis. The general partner is reimbursed for actual direct costs and expenses incurred in connection with the operation of the partnership. The property manager is entitled to receive fees for transactions involving your partnership and its properties and is entitled to receive five percent of the gross receipts from the partnership's properties for providing property management services. See "The Litigation Settlement Offer -- Section 13. Conflicts of Interest and Transactions with Affiliates."

                                                          PARTNERSHIP         PROPERTY
YEAR                                                   FEES AND EXPENSES   MANAGEMENT FEES
----                                                   -----------------   ---------------
2001................................................      $3,025,000         $1,569,000
2002................................................      $1,806,000         $1,382,000
2003................................................      $1,758,000         $1,161,000
2004 (through June 30, 2004)........................      $  646,000         $  545,000

     Legal Proceedings. From time to time, your partnership may be a party to a variety of legal proceedings related to its ownership of properties which arise in the ordinary course of business. See "The Litigation Settlement
Offer -- Section 9. The Lawsuit and the Settlement."

16.  VOTING POWER

     Decisions with respect to the day-to-day management of your partnership are the responsibility of the general partner. Because the general partner of your partnership is our affiliate, we control the management of your partnership. Under your partnership's agreement of limited partnership, limited partners holding a majority of the outstanding units must approve certain extraordinary transactions, including the removal of the general partner, most amendments to the partnership agreement and the sale of all or substantially all of your partnership's assets. We, together with IPLP Acquisition I, L.L.C. and AIMCO IPLP, L.P. (which are our affiliates), own 203,674.50 units, or 59.42%, of the outstanding units of your partnership. Because we and our affiliates own a majority of the outstanding units, we control most voting decisions made by limited partners. See "The Litigation Settlement Offer -- Section 7. Effects of the Offer."

17.  SOURCE OF FUNDS

     We expect that approximately $25,290,900 will be required to purchase all of the limited partnership units that we are seeking in this offer exclusive of fees and expenses. For more information regarding fees and expenses, see "The Litigation Settlement Offer -- Section 21. Fees and Expenses."

     In addition to this offer, we intend on making a second round of offers to acquire interests in approximately 12 other limited partnerships pursuant to the terms of the settlement. If all such offers were fully subscribed for cash, we would be required to pay approximately $85.7 million for all such units. If for some reason we did not have such funds available we might extend these offers for a period of time sufficient for us to obtain additional funds, or we could terminate the offers. However, we do not expect all such offers to be fully subscribed. Additionally, we believe that we will have sufficient cash on hand and available sources of financing to acquire all units tendered pursuant to such offers. As of June 30, 2004, we had approximately $90.6 million of cash on hand and $136.7 million available for borrowing under existing lines of credit. We intend to repay any amounts borrowed to finance the offer out of future working capital.

     We have a $445 million revolving credit facility with Bank of America, Fleet National Bank and First Union National Bank with a syndicate comprised of a total of ten lender participants. We are the borrower and all obligations thereunder are guaranteed by certain of AIMCO's subsidiaries. The obligations under the credit facility are secured, among other things, by our pledge of our stock ownership in certain subsidiaries of AIMCO, and a first priority pledge of certain of our non-real estate assets. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The margin ranges between 2.15% and 2.85% in the case of LIBOR-based loans and between 0.65% and 1.35% in the case of base rate loans, based upon a fixed charge coverage ratio. The credit facility expires on July 31, 2005 and can be extended at AIMCO's option for a one-year term on a one-time basis.

18.  DISSENTERS' RIGHTS

     Neither the agreement of limited partnership of your partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with, or as a result of, our offer. You have the opportunity to make an individual decision on whether or not to tender your units in the offer.

     No provisions have been made with regard to the offer to allow you or other limited partners to inspect the books and records of the partnership or to obtain counsel or, other than as required by the settlement, appraisal services at our expense or at the expense of your partnership. However, you have the right under your partnership's agreement of limited partnership to obtain a list of the limited partners in your partnership.

19.  CONDITIONS TO THE OFFER

     We will not be required to accept for payment and pay for any units tendered pursuant to our offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend our offer if at any time on or after the date of this Litigation Settlement Offer and at or before the expiration of our offer (including any extension thereof), any of the following shall occur:

     - any change shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that is adverse to your partnership or the value of your units to us, which change would, individually or in the aggregate, result in an adverse effect on net operating income of your partnership of more than $10,000 per year, or a decrease in value of an asset of your partnership, or the incurrence of a liability with respect to your partnership, in an amount in excess of $100,000 (a "Material Adverse Effect"); or

     - there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 5.0%, measured from the close of business on the last trading day preceding the date of this offer and the close of business on the last trading day preceding the expiration of this offer, (iii) any extraordinary or material adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 25 basis point increase in LIBOR, or at least a 5.0% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each case, measured from the close of business on the last trading day preceding the date of this offer and the close of business on the last trading day preceding the expiration of this offer, (iv) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (v) acts of terrorism or a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vi) any limitation (whether or not mandatory) by any governmental authority on, or any other material event which, in either case, could reasonably be expected to affect the extension of credit by banks or other lending institutions, or (vii) in the case of any of the foregoing existing at the time of the commencement of the offer, a material acceleration or worsening thereof; or

     - there shall have been threatened in writing, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by us of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by us (or any of our affiliates) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in our ability to accept for payment or pay for some or all of the units,
       (iii) seeks to prohibit or limit the ownership or operation by us or any of our affiliates of the entity serving as your general partner (which is our affiliate) or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on our ability or any of our affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on our ability or any of our affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by us on all matters properly presented to unitholders or (v) in the case of any of the foregoing relating to the litigation settlement offer and existing at the time of the commencement of the offer, a material worsening thereof; or

     - there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, your partnership, any general partner of your partnership, us or any affiliate of our or your partnership, or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, directly or indirectly, results in any of the consequences referred to in clauses (i) through (v) of the immediately preceding paragraph; or

     - a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or we shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership;

     - there shall have occurred any event, circumstance, change, effect or development that, individually or in the aggregate with any other events, circumstances, changes, effects or developments, has had an adverse effect on our financial condition in an amount in excess of $10,000,000, which does not result from actions or inactions by us or our affiliates; or

     - the final court approval of the settlement shall have been reversed or vacated, the parties terminate the settlement or the settlement shall otherwise terminate by its terms.

     The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to such conditions or may be waived by us at any time in our reasonable discretion prior to the expiration of this offer. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances. If we waive any of the conditions to the offer with respect to the tender of a particular unit, we will waive such condition with respect to all other tenders of units in this offer as well. All conditions to our offer will be satisfied or waived on or before the expiration of our offer. We will not waive a material condition to the offer on the expiration date. If we waive any material conditions to our offer, we will notify you and, if necessary, we will extend the offer period so that you will have at least five business days from the date of our notice to withdraw your units.

20.  CERTAIN LEGAL MATTERS

     General. Except as set forth in this Section 20, we are not aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by our acquisition of units as contemplated herein, or any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by us pursuant to the offer, other than the filing of a Tender Offer Statement and Rule 13e-3 Transaction Statement on Schedule TO with the SEC (which has already been filed) and any required amendments thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership or its business, or that certain parts of its business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause us to elect to terminate the offer without purchasing units thereunder. Our obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this Section 20.

     Antitrust. We do not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by our offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to our offer.

     State Laws. We are not aware of any jurisdiction in which the making of our offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law. If, after such good faith effort, we cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions with securities or blue sky laws that require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of us, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

21.  FEES AND EXPENSES

     You will not pay any partnership transfer fees if you tender your units. Except as set forth herein, we will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We have retained The Altman Group, Inc. to act as Information Agent in connection with our offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominee limited partners to forward materials relating to the offer to beneficial owners of the units. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify it against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will also pay all costs and expenses of printing and mailing the offer and any related legal fees and expenses. However, under the terms of the settlement, the offer price has been reduced by the costs and expenses related to making this offer. The partnership will not be responsible for paying any of the fees or expenses incurred by us in connection with this offer.

     The following is an itemized statement of the aggregate estimated expenses incurred and to be incurred in this offer by us:

Information Agent Fees......................................  $  7,500
Legal Fees..................................................    20,000
Printing Fees...............................................    31,200
Tax and Accounting Fees.....................................     1,500
Postage.....................................................    39,900
Depositary..................................................       500
                                                              --------
     Total..................................................  $100,600
                                                              ========

                             ---------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION ON BEHALF OF US NOT CONTAINED HEREIN, OR IN THE LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

     NEITHER THE COURT NOR COUNSEL FOR THE PARTIES IN THE CLASS AND DERIVATIVE LITIGATION MAKE ANY RECOMMENDATION REGARDING WHETHER YOU SHOULD ACCEPT THIS LITIGATION SETTLEMENT OFFER. YOU ARE INSTEAD ENCOURAGED TO CAREFULLY REVIEW THIS LITIGATION SETTLEMENT OFFER, THE EXECUTIVE SUMMARY OF THE INDEPENDENT APPRAISER'S REPORT (ATTACHED AS ANNEX II) AND ANY OTHER INFORMATION AVAILABLE TO YOU AND TO SEEK ADVICE FROM YOUR INDEPENDENT LAWYER, TAX ADVISOR AND/OR FINANCIAL ADVISOR WITH RESPECT TO YOUR PARTICULAR CIRCUMSTANCES BEFORE DECIDING WHETHER OR NOT TO ACCEPT THIS LITIGATION SETTLEMENT OFFER.

     We have filed with the SEC a Tender Offer Statement and Rule 13e-3 Transaction Statement on Schedule TO, pursuant to Sections 13(e)(4), 14(d)(1) and Rule 14d-3 under the Exchange Act, furnishing certain additional information with respect to our offer, and may file amendments thereto. Your partnership has filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 pursuant to Section 14(d)(4) and Rule 14d-9 under the Exchange Act, furnishing certain additional information about your partnership's and the general partner's position concerning our offer, and your partnership may file amendments thereto. The Schedules TO and 14D-9 and any amendments to either Schedule, including exhibits, may be inspected and copies may be obtained at the same place and in the same manner as described in "The Litigation Settlement Offer -- Section 15. Certain Information Concerning Your Partnership."

     The letter of transmittal and any other required documents should be sent or delivered by each limited partner or such limited partner's broker, dealer, bank, trust company or other nominee to the Information Agent at one of its addresses set forth below.

                    THE INFORMATION AGENT FOR THE OFFER IS:

                             THE ALTMAN GROUP, INC.

           By Mail:                  By Overnight Courier:                 By Hand:
         P.O. Box 238              1275 Valley Brook Avenue        1275 Valley Brook Avenue
      Lyndhurst, NJ 07071             Lyndhurst, NJ 07071             Lyndhurst, NJ 07071

                         For information, please call:

                           TOLL FREE: (800) 467-0821

                                    ANNEX I

                             OFFICERS AND DIRECTORS

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"); AIMCO-GP, Inc. ("AIMCO-GP") and ConCap Equities, Inc., the general partner of your partnership (the "General Partner") are set forth below. All of the executive officers of AIMCO also serve as executive officers of AIMCO-GP. The directors of AIMCO are also set forth below. The two directors of AIMCO-GP are Terry Considine and Paul J. McAuliffe. The directors of the General Partner of your partnership are Terry Considine and Harry G. Alcock. Unless otherwise indicated, the business address of each executive officer and director is 4582 South Ulster Parkway, Suite 1100, Denver, Colorado 80237. Each executive officer and director is a citizen of the United States of America.

NAME                                                            POSITION
----                                                            --------
Terry Considine...........................  Chairman of the Board, Chief Executive Officer
                                            and President of AIMCO and the General Partner
Jeffrey W. Adler..........................  Executive Vice President -- Conventional
                                            Property Operations of AIMCO and Executive Vice
                                            President of the General Partner
Harry G. Alcock...........................  Executive Vice President and Chief Investment
                                            Officer of AIMCO and Executive Vice President
                                            and Director of the General Partner
Miles Cortez..............................  Executive Vice President, General Counsel and
                                            Secretary of AIMCO and the General Partner
Joseph DeTuno.............................  Executive Vice President -- Redevelopment of
                                            AIMCO and Executive Vice President of the
                                            General Partner
Randall J. Fein...........................  Executive Vice President -- University Housing
                                            of AIMCO and Executive Vice President of the
                                            General Partner
Patti K. Fielding.........................  Executive Vice President -- Securities and Debt
                                            of AIMCO and Executive Vice President of the
                                            General Partner
Lance J. Graber...........................  Executive Vice President -- AIMCO Capital and
                                            Executive Vice President of the General Partner
Paul J. McAuliffe.........................  Executive Vice President and Chief Financial
                                            Officer of AIMCO and the General Partner
Ronald D. Monson..........................  Executive Vice President of AIMCO and the
                                            General Partner
James G. Purvis...........................  Executive Vice President -- Human Resources of
                                            AIMCO and Executive Vice President of the
                                            General Partner
David Robertson...........................  Executive Vice President of AIMCO and the
                                            General Partner; President and Chief Executive
                                            Officer of AIMCO Capital
Thomas M. Herzog..........................  Senior Vice President and Chief Accounting
                                            Officer of AIMCO and the General Partner
Martha L. Long............................  Senior Vice President of the General Partner
James N. Bailey...........................  Director of AIMCO
Richard S. Ellwood........................  Director of AIMCO
J. Landis Martin..........................  Director of AIMCO
Thomas L. Rhodes..........................  Director of AIMCO
Michael A. Stein..........................  Director of AIMCO

NAME                                         PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
----                                         ---------------------------------------------
Terry Considine...........................  Mr. Considine has been Chairman of the Board and
                                            Chief Executive Officer of AIMCO since July
                                            1994, and has been President since October 2004.
                                            Mr. Considine serves as Chairman of the Board of
                                            Directors of American Land Lease, Inc. (formerly
                                            Asset Investors Corporation and Commercial Asset
                                            Investors, Inc.), another public real estate
                                            investment trust. Mr. Considine devotes his time
                                            to his responsibilities at AIMCO and AIMCO-GP on
                                            a full-time basis, and the balance to American
                                            Land Lease, Inc.
Jeffrey W. Adler..........................  Mr. Adler was appointed Executive Vice
                                            President, Conventional Property Operations in
                                            February 2004. Previously he served as Senior
                                            Vice President of Risk Management of AIMCO from
                                            January 2002 until November 2002, when he added
                                            the responsibility of Senior Vice President,
                                            Marketing. Prior to joining AIMCO, from 2000 to
                                            2002, Mr. Adler was Vice President,
                                            Property/Casualty for Channelpoint, a software
                                            company. From 1990 to 2000 Mr. Adler held
                                            several positions at Progressive Insurance
                                            including Colorado General Manager from 1996 to
                                            2000, Product Manager for Progressive Insurance
                                            Mountain Division from 1992 to 1996, and
                                            Director of Corporate Marketing from 1990 to
                                            1992.
Harry G. Alcock...........................  Mr. Alcock served as a Vice President of AIMCO from July 1996 to October 1997, when he was
                                            promoted to Senior Vice
                                            President -- Acquisitions. Mr. Alcock served as
                                            Senior Vice President -- Acquisitions until
                                            October 1999, when he was promoted to Executive
                                            Vice President and Chief Investment Officer. Mr.
                                            Alcock has held responsibility for AIMCO's
                                            acquisition and financing activities since July
                                            1994. From June 1992 until July 1994, Mr. Alcock
                                            served as Senior Financial Analyst for PDI and
                                            HFC. From 1988 to 1992, Mr. Alcock worked for
                                            Larwin Development Corp., a Los Angeles-based
                                            real estate developer, with responsibility for
                                            raising debt and joint venture equity to fund
                                            land acquisition and development. From 1987 to
                                            1988, Mr. Alcock worked for Ford Aerospace Corp.
                                            He received his B.S. from San Jose State
                                            University.
Miles Cortez..............................  Mr. Cortez was appointed Executive Vice
                                            President, General Counsel and Secretary of
                                            AIMCO in August 2001. Prior to joining AIMCO,
                                            Mr. Cortez was the senior partner of Cortez
                                            Macaulay Bernhardt & Schuetze LLC, a Denver Law
                                            firm, from December 1997 through September 2001.
                                            From August 1993 through November 1997, Mr.
                                            Cortez was a partner in the law firm of McKenna
                                            & Cuneo, LLP in Denver. Mr. Cortez was the
                                            President of the Colorado Bar Association from
                                            1996 to 1997 and President of the Denver Bar
                                            Association from 1982 to 1983.

NAME                                         PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
----                                         ---------------------------------------------
Joseph DeTuno.............................  Mr. DeTuno was appointed Executive Vice
                                            President -- Redevelopment of AIMCO in February
                                            2001 and previously served as Senior Vice
                                            President -- Property Redevelopment of AIMCO
                                            from August 1997 to February 2001. Prior to
                                            joining AIMCO, Mr. DeTuno was President and
                                            founder of JD Associates, his own full service
                                            real estate consulting, advisory and project
                                            management company that he founded in 1990.
Randall J. Fein...........................  Mr. Fein was appointed Executive Vice
                                            President -- University Housing of AIMCO in
                                            October 2003. He is responsible For the
                                            operation of AIMCO's student housing related
                                            Portfolio, including its joint venture
                                            activities. From 1989 through 2003, Mr. Fein
                                            served as general partner of Income Apartment
                                            Investors L.P., and Texas First Properties L.P.,
                                            which operated student and non-student housing.
                                            Prior to entering the apartment industry, Mr.
                                            Fein was engaged in the securities industry as a
                                            Director of Jefferies and as a Vice President of
                                            Salomon Brothers Inc. Mr. Fein is a member of
                                            the State Bar of Texas.
Patti K. Fielding.........................  Ms. Fielding was appointed Executive Vice
                                            President -- Securities and Debt of the General
                                            Partner in February 2004 and of AIMCO in
                                            February 2003. She is responsible for securities
                                            and debt financing and the treasury department.
                                            From January 2000 to February 2003, Ms. Fielding
                                            served as Senior Vice President -- Securities
                                            and Debt. Ms. Fielding joined AIMCO in February
                                            1997 and served as Vice President -- Tenders,
                                            Securities and Debt until January 2002. Prior to
                                            joining AIMCO, Ms. Fielding was a Vice President
                                            with Hanover Capital Partners from 1996 to 1997,
                                            Vice Chairman, Senior Vice President and
                                            Principal of CapSource Funding Corp from 1993 to
                                            1995, and Group Vice President with Duff &
                                            Phelps Rating Co. from 1987 to 1993.
Lance J. Graber...........................  Mr. Graber was appointed Executive Vice
                                            President -- Acquisitions in October 1999. His
                                            principal business function is overseeing
                                            dispositions, refinancings, redevelopments and
                                            other transactions within AIMCO Capital's
                                            portfolio of affordable properties. Prior to
                                            joining AIMCO, Mr. Graber was an Associate from
                                            1991 through 1992 and then a Vice President from
                                            1992 through 1994 at Credit Suisse First Boston
                                            engaged in real estate financial advisory
                                            services and principal investing. He was a
                                            Director there from 1994 to May 1999, during
                                            which time he supervised a staff of seven in the
                                            making of principal investments in hotel,
                                            multi-family and assisted living properties. Mr.
                                            Graber received a B.S. and an M.B.A. from the
                                            Wharton School of the University of
                                            Pennsylvania.

NAME                                         PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
----                                         ---------------------------------------------
Paul J. McAuliffe.........................  Mr. McAuliffe has been Executive Vice President and Chief Financial Officer of the General
                                            Partner since April 2002. Mr. McAuliffe has been
                                            Executive Vice President of AIMCO since February
                                            1999 and was appointed Chief Financial Officer
                                            in October 1999. Prior to joining AIMCO, Mr.
                                            McAuliffe was Senior Managing Director of
                                            Secured Capital Corporation and prior to that
                                            time had been a Managing Director of Smith
                                            Barney, Inc. from 1993 to 1996, where he was a
                                            key member of the underwriting team that led
                                            AIMCO's initial public offering in 1994. Mr.
                                            McAuliffe was also a Managing Director and head
                                            of the real estate group at CS First Boston from
                                            1990 to 1993 and he was a Principal in the real
                                            estate group at Morgan Stanley & Co., Inc. from
                                            1983 to 1990. Mr. McAuliffe received a B.A. from
                                            Columbia College and an MBA from University of
                                            Virginia, Darden School.
Ronald D. Monson..........................  Mr. Monson was appointed Executive Vice
                                            President of AIMCO in February 2001. Beginning
                                            February 2004, Mr. Monson assumed oversight of
                                            four of AIMCO's regional operating centers. From
                                            February 2001 to February 2004, Mr. Monson
                                            served as the head of AIMCO's conventional
                                            property operations. Mr. Monson has been with
                                            AIMCO since 1997 and was promoted to Divisional
                                            Vice President in 1998. Prior to joining AIMCO,
                                            Mr. Monson worked for 13 years in operations
                                            management positions in the lawn care and
                                            landscaping industries, principally with True
                                            Green/Chemlawn. Mr. Monson received a Bachelor
                                            of Science from the University of Minnesota and
                                            a Masters in Business Administration from
                                            Georgia State University.
James G. Purvis...........................  Mr. Purvis was appointed Executive Vice
                                            President in February 2003. He is responsible
                                            for AIMCO's Human Resources and People
                                            Initiatives. Mr. Purvis has over 20 years of
                                            executive strategic human resources experience.
                                            Prior to joining AIMCO he was Vice President, HR
                                            at SomaLogic, a privately funded biotechnology
                                            company. He was a principal in O(3)C Global
                                            Organization Solutions, and has held executive
                                            human resources and operations management
                                            positions in ALCOA (Aluminum Company of
                                            America), Texas Air/Eastern Airlines,
                                            Starwood/WestinHotels and Resorts, and
                                            Tele-Communications (TCI) Technology, Inc. Mr.
                                            Purvis holds a BA in communications and modern
                                            languages from the University of Notre Dame.

NAME                                         PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
----                                         ---------------------------------------------
David Robertson...........................  Mr. Robertson was appointed Executive Vice
                                            President -- Affordable Properties in February
                                            2002. He is responsible for affordable property
                                            operations, refinancing and other value creation
                                            within AIMCO's affordable portfolio. Prior to
                                            joining AIMCO, Mr. Robertson was a member of the
                                            investment-banking group at Smith Barney from
                                            1991 to 1996, where he was responsible for real
                                            estate investment banking transactions in the
                                            western United States, and was part of the Smith
                                            Barney team that managed AIMCO's initial public
                                            offering in 1994. Since February 1996, Mr.
                                            Robertson has been Chairman and Chief Executive
                                            Officer of Robeks Corporation, a privately held
                                            chain of specialty food stores.
Thomas M. Herzog..........................  Mr. Herzog was appointed Senior Vice President and Chief Accounting Officer of the General
                                            Partner in February 2004 and of AIMCO in January
                                            2004. Prior to joining AIMCO, Mr. Herzog was at
                                            GE Real Estate, serving as Chief Accounting
                                            Officer & Global Controller from April 2002 to
                                            January 2004 and as Chief Technical Advisor from
                                            March 2000 to April 2002. Prior to joining GE
                                            Real Estate, Mr. Herzog was at Deloitte & Touche
                                            LLP from 1990 until 2000, including a two-year
                                            assignment in the real estate national office.
Martha L. Long............................  Martha L. Long has been with AIMCO since October
                                            1998 and served in various capacities. From 1998
                                            to 2001, she served as Senior Vice President and
                                            Controller. During 2002 and 2003, she served as
                                            Senior Vice President of Continuous Improvement.
                                            Most recently, she has been named Chief
                                            Executive Officer and General Partner of AIMCO's
                                            affiliated partnerships.
James N. Bailey...........................  Mr. Bailey was appointed a Director of AIMCO in
Cambridge Associates, Inc.                  June 2000. In 1973, Mr. Bailey co-founded
1 Winthrop Square,                          Cambridge Associates, Inc., which is an
Suite 500                                   investment consulting firm for non-profit
Boston, MA 02110                            institutions and wealthy family groups. He is
                                            also Co-Founder, Treasurer and Director of The
                                            Plymouth Rock Company, Direct Response
                                            Corporation and Homeowners' Direct Corporation,
                                            each of which is a United States personal lines
                                            insurance company. He received his M.B.A. and
                                            J.D. degrees in 1973 from Harvard Business
                                            School and Harvard Law School.

NAME                                         PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
----                                         ---------------------------------------------
Richard S. Ellwood........................  Mr. Ellwood was appointed a Director of AIMCO in
12 Auldwood Lane                            July 1994 and is currently Chairman of the Audit
Rumson, NJ 07660                            Committee and a member of the Compensation
                                            Committee. Mr. Ellwood is the founder and
                                            President of R.S. Ellwood & Co., Incorporated, a
                                            real estate investment banking firm. Prior to
                                            forming R.S. Ellwood & Co., Incorporated in
                                            1987, Mr. Ellwood had 31 years experience on
                                            Wall Street as an investment banker, serving as:
                                            Managing Director and senior banker at Merrill
                                            Lynch Capital Markets from 1984 to 1987;
                                            Managing Director at Warburg Paribas Becker from
                                            1978 to 1984; general partner and then Senior
                                            Vice President and a director at White, Weld &
                                            Co. from 1968 to 1978; and in various capacities
                                            at J.P. Morgan & Co. from 1955 to 1968. Mr.
                                            Ellwood currently serves as a director of FelCor
                                            Lodging Trust, Incorporated and Florida East
                                            Coast Industries, Inc.
J. Landis Martin..........................  Mr. Martin was appointed a director of AIMCO in
199 Broadway                                July 1994 and became Chairman of the
Suite 4300                                  Compensation Committee on March 19, 1998. Mr.
Denver, CO 80202                            Martin is a member of the Audit Committee. Mr.
                                            Martin has served as President and Chief
                                            Executive Officer of NL Industries, Inc., a
                                            manufacturer of titanium dioxide, since 1987.
                                            Mr. Martin has served as Chairman of Tremont
                                            Corporation ("Tremont"), a holding company
                                            operating though its affiliates Titanium Metals
                                            Corporation ("TIMET") and NL Industries, Inc.
                                            ("NL"), since 1990 and as Chief Executive
                                            Officer and a director of Tremont since 1988.
                                            Mr. Martin has served as Chairman of TIMET, an
                                            integrated producer of titanium, since 1987 and
                                            Chief Executive Officer since January 1995. From
                                            1990 until its acquisition by a predecessor of
                                            Halliburton Company ("Halliburton") in 1994, Mr.
                                            Martin served as Chairman of the Board and Chief
                                            Executive Officer of Baroid Corporation, an
                                            oilfield services company. In addition to
                                            Tremont, NL and TIMET, Mr. Martin is a director
                                            of Halliburton, which is engaged in the
                                            petroleum services, hydrocarbon and engineering
                                            industries, and Crown Castle International
                                            Corporation, a communications company.
Thomas L. Rhodes..........................  Mr. Rhodes was appointed a Director of AIMCO in
215 Lexington Avenue                        July 1994 and is a member of the Audit and
4th Floor                                   Compensation Committees. Mr. Rhodes has served
New York, NY 10016                          as the President and a Director of National
                                            Review magazine since November 1992, where he
                                            has also served as a Director since 1998. From
                                            1976 to 1992, he held various positions at
                                            Goldman, Sachs & Co. and was elected a General
                                            Partner in 1986 and served as a General Partner
                                            from 1987 until November 1992. He is currently
                                            Co-Chairman of the Board, Co-Chief Executive
                                            Officer and a Director of American Land Lease,
                                            Inc. He also serves as a Director of Delphi
                                            Financial Group and its subsidiaries, Delphi
                                            International Ltd., Oracle Reinsurance Company
                                            and the Lynde and Harry Bradley Foundation.

NAME                                         PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
----                                         ---------------------------------------------
Michael A. Stein..........................  Mr. Stein was elected a Director of AIMCO
22021 20th Avenue SE                        effective October 15, 2004 and is a member of
Bothell, WA 98021                           the Audit, Compensation and Human Resources, and
                                            Nominating and Corporate Governance Committees.
                                            Mr. Stein is currently the Vice President and
                                            Chief Financial Officer of ICOS Corporation Mr.
                                            Stein was previously Executive Vice President
                                            and Chief Financial Officer of Nordstrom Inc.,
                                            and held a similar position at Marriott
                                            International Inc. Prior to joining Marriott in
                                            1989, he spent 18 years at Arthur Andersen LLP,
                                            where he was a partner and served as head of the
                                            Commercial Group within the Washington, D.C.
                                            Financial Consulting and Audit Division. Mr.
                                            Stein is a certified public accountant.

                                    ANNEX II

              EXECUTIVE SUMMARY OF INDEPENDENT APPRAISER'S REPORT

THE ATTACHED EXECUTIVE SUMMARY WAS PREPARED SOLELY BY THE INDEPENDENT APPRAISER, AND NEITHER THE COURT, THE PARTIES IN THE CLASS AND DERIVATIVE LITIGATION NOR COUNSEL FOR SUCH PARTIES PARTICIPATED IN THE PREPARATION OF THE EXECUTIVE SUMMARY.

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 4
THE APARTMENT, OMAHA, NEBRASKA

                                EXECUTIVE SUMMARY

PART ONE - PROPERTY DESCRIPTION

PROPERTY NAME:                The Apartment
LOCATION:                     7349 Grant Street
                              Omaha, Nebraska

INTENDED USE OF ASSIGNMENT:   Court Settlement
PURPOSE OF APPRAISAL:         "As Is" Market Value of the Fee Simple Estate
INTEREST APPRAISED:           Fee Simple Estate

DATE OF VALUE:                May 12, 2003
DATE OF REPORT:               July 14, 2003

PHYSICAL DESCRIPTION - SITE & IMPROVEMENTS:
SITE:
  Size:                       8.35 acres, or 363,726 square feet
  Assessor Parcel No.:        3243 0000 06
  Floodplain:                 Community Panel No. 315274 0025 F (February 6,
                              1991)
                              Flood Zone X, an area outside the floodplain.
  Zoning:                     R7-PUD (Medium Density Multiple Family Residential
                              (R7 PUD))

BUILDING:

  No. of Units:               204 Units
  Total NRA:                  192,960 Square Feet
  Average Unit Size:          946 Square Feet
  Apartment Density:          24.4 units per acre
  Year Built:                 1974

UNIT MIX AND MARKET RENT:

                         GROSS RENTAL INCOME PROJECTION

                                                Market Rent
                             Square        ---------------------         Monthly        Annual
     Unit Type                Feet         Per Unit       Per SF         Income         Income
------------------------------------------------------------------------------------------------
1 Bd/1 Bath (1A10)              790          $499          $0.63        $ 19,461      $  233,532
1 Bd/1 Bath (1B10)              830          $552          $0.67        $ 46,920      $  563,040
2 Bd/1.5 Ba (2A20)            1,145          $662          $0.58        $ 52,960      $  635,520
                                                           Total        $119,341      $1,432,092

OCCUPANCY:                    90%
ECONOMIC LIFE:                45 Years
EFFECTIVE AGE:                25 Years
REMAINING ECONOMIC LIFE:      20 Years

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 5
THE APARTMENT, OMAHA, NEBRASKA

SUBJECT PHOTOGRAPHS AND LOCATION MAP:

                               SUBJECT PHOTOGRAPHS

               [PICTURE]                                     [PICTURE]

EXTERIOR - SIGNAGE AND VIEW FROM GRANT STREET      EXTERIOR - TYPICAL APARTMENTS

                                    AREA MAP

                                      [MAP]

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 6
THE APARTMENT, OMAHA, NEBRASKA

                                NEIGHBORHOOD MAP

                                     [MAP]

HIGHEST AND BEST USE:
  As Vacant:                  Hold for future multi-family development
  As Improved:                Continuation as its current use

METHOD OF VALUATION:          In this instance, the Sales Comparison and Income
                              Approaches to value were utilized.

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 7
THE APARTMENT, OMAHA, NEBRASKA

PART TWO - ECONOMIC INDICATORS

INCOME CAPITALIZATION APPROACH

                                                  Amount                    $/Unit
                                                  ------                    ------
DIRECT CAPITALIZATION

Potential Rental Income                     $1,432,092                $7,020
Effective Gross Income                      $1,380,397                $6,767
Operating Expenses                          $692,444                  $3,394              50.2% of EGI
Net Operating Income:                       $647,153                  $3,172

Capitalization Rate                         9.25%
DIRECT CAPITALIZATION VALUE                 $6,900,000 *              $33,824 / UNIT

DISCOUNTED CASH FLOW ANALYSIS:

Holding Period                              10 years
2002 Economic Vacancy                       17%
Stabilized Vacancy & Collection Loss:       12%
Lease-up / Stabilization Period             N/A
Terminal Capitalization Rate                10.00%
Discount Rate                               11.50%
Selling Costs                               2.00%
Growth Rates:
  Income                                    3.00%
  Expenses:                                 3.00%
DISCOUNTED CASH FLOW VALUE                  $6,900,000 *              $33,824 / UNIT

RECONCILED INCOME CAPITALIZATION VALUE      $6,900,000                $33,824 / UNIT

SALES COMPARISON APPROACH

PRICE PER UNIT:
  Range of Sales $/Unit (Unadjusted)        $29,545 to $48,817
  Range of Sales $/Unit (Adjusted)          $35,344 to $36,518
VALUE INDICATION - PRICE PER UNIT           $7,100,000 *              $34,804 / UNIT

EGIM ANALYSIS
  Range of EGIMs from Improved Sales        5.27 to 6.08
  Selected EGIM for Subject                 5.30
  Subject's Projected EGI                   $1,380,397
EGIM ANALYSIS CONCLUSION                    $7,200,000 *              $35,294 / UNIT

NOI PER UNIT ANALYSIS CONCLUSION            $6,800,000 *              $33,333 / UNIT

RECONCILED SALES COMPARISON VALUE           $7,100,000                $34,804 / UNIT

-------------------
* Value indications are after adjustments for concessions, deferred maintenance, excess land and lease-up costs, if any.

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 8
THE APARTMENT, OMAHA, NEBRASKA

PART THREE - SUMMARY OF VALUE CONCLUSIONS

SALES COMPARISON APPROACH:
  Price Per Unit                            $7,100,000
  NOI Per Unit                              $6,800,000
  EGIM Multiplier                           $7,200,000
INDICATED VALUE BY SALES COMPARISON         $7,100,000                $34,804 / UNIT

INCOME APPROACH:
  Direct Capitalization Method:             $6,900,000
  Discounted Cash Flow Method:              $6,900,000
INDICATED VALUE BY THE INCOME APPROACH      $6,900,000                $33,824 / UNIT

RECONCILED OVERALL VALUE CONCLUSION:        $7,000,000                $34,314 / UNIT

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 4
ARBOURS OF HERMITAGE, HERMITAGE, TENNESSEE

                                EXECUTIVE SUMMARY

PART ONE - PROPERTY DESCRIPTION

PROPERTY NAME:               Arbours of Hermitage
LOCATION:                    6001 Old Hickory Road
                             Hermitage, Tennessee

INTENDED USE OF ASSIGNMENT:  Court Settlement
PURPOSE OF APPRAISAL:        "As Is" Market Value of the Fee Simple Estate
INTEREST APPRAISED:          Fee simple estate

DATE OF VALUE:               May 5, 2003
DATE OF REPORT:              June 30, 2003

PHYSICAL DESCRIPTION - SITE & IMPROVEMENTS:
SITE:
    Size:                    28.01 acres, or 1,220,116 square feet
    Assessor Parcel No.:     128-00-0-099
    Floodplain:              Community Panel No. 47037C0308F (April 20, 2001)
                             Flood Zone X, an area outside the floodplain.
    Zoning:                  RM-15 (Medium to High Density Apartment District)

BUILDING:
    No. of Units:            350 Units
    Total NRA:               386,100 Square Feet
    Average Unit Size:       1,103 Square Feet
    Apartment Density:       12.5 units per acre
    Year Built:              1972

UNIT MIX AND MARKET RENT:

                         GROSS RENTAL INCOME PROJECTION

                                      Market Rent
                       Square   -----------------------    Monthly       Annual
Unit Type               Feet     Per Unit      Per SF       Income       Income
---------------------------------------------------------------------------------
1Br/1Ba -1A10             770   $      530   $     0.69   $   38,160   $  457,920
1Br/1.5Ba -1B15           750   $      530   $     0.71   $   20,140   $  241,680
2Br/1.5Ba - 2A15        1,110   $      600   $     0.54   $   48,000   $  576,000
2Br/2Ba - 2A20          1,270   $      675   $     0.53   $   32,400   $  388,800
2Br/2Ba -2B20           1,325   $      700   $     0.53   $   44,800   $  537,600
3Br/2Ba - 3A20          1,325   $      720   $     0.54   $   11,520   $  138,240
3Br/2.5Ba -3A25         1,450   $      750   $     0.52   $   24,000   $  288,000
---------------------------------------------------------------------------------
                                                  Total   $  219,020   $2,628,240
=================================================================================

OCCUPANCY:                   96%

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 5
ARBOURS OF HERMITAGE, HERMITAGE, TENNESSEE

ECONOMIC LIFE:               45 Years
EFFECTIVE AGE:               20 Years
REMAINING ECONOMIC LIFE:     25 Years

SUBJECT PHOTOGRAPHS AND LOCATION MAP:

                               SUBJECT PHOTOGRAPHS

[UNIT TYPE FACADE PICTURE]                                   [UNIT TYPE PICTURE]

                                   [AREA MAP]

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 6
ARBOURS OF HERMITAGE, HERMITAGE, TENNESSEE

                               [NEIGHBORHOOD MAP]

HIGHEST AND BEST USE:
    As Vacant:               Hold for future multi-family development
    As Improved:             Continuation as its current use

METHOD OF VALUATION:         In this instance, the Sales Comparison and Income
                             Approaches to value were utilized.

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 7
ARBOURS OF HERMITAGE, HERMITAGE, TENNESSEE

PART TWO - ECONOMIC INDICATORS

INCOME CAPITALIZATION APPROACH

                                          Amount                $/Unit
                                          ------                ------
DIRECT CAPITALIZATION
Potential Rental Income                 $2,628,240          $7,509
Effective Gross Income                  $2,782,078          $7,949
Operating Expenses                      $1,232,854          $3,522          44.3% of EGI
Net Operating Income:                   $1,461,724          $4,176

Capitalization Rate                     9.75%
DIRECT CAPITALIZATION VALUE             $15,000,000 *       $42,857 / UNIT

DISCOUNTED CASH FLOW ANALYSIS:
Holding Period                          10 years
2002 Economic Vacancy                   7%
Stabilized Vacancy & Collection Loss:   5%
Lease-up / Stabilization Period         N/A
Terminal Capitalization Rate            10.75%
Discount Rate                           12.50%
Selling Costs                           2.00%
Growth Rates:
    Income                              3.00%
    Expenses:                           3.00%
DISCOUNTED CASH FLOW VALUE              $15,100,000 *       $43,143 / UNIT

RECONCILED INCOME CAPITALIZATION VALUE  $15,000,000         $42,857 / UNIT

SALES COMPARISON APPROACH

PRICE PER UNIT:
    Range of Sales $/Unit (Unadjusted)  $17,808 to $78,415
    Range of Sales $/Unit (Adjusted)    $36,507 to $47,049
VALUE INDICATION - PRICE PER UNIT       $15,400,000 *       $44,000 / UNIT

EGIM ANALYSIS
    Range of EGIMs from Improved Sales  4.64 to 6.66
    Selected EGIM for Subject           5.50
    Subject's Projected EGI             $2,782,078
EGIM ANALYSIS CONCLUSION                $15,300,000 *       $43,714 / UNIT

NOI PER UNIT ANALYSIS CONCLUSION        $15,800,000 *       $45,143 / UNIT

RECONCILED SALES COMPARISON VALUE       $15,400,000         $44,000 / UNIT

------------------------

* Value indications are after adjustments for concessions, deferred maintenance, excess land and lease-up costs, if any.

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 8
ARBOURS OF HERMITAGE, HERMITAGE, TENNESSEE

PART THREE - SUMMARY OF VALUE CONCLUSIONS

SALES COMPARISON APPROACH:
    Price Per Unit                      $15,400,000
    NOI Per Unit                        $15,800,000
    EGIM Multiplier                     $15,300,000
INDICATED VALUE BY SALES COMPARISON     $15,400,000         $44,000 / UNIT

INCOME APPROACH:
    Direct Capitalization Method:       $15,000,000
    Discounted Cash Flow Method:        $15,100,000
INDICATED VALUE BY THE INCOME APPROACH  $15,000,000         $42,857 / UNIT

RECONCILED OVERALL VALUE CONCLUSION:    $15,000,000         $42,857 / UNIT

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 4
BRIAR BAY RACQUET CLUB, MIAMI, FLORIDA

                                EXECUTIVE SUMMARY

PART ONE - PROPERTY DESCRIPTION

PROPERTY NAME:                Briar Bay Racquet Club
LOCATION:                     13100 SW 92 Ave.
                              Miami, Florida

INTENDED USE OF ASSIGNMENT:   Court Settlement
PURPOSE OF APPRAISAL:         "As Is" Market Value of the Fee Simple Estate
INTEREST APPRAISED:           Fee simple estate

DATE OF VALUE:                May 20, 2003
DATE OF REPORT:               July 14, 2003

PHYSICAL DESCRIPTION - SITE & IMPROVEMENTS:

SITE:

    Size:                     6.49 acres, or 282,704 square feet
    Assessor Parcel No.:      30-5016-050-0020
    Floodplain:               Community Panel No. 12025C0260J (March 2, 1994)
                              Flood Zone AE, an area inside the
                              floodplain.
    Zoning:                   RU-4M (Modified Apartment House District)

BUILDING:

     No. of Units:            194 Units
     Total NRA:               175,835 Square Feet
     Average Unit Size:       906 Square Feet
     Apartment Density:       29.9 units per acre
     Year Built:              1974

UNIT MIX AND MARKET RENT:

                          GROSS RENTAL INCOME PROJECTION
-------------------------------------------------------------------------------------------
                                             Market Rent
                         Square          -------------------     Monthly           Annual
   Unit Type              Feet           Per Unit     Per SF      Income           Income
-------------------------------------------------------------------------------------------
1Br/1Ba - 1A10             750             $745        $0.99     $ 23,840        $  286,080
1Br/1Ba - 1B10             785             $750        $0.96     $ 45,000        $  540,000
2 Br/1 Ba - 2A10           970             $865        $0.89     $ 19,895        $  238,740
2 Br/1 Ba - 2B10           975             $870        $0.89     $ 13,050        $  156,600
2Br/2Ba - 2A20           1,000             $950        $0.95     $ 24,700        $  296,400
2Br/2Ba - 2B20           1,100             $945        $0.86     $ 35,910        $  430,920
                                                                 --------        ----------
                                                       Total     $162,395        $1,948,740
                                                                 --------        ----------

OCCUPANCY:                    94%
ECONOMIC LIFE:                45 Years
EFFECTIVE AGE:                25 Years

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 5
BRIAR BAY RACQUET CLUB, MIAMI, FLORIDA

REMAINING ECONOMIC LIFE:      20 Years
SUBJECT PHOTOGRAPHS AND LOCATION MAP:

                              SUBJECT PHOTOGRAPHS

          [PICTURE]                                              [PICTURE]

INTERIOR - VIEW OF CLUBHOUSE                                EXTERIOR - POOL AREA

                                    AREA MAP

                                     [MAP]

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 6
BRIAR BAY RACQUET CLUB, MIAMI, FLORIDA

                               NEIGHBORHOOD MAP

                                     [MAP]

HIGHEST AND BEST USE:

    As Vacant:                Hold for future multi-family development
    As Improved:              Continuation as its current use

METHOD OF VALUATION:          In this instance, the Sales Comparison and Income
                              Approaches to value were utilized.

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 7
BRIAR BAY RACQUET CLUB, MIAMI, FLORIDA

PART TWO - ECONOMIC INDICATORS

INCOME CAPITALIZATION APPROACH

        DIRECT CAPITALIZATION                                Amount               $/Unit
        ---------------------                                ------               ------
Potential Rental Income                                   $1,948,740              $10,045
Effective Gross Income                                    $1,928,641              $9,941
Operating Expenses                                        $811,322                $4,182            42.1% of EGI
Net Operating Income:                                     $1,068,819              $5,509

Capitalization Rate                                       9.00%
DIRECT CAPITALIZATION VALUE                               $11,900,000 *           $61,340 / UNIT

DISCOUNTED CASH FLOW ANALYSIS:
Holding Period                                            10 years
2002 Economic Vacancy                                     9%
Stabilized Vacancy & Collection Loss:                     8%
Lease-up / Stabilization Period                           N/A
Terminal Capitalization Rate                              10.00%
Discount Rate                                             11.00%
Selling Costs                                             2.00%
Growth Rates:
    Income                                                3.00%
    Expenses:                                             3.00%
DISCOUNTED CASH FLOW VALUE                                $12,500,000 *           $64,433 / UNIT

RECONCILED INCOME CAPITALIZATION VALUE                    $12,500,000             $64,433 / UNIT

SALES COMPARISON APPROACH

PRICE PER UNIT:

    Range of Sales $/Unit (Unadjusted)                    $50,298 to $65,942
    Range of Sales $/Unit (Adjusted)                      $60,860 to $76,163
VALUE INDICATION - PRICE PER UNIT                         $12,600,000 *           $64,948 / UNIT

EGIM ANALYSIS

    Range of EGIMs from Improved Sales                    5.13 to 8.56
    Selected EGIM for Subject                             6.50
    Subject's Projected EGI                               $1,928,641
EGIM ANALYSIS CONCLUSION                                  $12,500,000 *           $64,433 / UNIT

NOI PER UNIT ANALYSIS CONCLUSION                          $12,600,000 *           $64,948 / UNIT

RECONCILED SALES COMPARISON VALUE                         $12,600,000             $64,948 / UNIT

_____________________________

* Value indications are after adjustments for concessions, deferred maintenance, excess land and lease-up costs, if any.

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 8
BRIAR BAY RACQUET CLUB, MIAMI, FLORIDA

PART THREE - SUMMARY OF VALUE CONCLUSIONS

SALES COMPARISON APPROACH:
    Price Per Unit                                        $12,600,000
    NOI Per Unit                                          $12,600,000
    EGIM Multiplier                                       $12,500,000
INDICATED VALUE BY SALES COMPARISON                       $12,600,000        $64,948 / UNIT

INCOME APPROACH:
    Direct Capitalization Method:                         $11,900,000
    Discounted Cash Flow Method:                          $12,500,000
INDICATED VALUE BY THE INCOME APPROACH                    $12,500,000        $64,433 / UNIT

RECONCILED OVERALL VALUE CONCLUSION:                      $12,500,000        $64,433 / UNIT

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 4
CHIMNEY HILL APARTMENTS LAND VALUE, MARIETTA, GEORGIA

                                 EXECUTIVE SUMMARY

PART ONE - PROPERTY DESCRIPTION


PROPERTY NAME:                Chimney Hill Apartments - Land Only
LOCATION:                     2000-2855 Windy Hill Road
                              Marietta, Georgia

PURPOSE OF ASSIGNMENT:        Court Settlement
PREMISE OF VALUE:             "As Is" Market Value of the Fee Simple Estate
INTEREST APPRAISED:           Fee simple estate

DATE OF VALUE:                June 23, 2003
DATE OF REPORT:               July 18, 2003

PHYSICAL DESCRIPTION - SITE & IMPROVEMENTS:
SITE:
     Size:                    26.301 acres, or 1,145,672 square feet
     Assessor Parcel No.:     17-0874-0-002-2
     Floodplain:              Community Panel No. 13005200075 F, (August 18,
                              1992)
                              Flood Zone X, an area outside the floodplain.
     Zoning:                  RM-12 (Multi-family Residential District)

SUBJECT PHOTOGRAPHS AND LOCATION MAP:

                              SUBJECT PHOTOGRAPHS

               [PICTURE]                               [PICTURE]

VIEW OF SUBJECT ACROSS WINDY HILL ROAD            EXTERIOR LAND VIEW

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 5
CHIMNEY HILL APARTMENTS LAND VALUE, MARIETTA, GEORGIA

                                    AREA MAP

                                     [MAP]

                                NEIGHBORHOOD MAP

                                     [MAP]

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 6
CHIMNEY HILL APARTMENTS LAND VALUE, MARIETTA, GEORGIA

HIGHEST AND BEST USE:
  As Vacant:                  Multifamily development to the highest density
                              possible, subject to feasibility
  As Improved:                N/A

METHOD OF VALUATION:          In this instance, the Sales Comparison Approach to
                              value was utilized.

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 7
CHIMNEY HILL APARTMENTS LAND VALUE, MARIETTA, GEORGIA

PART TWO - ECONOMIC INDICATORS

SALES COMPARISON APPROACH

PRICE PER ACRE:
       Range of Sales $/Acre (Unadjusted)         $98,560 to $140,271
       Range of Sales $/Acre (Adjusted)           $84,268 to $119,932
VALUE INDICATION - PRICE PER ACRE                 $2,900,000  $110,000 / ACRE

It is assumed the property's improvements have been razed and the land is vacant and available.

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 4
CITADEL, EL PASO, TEXAS

                                EXECUTIVE SUMMARY

PART ONE - PROPERTY DESCRIPTION

PROPERTY NAME:               Citadel
LOCATION:                    9455 Viscount Blvd
                             El Paso, Texas

INTENDED USE OF ASSIGNMENT:  Court Settlement
PURPOSE OF APPRAISAL:        "As Is" Market Value of the Fee Simple Estate
INTEREST APPRAISED:          Fee simple estate

DATE OF VALUE:               May 11, 2003
DATE OF REPORT:              July 10, 2003

PHYSICAL DESCRIPTION - SITE & IMPROVEMENTS:
SITE:
   Size:                     11.383 acres, or 495,843 square feet
   Assessor Parcel No.:      F175-999-0010-4900
   Floodplain:               Community  Panel  No.   4802140041B   (October
                             15, 1982)
                             Flood Zone C, an area outside the floodplain.
   Zoning:                   A-O (Medium to High Density Apartment District)

BUILDING:
   No. of Units:             261 Units
   Total NRA:                263,888 Square Feet
   Average Unit Size:        1,011 Square Feet
   Apartment Density:        22.9  units per acre
   Year Built:               1973

UNIT MIX AND MARKET RENT:

                         GROSS RENTAL INCOME PROJECTION

                               Market Rent
                   Square   ----------------  Monthly     Annual
   Unit Type        Feet    Per Unit  Per SF   Income     Income
------------------------------------------------------------------
1Br/1Ba   - EA10     430    $    400  $0.93   $    800  $    9,600
1Br/1Ba   - 1A10     600    $    460  $0.77   $  5,520  $   66,240
1Br/1Ba   - 1B10     650    $    460  $0.71   $  9,200  $  110,400
1Br/1Ba   - 1C15     750    $    480  $0.64   $ 28,800  $  345,600
2Br/1 Ba  - 2A10     888    $    620  $0.70   $    620  $    7,440
2Br/1.5Ba - 2A15   1,140    $    615  $0.54   $ 20,910  $  250,920
                                              --------------------
                                      Total   $148,850  $1,786,200
                                              ====================

OCCUPANCY:                   92%
ECONOMIC LIFE:               45 YEARS

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 5
CITADEL, EL PASO, TEXAS

EFFECTIVE AGE:               25 Years
REMAINING ECONOMIC LIFE:     20 Years
PHOTOGRAPHS AND LOCATION MAP:

                               SUBJECT PHOTOGRAPHS

   [PICTURE]                                            [PICTURE]

UNIT TYPE FACADE                                        UNIT TYPE

                                    AREA MAP

                                      [MAP]

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 6
CITADEL, EL PASO, TEXAS

                                NEIGHBORHOOD MAP

                                      [MAP]

HIGHEST AND BEST USE:
    As Vacant:               Hold for future multi-family development
    As Improved:             Continuation as its current use

METHOD OF VALUATION:         In this instance, the Sales Comparison and Income
                             Approaches to value were utilized.

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 7
CITADEL, EL PASO, TEXAS

PART TWO - ECONOMIC INDICATORS

INCOME CAPITALIZATION APPROACH

       DIRECT CAPITALIZATION                     AMOUNT            $/UNIT
-------------------------------------------------------------------------------------------
Potential Rental Income                    $1,786,200          $6,844
Effective Gross Income                     $1,743,789          $6,681
Operating Expenses                         $923,694            $3,539          53.0% of EGI
Net Operating Income:                      $754,845            $2,892

Capitalization Rate                        9.75%
DIRECT CAPITALIZATION VALUE                $7,700,000 *        $29,502 / UNIT

DISCOUNTED CASH FLOW ANALYSIS:
Holding Period                             10 years
2002 Economic Vacancy                      7%
Stabilized Vacancy & Collection Loss:      8%
Lease-up / Stabilization Period            N/A
Terminal Capitalization Rate               10.75%
Discount Rate                              12.00%
Selling Costs                              2.00%
Growth Rates:
    Income                                 3.00%
    Expenses:                              3.00%
DISCOUNTED CASH FLOW VALUE                 $8,000,000 *        $30,651 / UNIT
RECONCILED INCOME CAPITALIZATION VALUE     $8,000,000          $30,651 / UNIT

SALES COMPARISON APPROACH

PRICE PER UNIT:
    Range of Sales $/Unit (Unadjusted)     $22,837 to $36,222
    Range of Sales $/Unit (Adjusted)       $27,404 to $33,244
VALUE INDICATION - PRICE PER UNIT          $7,800,000 *        $29,885 / UNIT

EGIM ANALYSIS
    Range of EGIMs from Improved Sales     4.33 to 6.84
    Selected EGIM for Subject              4.50
    Subject's Projected EGI                $1,743,789
EGIM ANALYSIS CONCLUSION                   $7,800,000 *        $29,885 / UNIT

NOI PER UNIT ANALYSIS CONCLUSION           $7,800,000 *        $29,885 / UNIT

RECONCILED SALES COMPARISON VALUE          $7,800,000          $29,885 / UNIT

-------------------
* Value indications are after adjustments for concessions, deferred maintenance, excess land and lease-up costs, if any.

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 8
CITADEL, EL PASO, TEXAS

PART THREE - SUMMARY OF VALUE CONCLUSIONS

SALES COMPARISON APPROACH:
   Price Per Unit                          $7,800,000
   NOI Per Unit                            $7,800,000
   EGIM Multiplier                         $7,800,000
INDICATED VALUE BY SALES COMPARISON        $7,800,000     $29,885 / UNIT

INCOME APPROACH:
   Direct Capitalization Method:           $7,700,000
   Discounted Cash Flow Method:            $8,000,000
INDICATED VALUE BY THE INCOME APPROACH     $8,000,000     $30,651 / UNIT

RECONCILED OVERALL VALUE CONCLUSION:       $8,000,000     $30,651 / UNIT

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 4
CITADEL VILLAGE, COLORADO SPRINGS, COLORADO

                                EXECUTIVE SUMMARY

PART ONE - PROPERTY DESCRIPTION

PROPERTY NAME:                  Citadel Village
LOCATION:                       913 N. Chelton Rd.
                                Colorado Springs, Colorado

INTENDED USE OF ASSIGNMENT:     Court Settlement
PURPOSE OF APPRAISAL:           "As Is" Market Value of the Fee Simple Estate
INTEREST APPRAISED:             Fee Simple Estate

DATE OF VALUE:                  May 15, 2003
DATE OF REPORT:                 June 28, 2003

PHYSICAL DESCRIPTION - SITE & IMPROVEMENTS:

SITE:
   Size:                        9.28 acres, or 404,237 square feet
   Assessor Parcel No.:         7412200058
   Floodplain:                  Community Panel No. 08041C0732F (March 17, 1997)
                                Flood Zone X, an area outside the floodplain.
   Zoning:                      PUD (Planned Unit Development)

BUILDING:
   No. of Units:                122 Units
   Total NRA:                   110,125 Square Feet
   Average Unit Size:           903 Square Feet
   Apartment Density:           13.1 units per acre
   Year Built:                  1974

UNIT MIX AND MARKET RENT:

                         GROSS RENTAL INCOME PROJECTION

                                     Market Rent
                           Square  ----------------   Monthly    Annual
       Unit Type            Feet   Per Unit  Per SF   Income     Income
-----------------------    ------  --------  ------  --------  ----------
1Br/1Ba - Jr. 1 Bedroom       520   $  500   $ 0.96  $  4,500  $   54,000
1Br/1Ba                       675   $  600   $ 0.89  $ 30,600  $  367,200
2Br/1Ba                       860   $  720   $ 0.84  $ 23,040  $  276,480
3Br/2 1/2Ba - Townhouse     1,450   $1,020   $ 0.70  $ 18,360  $  220,320
3Br/2 1/2Ba - Sp.           1,450   $1,030   $ 0.71  $ 12,360  $  148,320
                                             Total   $ 88,860  $1,066,320

OCCUPANCY:                 62%
ECONOMIC LIFE:             45 Years
EFFECTIVE AGE:             23 Years
REMAINING ECONOMIC LIFE:   22 Years

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 5
CITADEL VILLAGE, COLORADO SPRINGS, COLORADO

SUBJECT PHOTOGRAPHS AND LOCATION MAP:

                               SUBJECT PHOTOGRAPHS

                [PICTURE]                            [PICTURE]

      EXTERIOR - APARTMENT BUILDING        EXTERIOR - OFFICE & LANDSCAPE

                                    AREA MAP

                                      [MAP]

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 6
CITADEL VILLAGE, COLORADO SPRINGS, COLORADO

                                NEIGHBORHOOD MAP

                                      [MAP]

HIGHEST AND BEST USE:

        As Vacant:             Hold for future multi-family development
        As Improved:           Continuation as its current use

METHOD OF VALUATION:           In this instance, the Sales Comparison and Income
                               Approaches to value were utilized.

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 7
CITADEL VILLAGE, COLORADO SPRINGS, COLORADO

PART TWO - ECONOMIC INDICATORS

INCOME CAPITALIZATION APPROACH

                                        Amount               $/Unit
                                        ------               ------
DIRECT CAPITALIZATION

Potential Rental Income                 $1,066,320           $8,740
Effective Gross Income                  $982,757             $8,055
Operating Expenses                      $428,558             $3,513          43.6% of EGI
Net Operating Income:                   $529,799             $4,343

Capitalization Rate                     8.75%
DIRECT CAPITALIZATION VALUE             $5,600,000 *         $45,902 / UNIT

DISCOUNTED CASH FLOW ANALYSIS:
Holding Period                          10 years
2002 Economic Vacancy                   17%
Stabilized Vacancy & Collection Loss:   13.5%
Lease-up / Stabilization Period         20 months
Terminal Capitalization Rate            9.25%
Discount Rate                           11.25%
Selling Costs                           2.00%
Growth Rates:
   Income                               3.00%
   Expenses:                            3.00%
DISCOUNTED CASH FLOW VALUE              $5,300,000 *         $43,443 / UNIT

RECONCILED INCOME CAPITALIZATION VALUE  $5,400,000           $44,262 / UNIT

SALES COMPARISON APPROACH

PRICE PER UNIT:
   Range of Sales $/Unit (Unadjusted)   $38,889 to $85,514
   Range of Sales $/Unit (Adjusted)     $46,375 to $51,667
VALUE INDICATION - PRICE PER UNIT       $5,600,000 *         $45,902 / UNIT

EGIM ANALYSIS
   Range of EGIMs from Improved Sales   6.23 to 8.50
   Selected EGIM for Subject            6.30
   Subject's Projected EGI              $982,757
EGIM ANALYSIS CONCLUSION                $5,700,000 *         $46,721 / UNIT

NOI PER UNIT ANALYSIS CONCLUSION        $5,800,000 *         $47,541 / UNIT

RECONCILED SALES COMPARISON VALUE       $5,700,000           $46,721 / UNIT

----------------------------

* Value indications are after adjustments for concessions, deferred maintenance, excess land and lease-up costs, if any.

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 8
CITADEL VILLAGE, COLORADO SPRINGS, COLORADO

PART THREE - SUMMARY OF VALUE CONCLUSIONS

SALES COMPARISON APPROACH:
   Price Per Unit                         $5,600,000
   NOI Per Unit                           $5,800,000
   EGIM Multiplier                        $5,700,000
INDICATED VALUE BY SALES COMPARISON       $5,700,000   $46,721 / UNIT

INCOME APPROACH:
   Direct Capitalization Method:          $5,600,000
   Discounted Cash Flow Method:           $5,300,000
INDICATED VALUE BY THE INCOME APPROACH    $5,400,000   $44,262 / UNIT

RECONCILED OVERALL VALUE CONCLUSION:      $5,500,000   $45,082 / UNIT

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 4
FOOTHILL PLACE, SALT LAKE CITY, UTAH

                                EXECUTIVE SUMMARY

PART ONE - PROPERTY DESCRIPTION

PROPERTY NAME:                Foothill Place
LOCATION:                     2260 South Foothill Drive
                              Salt Lake City, Utah

INTENDED USE OF ASSIGNMENT:   Court Settlement
PURPOSE OF APPRAISAL:         "As Is" Market Value of the Fee Simple Estate
INTEREST APPRAISED:           Fee simple estate

DATE OF VALUE:                May 2, 2003
DATE OF REPORT:               July 10, 2003

PHYSICAL DESCRIPTION - SITE & IMPROVEMENTS:
SITE:
  Size:                       18.93 acres, or 824,591 square feet
  Assessor Parcel No.:        16-23-101-004
  Floodplain:                 Community Panel No. 49990106-0001D (September
                              30, 1994)
                              Flood Zone X, an area outside the floodplain.
  Zoning:                     RMF-35 (Medium to High Density Multi-Family
                              Development)

BUILDING:
  No. of Units:               450 Units
  Total NRA:                  415,254 Square Feet
  Average Unit Size:          923 Square Feet
  Apartment Density:          23.8 units per acre
  Year Built:                 1973

UNIT MIX AND MARKET RENT:

                         GROSS RENTAL INCOME PROJECTION

                                                        MARKET RENT
                                                    ------------------
  UNIT TYPE       NUMBER OF UNITS    SQUARE FEET    PER UNIT    PER SF    MONTHLY INCOME    ANNUAL INCOME
--------------    ---------------    -----------    --------    ------    --------------    -------------
1Br/1Ba - A1             73               695       $    550    $ 0.79    $       40,150    $     481,800
2Br/1Ba - A2            143               775       $    600    $ 0.77    $       85,800    $   1,029,600
2Br/1Ba - A3             84               991       $    705    $ 0.71    $       59,220    $     710,640
2Br/1.5Ba - A4           68             1,150       $    725    $ 0.63    $       49,300    $     591,600
2Br/2Ba - A5             82             1,125       $    710    $ 0.63    $       58,220    $     698,640
                                                                          -------------------------------
                                                                Totals    $      292,690    $   3,512,280
                                                                          ===============================

OCCUPANCY:                    82%
ECONOMIC LIFE:                45 Years

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 5
FOOTHILL PLACE, SALT LAKE CITY, UTAH

EFFECTIVE AGE:                18 Years
REMAINING ECONOMIC LIFE:      27 Years
SUBJECT PHOTOGRAPHS AND LOCATION MAP:

                              SUBJECT PHOTOGRAPHS

 [PICTURE]                                                    [PICTURE]

PARKING AREA                                             EXTERIOR - REAR VIEW

                                    AREA MAP

                                     [MAP]

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 6
FOOTHILL PLACE, SALT LAKE CITY, UTAH

                                NEIGHBORHOOD MAP

                                     [MAP]

HIGHEST AND BEST USE:
  As Vacant:                  Hold for future multi-family development
  As Improved:                Continuation as its current use

METHOD OF VALUATION:          In this instance, the Sales Comparison and Income
                              Approaches to value were utilized.

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 7
FOOTHILL PLACE, SALT LAKE CITY, UTAH

PART TWO - ECONOMIC INDICATORS

                                              Amount            $/Unit
                                         ------------------   --------------
INCOME CAPITALIZATION APPROACH

DIRECT CAPITALIZATION

Potential Rental Income                  $3,512,280           $7,805
Effective Gross Income                   $3,428,306           $7,618
Operating Expenses                       $1,306,599           $2,904           38.1% of EGI
Net Operating Income:                    $1,964,207           $4,365

Capitalization Rate                      9.00%
DIRECT CAPITALIZATION VALUE              $21,300,000 *        $47,333 / UNIT

DISCOUNTED CASH FLOW ANALYSIS:

Holding Period                           10 years
2002 Economic Vacancy                    16%
Stabilized Vacancy & Collection Loss:    12%
Lease-up / Stabilization Period          12 months
Terminal Capitalization Rate             9.75%
Discount Rate                            11.50%
Selling Costs                            2.00%
Growth Rates:
  Income                                 3.00%
  Expenses:                              3.00%
DISCOUNTED CASH FLOW VALUE               $21,800,000 *        $48,444 / UNIT

RECONCILED INCOME CAPITALIZATION VALUE   $21,500,000          $47,778 / UNIT

SALES COMPARISON APPROACH

PRICE PER UNIT:
  Range of Sales $/Unit (Unadjusted)     $47,533 to $77,703
  Range of Sales $/Unit (Adjusted)       $45,156 to $47,783
VALUE INDICATION - PRICE PER UNIT        $20,600,000 *        $45,778 / UNIT

EGIM ANALYSIS
  Range of EGIMs from Improved Sales     6.36 to 8.13
  Selected EGIM for Subject              6.50
  Subject's Projected EGI                $3,428,306
EGIM ANALYSIS CONCLUSION                 $21,700,000 *        $48,222 / UNIT

NOI PER UNIT ANALYSIS CONCLUSION         $21,000,000 *        $46,667 / UNIT

RECONCILED SALES COMPARISON VALUE        $21,000,000          $46,667 / UNIT

----------
* Value indications are after adjustments for concessions, deferred maintenance, excess land and lease-up costs, if any.

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 8
FOOTHILL PLACE, SALT LAKE CITY, UTAH

PART THREE - SUMMARY OF VALUE CONCLUSIONS

SALES COMPARISON APPROACH:
  Price Per Unit                         $20,600,000
  NOI Per Unit                           $21,000,000
  EGIM Multiplier                        $21,700,000
INDICATED VALUE BY SALES COMPARISON      $21,000,000          $46,667 / UNIT

INCOME APPROACH:
  Direct Capitalization Method:          $21,300,000
  Discounted Cash Flow Method:           $21,800,000
INDICATED VALUE BY THE INCOME APPROACH   $21,500,000          $47,778 / UNIT

RECONCILED OVERALL VALUE CONCLUSION:     $21,500,000          $47,778 / UNIT

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 4
KNOLLWOOD, NASHVILLE, TENNESSEE

                                EXECUTIVE SUMMARY

PART ONE - PROPERTY DESCRIPTION

PROPERTY NAME:                 Knollwood
LOCATION:                      865 Bellevue Road
                               Nashville, Tennessee

INTENDED USE OF ASSIGNMENT:    Court Settlement
PURPOSE OF APPRAISAL:          "As Is" Market Value of the Fee Simple Estate
INTEREST APPRAISED:            Fee simple estate

DATE OF VALUE:                 May 7, 2003
DATE OF REPORT:                June 30, 2003

PHYSICAL DESCRIPTION - SITE & IMPROVEMENTS:
SITE:
   Size:                       30.75 acres, or 1,339,470 square feet
   Assessor Parcel No.:        142-000-030
   Floodplain:                 Community Panel No. 47037C0304F (April 20, 2001)
                               Flood Zone X, an area outside the floodplain.
   Zoning:                     RM-9 (Low to Medium Density Apartment District)

BUILDING:
   No. of Units:               326 Units
   Total NRA:                  358,280 Square Feet
   Average Unit Size:          1,099 Square Feet
   Apartment Density:          10.6 units per acre
   Year Built:                 1972

UNIT MIX AND MARKET RENT:

                         GROSS RENTAL INCOME PROJECTION

                                             Market Rent
                            Square    -----------------------     Monthly         Annual
Unit Type                    Feet      Per Unit       Per SF       Income         Income
------------------------------------------------------------------------------------------
1Br/1Ba -1A10                 655     $      520     $   0.79    $   18,720     $  224,640
1Br/1Ba -1B10                 706     $      570     $   0.81    $   22,800     $  273,600
1Br/1.5Ba - 2A15            1,064     $      600     $   0.56    $   43,200     $  518,400
2Br/2Ba - 2A20              1,095     $      610     $   0.56    $   29,280     $  351,360
2Br/1.5Ba -2B15             1,310     $      770     $   0.59    $   46,200     $  554,400
2Br/2Ba - 2B20              1,120     $      660     $   0.59    $   15,840     $  190,080
3Br/2.5Ba - 3A25            1,496     $      760     $   0.51    $   13,680     $  164,160
3Br/2.5Ba - 3B25            1,603     $      790     $   0.49    $   22,120     $  265,440
                                                                 -------------------------
                                                     Total       $  211,840     $2,542,080

OCCUPANCY:                       97%

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 5
KNOLLWOOD, NASHVILLE, TENNESSEE

ECONOMIC LIFE:                                 45 Years
EFFECTIVE AGE:                                 25 Years
REMAINING ECONOMIC LIFE:                       20 Years
SUBJECT PHOTOGRAPHS AND LOCATION MAP:

                               SUBJECT PHOTOGRAPHS

                                    [PICTURE]              [PICTURE]

                                UNIT TYPE FACADE           UNIT TYPE

                                    AREA MAP

                                      [MAP]

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 6
KNOLLWOOD, NASHVILLE, TENNESSEE

                                NEIGHBORHOOD MAP

                                      [MAP]

HIGHEST AND BEST USE:
  As Vacant:                 Hold for future multi-family development
  As Improved:               Continuation as its current use

METHOD OF VALUATION:         In this instance, the Sales Comparison and Income
                             Approaches to value were utilized.

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 7
KNOLLWOOD, NASHVILLE, TENNESSEE

PART TWO - ECONOMIC INDICATORS

INCOME CAPITALIZATION APPROACH

                                                     Amount               $/Unit
                                                     ------               ------
DIRECT CAPITALIZATION
Potential Rental Income                            $ 2,542,080           $ 7,798
Effective Gross Income                             $ 2,556,474           $ 7,842
Operating Expenses                                 $ 1,163,526           $ 3,569             45.5% of EGI
Net Operating Income:                              $ 1,311,449           $ 4,023

Capitalization Rate                                9.00%
DIRECT CAPITALIZATION VALUE                        $14,600,000 *         $44,785 / UNIT

DISCOUNTED CASH FLOW ANALYSIS:

Holding Period                                     10 years
2002 Economic Vacancy                              8%
Stabilized Vacancy & Collection Loss:              7%
Lease-up / Stabilization Period                    N/A
Terminal Capitalization Rate                       10.00%
Discount Rate                                      11.50%
Selling Costs                                      2.00%
Growth Rates:
  Income                                           3.00%
  Expenses:                                        3.00%
DISCOUNTED CASH FLOW VALUE                         $14,800,000 *         $45,399 / UNIT

RECONCILED INCOME CAPITALIZATION VALUE             $14,800,000           $45,399 / UNIT

SALES COMPARISON APPROACH

PRICE PER UNIT:
  Range of Sales $/Unit (Unadjusted)               $41,538 to $71,552
  Range of Sales $/Unit (Adjusted)                 $41,538 to $47,564
VALUE INDICATION - PRICE PER UNIT                  $14,700,000 *         $45,092 / UNIT

EGIM ANALYSIS
  Range of EGIMs from Improved Sales               5.76 to 6.85
  Selected EGIM for Subject                        5.75
  Subject's Projected EGI                          $2,556,474
EGIM ANALYSIS CONCLUSION                           $14,700,000 *         $45,092 / UNIT

NOI PER UNIT ANALYSIS CONCLUSION                   $14,700,000 *         $45,092 / UNIT

RECONCILED SALES COMPARISON VALUE                  $14,700,000           $45,092 / UNIT

----------------------------

* Value indications are after adjustments for concessions, deferred maintenance, excess land and lease-up costs, if any.

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 8
KNOLLWOOD, NASHVILLE, TENNESSEE

PART THREE - SUMMARY OF VALUE CONCLUSIONS

SALES COMPARISON APPROACH:
  Price Per Unit                             $14,700,000
  NOI Per Unit                               $14,700,000
  EGIM Multiplier                            $14,700,000
INDICATED VALUE BY SALES COMPARISON          $14,700,000           $45,092 / UNIT

INCOME APPROACH:
  Direct Capitalization Method:              $14,600,000
  Discounted Cash Flow Method:               $14,800,000
INDICATED VALUE BY THE INCOME APPROACH       $14,800,000           $45,399 / UNIT

RECONCILED OVERALL VALUE CONCLUSION:         $14,800,000           $45,399 / UNIT

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 4
LAKE FOREST, OMAHA, NEBRASKA

                                EXECUTIVE SUMMARY

PART ONE - PROPERTY DESCRIPTION

PROPERTY NAME:                    Lake Forest
LOCATION:                         11402 Evans Street
                                  Omaha, Nebraska

INTENDED USE OF ASSIGNMENT:       Court Settlement
PURPOSE OF APPRAISAL:             "As Is" Market Value of the Fee Simple Estate
INTEREST APPRAISED:               fee simple

DATE OF VALUE:                    May 12, 2003
DATE OF REPORT:                   June 27, 2003

PHYSICAL DESCRIPTION - SITE & IMPROVEMENTS:
SITE:
  Size:                           21.1777548209366 acres, or 922,503 square feet
  Assessor Parcel No.:            0139 1538 16; 0139 1598 16
  Floodplain:                     Community Panel No. 315274 0025 F (February 6,
                                  1991)
                                  Flood Zone AE, an area inside the floodplain.
Zoning:                           R2, R6, DR, DR-FP (Single Family Residential
                                  District (R2), Low Density Multiple Family
                                  Residential District (R6 & R6 PUD), Drainage
                                  (DR & DR-FP))

BUILDING:
  No. of Units:                   312 Units
  Total NRA:                      300,300 Square Feet
  Average Unit Size:              963 Square Feet
  Apartment Density:              14.7 units per acre
  Year Built:                     1973

UNIT MIX AND MARKET RENT:

                         GROSS RENTAL INCOME PROJECTION

                                 Market Rent
                     Square   -----------------    Monthly     Annual
     Unit Type        Feet    Per Unit   Per SF    Income      Income
-----------------------------------------------------------------------
1 Bd/1 Bath (1A10)     850      $520     $0.61    $ 81,120   $  973,440
2 Bd/1.5 Ba (2A20)   1,075      $640     $0.60    $ 99,840   $1,198,080
                                                  ---------------------
                                         Total    $180,960   $2,171,520
                                                  =====================

OCCUPANCY:                   96%
ECONOMIC LIFE:               45 Years
EFFECTIVE AGE:               25 Years

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 5
LAKE FOREST, OMAHA, NEBRASKA

REMAINING ECONOMIC LIFE:      20 Years
SUBJECT PHOTOGRAPHS AND LOCATION MAP:

                               SUBJECT PHOTOGRAPHS

                                   [PICTURE]

               EXTERIOR - SIGNAGE AND VIEW FROM WEST MAPLE AVENUE

                                   [PICTURE]

                         EXTERIOR - APARTMENT BUILDING

                                    AREA MAP

                                     [MAP]

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 6
LAKE FOREST, OMAHA, NEBRASKA

                                NEIGHBORHOOD MAP

                                     [MAP]

HIGHEST AND BEST USE:
  As Vacant:                   Hold for future multi-family development
  As Improved:                 Continuation as its current use

METHOD OF VALUATION:           In this instance, the Sales Comparison and Income
                               Approaches to value were utilized.

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 7
LAKE FOREST, OMAHA, NEBRASKA

PART TWO - ECONOMIC INDICATORS

                                            Amount            $/Unit
                                        -------------       ----------
INCOME CAPITALIZATION APPROACH

DIRECT CAPITALIZATION

Potential Rental Income                 $2,171,520          $6,960
Effective Gross Income                  $2,284,838          $7,323
Operating Expenses                      $1,109,522          $3,556          48.6% of EGI
Net Operating Income:                   $1,112,916          $3,567

Capitalization Rate                     9.25%
DIRECT CAPITALIZATION VALUE             $11,900,000 *       $38,141 / UNIT

DISCOUNTED CASH FLOW ANALYSIS:
Holding Period                          10 years
2002 Economic Vacancy                   9%
Stabilized Vacancy & Collection Loss:   8%
Lease-up / Stabilization Period         N/A
Terminal Capitalization Rate            10.00%
Discount Rate                           11.50%
Selling Costs                           2.00%
Growth Rates:
  Income                                3.00%
  Expenses:                             3.00%
DISCOUNTED CASH FLOW VALUE              $12,400,000 *       $39,744 / UNIT

RECONCILED INCOME CAPITALIZATION VALUE  $12,200,000         $39,103 / UNIT

SALES COMPARISON APPROACH

PRICE PER UNIT:
  Range of Sales $/Unit (Unadjusted)    $29,545 to $48,817
  Range of Sales $/Unit (Adjusted)      $37,444 to $40,615
VALUE INDICATION - PRICE PER UNIT       $12,100,000 *       $38,782 / UNIT

EGIM ANALYSIS
  Range of EGIMs from Improved Sales    5.27 to 6.08
  Selected EGIM for Subject             5.40
  Subject's Projected EGI               $2,284,838
EGIM ANALYSIS CONCLUSION                $12,200,000 *       $39,103 / UNIT

NOI PER UNIT ANALYSIS CONCLUSION        $11,900,000 *       $38,141 / UNIT

RECONCILED SALES COMPARISON VALUE       $12,000,000         $38,462 / UNIT

----------------------

* Value indications are after adjustments for concessions, deferred maintenance, excess land and lease-up costs, if any.

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 8
LAKE FOREST, OMAHA, NEBRASKA

PART THREE - SUMMARY OF VALUE CONCLUSIONS

SALES COMPARISON APPROACH:
  Price Per Unit                         $12,100,000
  NOI Per Unit                           $11,900,000
  EGIM Multiplier                        $12,200,000
INDICATED VALUE BY SALES COMPARISON      $12,000,000  $38,462 / UNIT

INCOME APPROACH:
  Direct Capitalization Method:          $11,900,000
  Discounted Cash Flow Method:           $12,400,000
INDICATED VALUE BY THE INCOME APPROACH   $12,200,000  $39,103 / UNIT

RECONCILED OVERALL VALUE CONCLUSION:     $12,200,000  $39,103 / UNIT

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 4
NOB HILL VILLA, NASHVILLE, TENNESSEE

                                EXECUTIVE SUMMARY

PART ONE - PROPERTY DESCRIPTION

PROPERTY NAME:                 Nob Hill Villa
LOCATION:                      180 Wallace Road
                               Nashville, Tennessee

INTENDED USE OF ASSIGNMENT:    Court Settlement
PURPOSE OF APPRAISAL:          "As Is" Market Value of the Fee Simple Estate
INTEREST APPRAISED:            Fee simple estate

DATE OF VALUE:                 May 5, 2003
DATE OF REPORT:                July 2, 2003

PHYSICAL DESCRIPTION - SITE & IMPROVEMENTS:
SITE:
     Size:                     18.02 acres, or 784,951 square feet
     Assessor Parcel No.:      134-130-239
     Floodplain:               Community Panel No. 47037C3054F (April 20, 2001)
                               Flood Zone X, an area outside the floodplain.
     Zoning:                   RM-20 (Medium to High Density Apartment District)

BUILDING:
     No. of Units:             472 Units
     Total NRA:                378,800 Square Feet
     Average Unit Size:        803 Square Feet
     Apartment Density:        26.2 units per acre
     Year Built:               1971

UNIT MIX AND MARKET RENT:


                          GROSS RENTAL INCOME PROJECTION

                         Square              Market Rent          Monthly           Annual
Unit Type                 Feet           Per Unit     Per SF      Income            Income
1Br/1Ba -1A10             650              $420        $0.65      $97,440         $1,169,280
2Br/2Ba -2A20             950              $530        $0.56      $127,200        $1,526,400
                                                       Total      $224,640        $2,695,680

OCCUPANCY:                                 93%
ECONOMIC LIFE:                             45 Years
EFFECTIVE AGE:                             25 Years
REMAINING ECONOMIC LIFE:                   20 Years
SUBJECT PHOTOGRAPHS AND LOCATION MAP:

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 5
NOB HILL VILLA, NASHVILLE, TENNESSEE

                              SUBJECT PHOTOGRAPHS

[PICTURE OF UNIT TYPE FACADE]                            [PICTURE OF UNIT TYPE]

                                     [MAP]

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 6
NOB HILL VILLA, NASHVILLE, TENNESSEE

                                      [MAP]

HIGHEST AND BEST USE:
     As Vacant:                   Hold for future multi-family development
     As Improved:                 Continuation as its current use

METHOD OF VALUATION:              In this instance, the Sales Comparison and
                                  Income Approaches to value were utilized.

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 7
NOB HILL VILLA, NASHVILLE, TENNESSEE

PART TWO - ECONOMIC INDICATORS

INCOME CAPITALIZATION APPROACH

DIRECT CAPITALIZATION                                       AMOUNT                          $/UNIT
---------------------                                       ------                          ------
Potential Rental Income                                  $  2,695,680                   $ 5,711

Effective Gross Income                                   $  2,765,952                   $ 5,860
Operating Expenses                                       $  1,490,578                   $ 3,158                  53.9% of EGI
Net Operating Income:                                    $  1,157,374                   $ 2,452

Capitalization Rate                                              9.50%
DIRECT CAPITALIZATION VALUE                              $ 12,200,000 *                 $25,847 / UNIT

DISCOUNTED CASH FLOW ANALYSIS:
Holding Period                                             10 years
2002 Economic Vacancy                                              11%
Stabilized Vacancy & Collection Loss:                              10%
Lease-up / Stabilization Period                              N/A
Terminal Capitalization Rate                                    10.50%
Discount Rate                                                   12.00%
Selling Costs                                                    2.00%
Growth Rates:
       Income                                                    3.00%
       Expenses:                                                 3.00%
DISCOUNTED CASH FLOW VALUE                               $ 12,400,000 *                 $26,271 / UNIT

RECONCILED INCOME CAPITALIZATION VALUE                   $ 12,400,000                   $26,271 / UNIT

SALES COMPARISON APPROACH

PRICE PER UNIT:
       Range of Sales $/Unit (Unadjusted)                $     26,844 to $69,167
       Range of Sales $/Unit (Adjusted)                  $     23,045 to $27,667
VALUE INDICATION - PRICE PER UNIT                        $ 12,300,000 *                 $26,059 / UNIT

EGIM ANALYSIS
       Range of EGIMs from Improved Sales                        4.82 to 6.60
       Selected EGIM for Subject                                 4.50
       Subject's Projected EGI                           $  2,765,952
EGIM ANALYSIS CONCLUSION                                 $12,400,000 *                  $26,271 / UNIT

NOI PER UNIT ANALYSIS CONCLUSION                         $12,700,000 *                  $26,907 / UNIT

RECONCILED SALES COMPARISON VALUE                        $12,400,000                    $26,271 / UNIT

------------------
* Value indications are after adjustments for concessions, deferred maintenance, excess land and lease-up costs, if any.

AMERICAN APPRAISAL ASSOCIATES, INC.                    EXECUTIVE SUMMARY  PAGE 8
NOB HILL VILLA, NASHVILLE, TENNESSEE

PART THREE - SUMMARY OF VALUE CONCLUSIONS

SALES COMPARISON APPROACH:
     Price Per Unit                                      $12,300,000
     NOI Per Unit                                        $12,700,000
     EGIM Multiplier                                     $12,400,000
INDICATED VALUE BY SALES COMPARISON                      $12,400,000                    $26,271 / Unit

INCOME APPROACH:
     Direct Capitalization Method:                       $12,200,000
     Discounted Cash Flow Method:                        $12,400,000
INDICATED VALUE BY THE INCOME APPROACH                   $12,400,000                    $26,271 / Unit


RECONCILED OVERALL VALUE CONCLUSION:                     $12,400,000                    $26,271 / Unit

AMERICAN APPRAISAL ASSOCIATES, INC.                    EXECUTIVE SUMMARY  PAGE 4
POST RIDGE, NASHVILLE, TENNESSEE

                               EXECUTIVE SUMMARY

PART ONE - PROPERTY DESCRIPTION

PROPERTY NAME:                  Post Ridge
LOCATION:                       595 Hicks Road
                                Nashville, Tennessee

INTENDED USE OF ASSIGNMENT:     Court Settlement
PURPOSE OF APPRAISAL:           "As Is" Market Value of the Fee Simple Estate
INTEREST APPRAISED:             Fee simple estate

DATE OF VALUE:                  May 7, 2003
DATE OF REPORT:                 July 2, 2003

PHYSICAL DESCRIPTION - SITE & IMPROVEMENTS:
SITE:
     Size:                      26.64 acres, or 1,160,438 square feet
     Assessor Parcel No.:       128-00-0-099
     Floodplain:                Community Panel No. 47037C0308F (April 20, 2001)
                                Flood Zone X, an area outside the floodplain.
  Zoning:                       R-15 (Medium to High Density Apartment District)

BUILDING:
     No. of Units:              150 Units
     Total NRA:                 223,340 Square Feet
     Average Unit Size:         1,489 Square Feet
     Apartment Density:         5.6 units per acre
     Year Built:                1972

UNIT MIX AND MARKET RENT:

                         GROSS RENTAL INCOME PROJECTION

                                   Market Rent
                    Square      ------------------    Monthly     Annual
Unit Type            Feet       Per Unit    Per SF    Income      Income
---------           ------      --------    ------   --------   ----------
  2Br/2Ba - 2A20     1,375        $700      $0.51    $ 39,200   $  470,400
2Br/2.5Ba - 2A25     1,280        $750      $0.59    $ 15,750   $  189,000
  2Br/3Ba - 2A30     1,580        $790      $0.50    $ 18,960   $  227,520
  3Br/2Ba - 3A20     1,550        $780      $0.50    $ 18,720   $  224,640
3Br/2.5Ba - 3A25     1,550        $850      $0.55    $ 10,200   $  122,400
  3Br/3Ba - 3A30     1,980        $990      $0.50    $ 12,870   $  154,440
                                            Total    $115,700   $1,388,400

OCCUPANCY:                             98%
ECONOMIC LIFE:                         45 Years
EFFECTIVE AGE:                         25 Years

AMERICAN APPRAISAL ASSOCIATES, INC.                    EXECUTIVE SUMMARY  PAGE 5
POST RIDGE, NASHVILLE, TENNESSEE

REMAINING ECONOMIC LIFE:         20 Years
SUBJECT PHOTOGRAPHS AND LOCATION MAP:

                               SUBJECT PHOTOGRAPHS

[UNIT TYPE FACADE PICTURE]                                   [UNIT TYPE PICTURE]

                                   [AREA MAP]

AMERICAN APPRAISAL ASSOCIATES, INC.                    EXECUTIVE SUMMARY  PAGE 6
POST RIDGE, NASHVILLE, TENNESSEE

                               [NEIGHBORHOOD MAP]

HIGHEST AND BEST USE:
     As Vacant:                Hold for future multi-family development
     As Improved:              Continuation as its current use

METHOD OF VALUATION:           In this instance, the Sales Comparison and Income
                               Approaches to value were utilized.

AMERICAN APPRAISAL ASSOCIATES, INC.                    EXECUTIVE SUMMARY  PAGE 7
POST RIDGE, NASHVILLE, TENNESSEE

PART TWO - ECONOMIC INDICATORS

INCOME CAPITALIZATION APPROACH

DIRECT CAPITALIZATION                        Amount                  $/Unit
Potential Rental Income                     $1,388,400           $9,256
Effective Gross Income                      $1,389,078           $9,261
Operating Expenses                          $  624,454           $4,163             45.0% of EGI
Net Operating Income:                       $  727,124           $4,847

Capitalization Rate                              10.00%
DIRECT CAPITALIZATION VALUE                 $7,300,000 *         $48,667 / UNIT

DISCOUNTED CASH FLOW ANALYSIS:

Holding Period                               10 years
2002 Economic Vacancy                                9%
Stabilized Vacancy & Collection Loss:                8%
Lease-up / Stabilization Period                 N/A
Terminal Capitalization Rate                     11.00%
Discount Rate                                    12.50%
Selling Costs                                     2.00%
Growth Rates:
Income                                            3.00%
Expenses:                                         3.00%
DISCOUNTED CASH FLOW VALUE                  $7,400,000 *         $49,333 / UNIT

RECONCILED INCOME CAPITALIZATION VALUE      $7,400,000           $49,333 / UNIT

SALES COMPARISON APPROACH

PRICE PER UNIT:
   Range of Sales $/Unit (Unadjusted)       $41,538 to $71,552
   Range of Sales $/Unit (Adjusted)         $43,615 to $50,962
VALUE INDICATION - PRICE PER UNIT           $7,200,000 *         $48,000 / UNIT

EGIM ANALYSIS
  Range of EGIMs from Improved Sales         5.76 to 6.85
  Selected EGIM for Subject                          5.50
  Subject's Projected EGI                   $   1,389,078
EGIM ANALYSIS CONCLUSION                    $    7,600,000 *       $50,667 / UNIT

NOI PER UNIT ANALYSIS CONCLUSION            $    7,500,000 *       $50,000 / UNIT

RECONCILED SALES COMPARISON VALUE           $    7,500,000         $50,000 / UNIT

----------
* Value indications are after adjustments for concessions, deferred maintenance, excess land and lease-up costs, if any.

AMERICAN APPRAISAL ASSOCIATES, INC.                    EXECUTIVE SUMMARY  PAGE 8
POST RIDGE, NASHVILLE, TENNESSEE

PART THREE - SUMMARY OF VALUE CONCLUSIONS

SALES COMPARISON APPROACH:
     Price Per Unit                                  $7,200,000
     NOI Per Unit                                    $7,500,000
     EGIM Multiplier                                 $7,600,000
INDICATED VALUE BY SALES COMPARISON                  $7,500,000        $50,000 / UNIT

INCOME APPROACH:
     Direct Capitalization Method:                   $7,300,000
     Discounted Cash Flow Method:                    $7,400,000
INDICATED VALUE BY THE INCOME APPROACH               $7,400,000        $49,333 / UNIT

RECONCILED OVERALL VALUE CONCLUSION:                 $7,400,000        $49,333 / UNIT

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 4
RIVER'S EDGE, AUBURN, WASHINGTON

                               EXECUTIVE SUMMARY

PART ONE - PROPERTY DESCRIPTION

PROPERTY NAME:                               River's Edge
LOCATION:                                    1741 22nd Street NE
                                             Auburn, Washington

INTENDED USE OF ASSIGNMENT:                  Court Settlement
PURPOSE OF APPRAISAL:                        "As Is" Market Value of the Fee
                                             Simple Estate
INTEREST APPRAISED:                          Fee simple estate

DATE OF VALUE:                               May 20, 2003
DATE OF REPORT:                              July 2, 2003

PHYSICAL DESCRIPTION - SITE & IMPROVEMENTS:
SITE:
Size:                                        7.73 acres, or 336,719 square feet
Assessor Parcel No.:                         8944130005
Floodplain:                                  Community Panel No. 53033C1254F
                                             (May 16, 1995)
                                             Flood Zone X, an area outside the
                                             floodplain.
Zoning:                                      R4 (Medium to High Density
                                             Apartment District)

BUILDING:

No. of Units:                                120 Units
Total NRA:                                   111,660 Square Feet
Average Unit Size:                           931 Square Feet
Apartment Density:                           15.5 units per acre
Year Built:                                  1976

UNIT MIX AND MARKET RENT:

                         GROSS RENTAL INCOME PROJECTION

                                Market Rent
Unit Type         Square    -------------------      Monthly        Annual
                   Feet     Per Unit     Per SF      Income         Income
----------------------------------------------------------------------------
1Br/1Ba             675      $  610      $ 0.90     $ 14,640     $   175,680
2Br/1Ba             975      $  710      $ 0.73     $ 59,640     $   715,680
3Br/2Ba           1,130      $  850      $ 0.75     $ 10,200     $   122,400
                                         Total      $ 84,480     $ 1,013,760

OCCUPANCY:                                   92%
ECONOMIC LIFE:                               45 Years
EFFECTIVE AGE:                               20 Years
REMAINING ECONOMIC LIFE:                     25 Years

SUBJECT PHOTOGRAPHS AND LOCATION MAP:

AMERICAN APPRAISAL ASSOCIATES, INC.                    EXECUTIVE SUMMARY  PAGE 5
RIVER'S EDGE, AUBURN, WASHINGTON

                               SUBJECT PHOTOGRAPHS

  [PHOTOGRAPH]                                          [PHOTOGRAPH]
EXTERIOR - OFFICE                               EXTERIOR - APARTMENT BUILDING

                                    AREA MAP
                                      [MAP]

AMERICAN APPRAISAL ASSOCIATES, INC.                    EXECUTIVE SUMMARY  PAGE 6
RIVER'S EDGE, AUBURN, WASHINGTON

                                NEIGHBORHOOD MAP
                                      [MAP]

HIGHEST AND BEST USE:
  As Vacant:                            Hold for future multi-family development
  As Improved:                          Continuation as its current use

METHOD OF VALUATION:                    In this instance, the Sales Comparison
                                        and Income Approaches to value were
                                        utilized.

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 7
RIVER'S EDGE, AUBURN, WASHINGTON

PART TWO - ECONOMIC INDICATORS

INCOME CAPITALIZATION APPROACH

DIRECT CAPITALIZATION                                        Amount           $/Unit
---------------------                                        ------           ------
Potential Rental Income                                    $1,013,760         $ 8,448
Effective Gross Income                                     $1,008,230         $ 8,402
Operating Expenses                                         $  386,412         $ 3,220           38.3% of EGI
Net Operating Income:                                      $  591,819         $ 4,932

Capitalization Rate                                              8.00%
DIRECT CAPITALIZATION VALUE                                $7,400,000 *       $61,667 / UNIT

DISCOUNTED CASH FLOW ANALYSIS:

Holding Period                                             10 years
2002 Economic Vacancy                                      9%
Stabilized Vacancy & Collection Loss:                      8.5%
Lease-up / Stabilization Period                            N/A
Terminal Capitalization Rate                               9.00%
Discount Rate                                              10.50%
Selling Costs                                              2.00%
Growth Rates:
  Income                                                   3.00%
  Expenses:                                                3.00%
DISCOUNTED CASH FLOW VALUE                                 $7,400,000 *       $61,667 / UNIT

RECONCILED INCOME CAPITALIZATION VALUE                     $7,400,000         $61,667 / UNIT

SALES COMPARISON APPROACH

PRICE PER UNIT:

  Range of Sales $/Unit (Unadjusted)                         $56,800 to $69,095
  Range of Sales $/Unit (Adjusted)                           $60,617 to $65,463
VALUE INDICATION - PRICE PER UNIT                            $7,600,000 *    $63,333 / UNIT

EGIM ANALYSIS

  Range of EGIMs from Improved Sales                         6.92 to 7.71
  Selected EGIM for Subject                                  7.50
  Subject's Projected EGI                                    $1,008,230
EGIM ANALYSIS CONCLUSION                                     $7,600,000 *       $63,333 / UNIT

NOI PER UNIT ANALYSIS CONCLUSION                             $7,400,000 *       $61,667 / UNIT

RECONCILED SALES COMPARISON VALUE                            $7,600,000         $63,333 / UNIT

----------------------------
* Value indications are after adjustments for concessions, deferred maintenance, excess land and lease-up costs, if any.

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 8
RIVER'S EDGE, AUBURN, WASHINGTON

PART THREE - SUMMARY OF VALUE CONCLUSIONS

SALES COMPARISON APPROACH:
Price Per Unit                                            $7,600,000
NOI Per Unit                                              $7,400,000
EGIM Multiplier                                           $7,600,000
INDICATED VALUE BY SALES COMPARISON                       $7,600,000        $63,333 / UNIT

INCOME APPROACH:
Direct Capitalization Method:                             $7,400,000
Discounted Cash Flow Method:                              $7,400,000
INDICATED VALUE BY THE INCOME APPROACH                    $7,400,000        $61,667 / UNIT

RECONCILED OVERALL VALUE CONCLUSION:                      $7,500,000        $62,500 / UNIT

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 4
VILLAGE EAST, UNINCORPORATED AREA OF EL PASO COUNTY, COLORADO

                                EXECUTIVE SUMMARY

PART ONE - PROPERTY DESCRIPTION

PROPERTY NAME:                   Village East
LOCATION:                        781 Hathaway Drive
                                 Unincorporated area of El Paso County, Colorado

INTENDED USE OF ASSIGNMENT:      Court Settlement

PURPOSE OF APPRAISAL:            "As Is" Market Value of the Fee Simple Estate

INTEREST APPRAISED:              Fee Simple Estate

DATE OF VALUE:                   May 15, 2003
DATE OF REPORT:                  June 28, 2003

PHYSICAL DESCRIPTION - SITE & IMPROVEMENTS:
SITE:
  Size:                          6.15 acres, or 267,894 square feet
  Assessor Parcel No.:           5407407036; 5407407037
  Floodplain:                    Community Panel No. 08041C0754F (March 17,
                                 1997) Flood Zone X, an area outside the
                                 floodplain.
  Zoning:                        R-4 (Planned Development District)

BUILDING:
  No. of Units:                  137 Units
  Total NRA:                     103,095 Square Feet
  Average Unit Size:             753 Square Feet
  Apartment Density:             22.3 units per acre
  Year Built:                    1973

UNIT MIX AND MARKET RENT:

                         GROSS RENTAL INCOME PROJECTION

                        Square             Market Rent              Monthly       Annual
  Unit Type              Feet         Per Unit        Per SF        Income        Income
------------------------------------------------------------------------------------------
1Bd/1Ba                  610            $570          $0.93         $22,800     $  273,600
2Bd/1Ba                  810            $690          $0.85         $49,680     $  596,160
2Bd/1.5Ba Loft           815            $730          $0.90         $18,250     $  219,000
                                                      Total         $90,730     $1,088,760
==========================================================================================

OCCUPANCY:                         63%
ECONOMIC LIFE:                     45 Years
EFFECTIVE AGE:                     23 Years
REMAINING ECONOMIC LIFE:           22 Years
SUBJECT PHOTOGRAPHS AND LOCATION MAP:

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 5
VILLAGE EAST, UNINCORPORATED AREA OF EL PASO COUNTY, COLORADO

                               SUBJECT PHOTOGRAPHS

     [PICTURE]                                                    [PICTURE]
EXTERIOR - ENTRANCE                                         EXTERIOR - LANDSCAPE

                                    AREA MAP
                                     [MAP]

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 6
VILLAGE EAST, UNINCORPORATED AREA OF EL PASO COUNTY, COLORADO

                                NEIGHBORHOOD MAP
                                      [MAP]

HIGHEST AND BEST USE:
  As Vacant:                  Hold for future multi-family development
  As Improved:                Continuation as its current use

METHOD OF VALUATION:          In this instance, the Sales Comparison and Income
                              Approaches to value were utilized.

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 7
VILLAGE EAST, UNINCORPORATED AREA OF EL PASO COUNTY, COLORADO

PART TWO - ECONOMIC INDICATORS

INCOME CAPITALIZATION APPROACH

DIRECT CAPITALIZATION                                     Amount                $/Unit
---------------------                                     ------                ------
Potential Rental Income                                   $1,088,760            $7,947
Effective Gross Income                                    $968,133              $7,067
Operating Expenses                                        $424,472              $3,098              43.8% of EGI
Net Operating Income:                                     $516,262              $3,768

Capitalization Rate                                       9.50%
DIRECT CAPITALIZATION VALUE                               $4,900,000 *          $35,766 / UNIT

DISCOUNTED CASH FLOW ANALYSIS:
Holding Period                                            10 years
2002 Economic Vacancy                                     27%
Stabilized Vacancy & Collection Loss:                     18%
Lease-up / Stabilization Period                           24 months
Terminal Capitalization Rate                              10.00%
Discount Rate                                             12.50%
Selling Costs                                             2.00%
Growth Rates:
  Income                                                  3.00%
  Expenses:                                               3.00%
DISCOUNTED CASH FLOW VALUE                                $4,600,000 *          $33,577 / UNIT

RECONCILED INCOME CAPITALIZATION VALUE                    $4,800,000            $35,036 / UNIT

SALES COMPARISON APPROACH

PRICE PER UNIT:
  Range of Sales $/Unit (Unadjusted)                      $41,282 to $85,514
  Range of Sales $/Unit (Adjusted)                        $38,481 to $45,410
VALUE INDICATION - PRICE PER UNIT                         $5,300,000 *          $38,686 / UNIT

EGIM ANALYSIS
  Range of EGIMs from Improved Sales                      6.23 to 8.64
  Selected EGIM for Subject                               6.25
  Subject's Projected EGI                                 $968,133
EGIM ANALYSIS CONCLUSION                                  $5,500,000 *          $40,146 / UNIT

NOI PER UNIT ANALYSIS CONCLUSION                          $5,400,000 *          $39,416 / UNIT

RECONCILED SALES COMPARISON VALUE                         $5,400,000            $39,416 / UNIT

-----------------------
* Value indications are after adjustments for concessions, deferred maintenance, excess land and lease-up costs, if any.

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 8
VILLAGE EAST, UNINCORPORATED AREA OF EL PASO COUNTY, COLORADO

PART THREE - SUMMARY OF VALUE CONCLUSIONS

SALES COMPARISON APPROACH:
  Price Per Unit                              $5,300,000
  NOI Per Unit                                $5,400,000
  EGIM Multiplier                             $5,500,000
INDICATED VALUE BY SALES COMPARISON           $5,400,000        $39,416 / UNIT

INCOME APPROACH:
  Direct Capitalization Method:               $4,900,000
  Discounted Cash Flow Method:                $4,600,000
INDICATED VALUE BY THE INCOME APPROACH        $4,800,000        $35,036 / UNIT

RECONCILED OVERALL VALUE CONCLUSION:          $5,000,000        $36,496 / UNIT

     Questions and requests for assistance or for additional copies of this Litigation Settlement Offer and the letter of transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the offer.

                      The Information Agent for offer is:

                             THE ALTMAN GROUP, INC.

                                    By Mail:

                                  P.O. Box 238
                              Lyndhurst, NJ 07071

                             By Overnight Courier:

                            1275 Valley Brook Avenue
                              Lyndhurst, NJ 07071

                                    By Hand:

                            1275 Valley Brook Avenue
                              Lyndhurst, NJ 07071

                         For information, please call:

                                 By Telephone:

                           TOLL FREE: (800) 467-0821

                                    By Fax:

                                 (201) 460-0050